    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON __________, 1999
                                                            REGISTRATION NO. ___

                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                               -------------------

                                    FORM SB-2

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                               -------------------

                            THE ALLIANCE GROUP, INC.
                 (Name of small business issuer in its charter)

              OKLAHOMA                        443112                     73-1548771
  -------------------------------    ----------------------------     ------------------
     (STATE OR JURISDICTION OF       (PRIMARY STANDARD INDUSTRIAL     (I.R.S.EMPLOYER
  INCORPORATION  OR ORGANIZATION)     CLASSIFICATION CODE NUMBER)     IDENTIFICATION NO.)

The Alliance Group, Inc.                         Joseph O. Evans
12101 North Meridian                             12101 North Meridian
Oklahoma City, Oklahoma 73120                    Oklahoma City, Oklahoma 73120
Telephone: (405) 748-8888                        Telephone: (405) 748-8888
Facsimile: (405) 516-2345                        Facsimile: (405) 516-2345

(ADDRESS AND TELEPHONE NUMBER OF                 (NAME, ADDRESS AND TELEPHONE
PRINCIPAL EXECUTIVE OFFICES AND                   NUMBER OF AGENT FOR SERVICE)
PRINCIPAL PLACE OF BUSINESS)

                               -------------------

                                    Copies to:

David J. Ketelsleger, Esq.                       Mark A. Robertson, Esq.
McAfee & Taft A Professional Corporation         Robertson & Williams
Tenth Floor, Two Leadership Square               3033 N.W. 63rd
211 North Robinson                               Suite 160
Oklahoma City, Oklahoma 73102                    Oklahoma City, Oklahoma 73116
Telephone: (405) 235-9621                        Telephone: (405) 848-1944
Facsimile: (405) 235-0439                        Facsimile: (405) 843-6707

               Approximate date of proposed sale to the public:
   As soon as practicable after this Registration Statement becomes effective.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                               -------------------

                           CALCULATION OF REGISTRATION FEE

----------------------------------------------------------------------------------------------------------------
TITLE OF EACH CLASS OF    DOLLAR                PROPOSED MAXIMUM       PROPOSED MAXIMUM
SECURITIES TO BE          AMOUNT TO BE          OFFERING PRICE PER     AGGREGATE              AMOUNT OF
REGISTERED                REGISTERED            SHARE                  OFFERING PRICE         REGISTRATION FEE
----------------------------------------------------------------------------------------------------------------
Common Stock, $.01 par       (1)                    (1)                $15,000,000(2)              $4,425
value per share
----------------------------------------------------------------------------------------------------------------

(1)  Omitted pursuant to Rule 457(o).

(2)  Estimated solely for the purpose of calculating the registration fee.

     The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Commission, acting pursuant to said section 8(a), may determine.

         THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                                                          Preliminary Prospectus
                                                               ___________, 1999

                            THE ALLIANCE GROUP, INC.
                    BRINGING PEOPLE AND TECHNOLOGY TOGETHER.

                                     [LOGO]

                         BETWEEN 1,000,000 AND 1,500,000

                             SHARES OF COMMON STOCK

The Alliance Group, Inc.                 We will sell, install and maintain
12101 North Meridian                     telecommunications equipment, including
Oklahoma City, Oklahoma 73120            related software applications, and connect that
Telephone: (405) 748-8888                equipment to the public telephone network.
                                         We will also provide local access, long distance,
                                         internet access and data communications.

                                         This is our initial public offering,
                                         and no public market currently exists
                                         for our shares. The offering price may
                                         not reflect the market price of our
                                         shares after the offering.

                                         Proposed ______________________ Trading
                                         Symbol: ___

-------------------------------------------------------------------------------------------------
                                PER SHARE    1,000,000 SHARE OFFERING    1,500,000 SHARE OFFERING
-------------------------------------------------------------------------------------------------
PRICE TO PUBLIC
  1,000,000 SHARE OFFERING
  1,500,000 SHARE OFFERING

UNDERWRITING DISCOUNTS
  1,000,000 SHARE OFFERING
  1,500,000 SHARE OFFERING

PROCEEDS TO ALLIANCE
  1,000,000 SHARE OFFERING
  1,500,000 SHARE OFFERING

-------------------------------------------------------------------------------------------------

*If the underwriter exercises in full its 30-day option to purchase up to ____ additional shares (minimum offering) or _______ additional shares (maximum offering) to cover over-allotments, the totals would be $___, $___ and $___ for the minimum offering and $___, $___ and $___ for the maximum offering.

**The underwriter is offering the common stock on a firm commitment basis.

                            ------------------------

     THIS INVESTMENT INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD ONLY PURCHASE SHARES IF YOU CAN AFFORD A COMPLETE LOSS. BEFORE INVESTING, YOU SHOULD CAREFULLY READ THIS PROSPECTUS AND ANY SUPPLEMENT, PAYING PARTICULAR ATTENTION TO THE "RISK FACTORS" BEGINNING ON PAGE 5.

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES, OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                            ------------------------

                          CAPITAL WEST SECURITIES, INC.

                         TABLE OF CONTENTS

A SUMMARY OF OUR GOALS, STRATEGY, FINANCIAL      Summary                                                1
HISTORY AND OTHER FACTORS RELEVANT TO YOUR         About this Prospectus                                1
INVESTMENT DECISION.                               Where You Can Find More Information                  1
                                                   About Alliance                                       1
                                                   Business and Growth Strategy                         2
                                                   The Offering                                         3
                                                   Summary Financial Data                               4

IMPORTANT FACTORS YOU SHOULD CONSIDER            Risk Factors                                           5
BEFORE INVESTING.

A SELECTION OF OUR FINANCIAL INFORMATION.        Summary Combined Financial Information                10
                                                 Unaudited Pro Forma Combined Financial
                                                 Statements                                            15

ABOUT ALLIANCE AND OUR RELATIONSHIPS WITH        Business                                              21
THE INTERCONNECT PARTNERS.                         Alliance's Business and Growth Strategy             21
                                                   The Market                                          22
                                                   Products and Services                               23
                                                   The Interconnect Partners                           25
                                                   The Acquisitions                                    26
                                                   Competition                                         29
                                                   Property                                            30
                                                   Employees                                           30
                                                   Legal Proceedings                                   30
                                                   Capitalization                                      31

OUR PLAN OF OPERATIONS DURING THE FIRST          Management's Plan of Operation                        32
12 MONTHS. ABOUT OUR DIRECTORS, EXECUTIVE        Management and Principal Stockholders                 35
OFFICERS, SIGNIFICANT EMPLOYEES AND                Directors, Executive Officers and
PRINCIPAL STOCKHOLDERS.                             Significant Employees                              35
                                                   Compensation                                        37
                                                   Limitation on Directors' and Officers' Liability    37
                                                   Ownership of Management and Principal
                                                    Stockholders                                       38
                                                   Certain Relationships and Related Transactions      39

THE COMMON STOCK.                                Description of Common Stock                           41
                                                   About the Common Stock                              41
                                                   Dividend Policy                                     42
                                                   Use of Proceeds                                     42
                                                   Dilution                                            42
                                                   Market for Common Stock and Shares Eligible for
                                                    Future Sale                                        43
                                                   Transfer Agent                                      44

ABOUT THE UNDERWRITERS, THE ACCOUNTANTS,         The Underwriter and the Plan of Distribution          44
AND THE VALIDITY OF THE COMMON STOCK.              The Underwriting Agreement                          44
                                                   Determining the Offering Price                      46
                                                 Experts                                               46
                                                 Validity of Common Stock                              48

FINANCIAL INFORMATION ABOUT THE                  Index to Financial Statements                        F-1
ALLIANCE GROUP AND OUR PARTNERS.

                                    SUMMARY

     THIS SECTION IS ONLY A SUMMARY AND DOES NOT CONTAIN ALL THE INFORMATION THAT MAY BE IMPORTANT TO YOU. YOU SHOULD READ THE MORE DETAILED INFORMATION CONTAINED LATER IN THIS PROSPECTUS AND ALL OTHER INFORMATION RELATING TO THIS OFFERING AT THE SOURCES IDENTIFIED IN THE PARAGRAPH "WHERE YOU CAN FIND MORE INFORMATION" BELOW.

ABOUT THIS PROSPECTUS

     When we complete this offering, we plan to acquire thirteen companies which sell, install and maintain telephone systems for customers. We will acquire ten of the companies through mergers and three companies through asset acquisitions. The issued and outstanding stock of the merging companies will be converted into cash and common stock of Alliance. Three companies will sell their assets to us in exchange for cash and Alliance common stock. The number of shares of common stock issued in the acquisitions depends on the initial public offering price of the common stock. We estimated the number of shares of common stock issued in the acquisitions to be approximately 348,960 based on an assumed initial public offering price of $12.00 per share.

     In addition to the information in this summary, more detailed information and financial statements appear throughout this prospectus. You should review all of these documents thoroughly before making your investment decision. We have made some forward-looking statements in this prospectus about our plans, objectives, expectations and intentions for Alliance after it acquires the thirteen companies discussed above. These statements contain a certain amount of risk and uncertainty and our actual results may differ significantly from the statements made in this document. Unless we indicate otherwise, the information we provide in this prospectus gives effect to the acquisition of the interconnect companies, reflects a 2,850-for-one stock split and cancellation of certain shares, both effected on April 9, 1999 and assumes that the underwriter's over-allotment option is not exercised.

WHERE YOU CAN FIND MORE INFORMATION

     Because this is our first public offering, we have never been subject to the reporting requirements of the Securities and Exchange Act of 1934. We filed a registration statement on Form SB-2 with the Securities and Exchange Commission under the Securities Act of 1933 describing and discussing the common stock offered in this prospectus. As allowed by the Securities and Exchange Commission, this prospectus, which is part of the registration statement, does not contain all of the information included in the registration statement. Additionally, statements we make in the prospectus about contracts and other documents are not necessarily complete. For more information about Alliance and our common stock, you should read the registration statement and any attached exhibits and schedules.

     You can read and copy our registration statement and any other materials we file with the Securities and Exchange Commission at the Commission's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549 or on the Internet at http://www.sec.gov. You can get information about the operation of the public reference room by calling the Commission at 1-800-SEC-0330.

ABOUT ALLIANCE

     On September 4, 1998, Alliance incorporated under the name Advantage Business Systems, Inc. Advantage was formed to consolidate the operations of certain interconnect companies in Oklahoma. Advantage later changed its name to Alliance. Unless we state otherwise, when we refer to Alliance we are also referring to Advantage.

     The primary business of the thirteen companies we will acquire is selling, installing and maintaining telecommunications equipment and connecting that equipment to the public telephone network. In the telecommunications industry, these companies are called interconnect companies. An interconnect company sells, installs and maintains telephone systems for business customers. Interconnect companies can also represent the customer in dealings with the local telephone company and/or long distance provider. Interconnect companies also sell and install software applications for telephone systems that enhance the features and functions of the telephone equipment.

     Alliance identifies the thirteen interconnect companies it is acquiring as "partners." After joining The Alliance Group, each of the partners will continue operating under its own name through 1999. The partners will also continue to be primarily responsible for their individual businesses and will maintain their business relationships with existing customers.

         Typically, interconnect companies:

         -    Provide and maintain a customer's telephone equipment;

         -    Represent customers in determining service requirements; and

         - Obtain services for the customer through an agency agreement with the local telephone service provider.

     Customer premise equipment means all telecommunications equipment located at the customer's office. This equipment normally consists of the telephone system, telephones, the cabling system on the customer's premises, the telephone company's lines that connect the customer's telephone system to the public network and dedicated lines used for transmitting high-speed data or voice traffic between the customer's equipment and public or private networks. We believe that interconnect companies enjoy the respect of both customers and telephone companies. THE INTERCONNECT COMPANY IS THE CUSTOMER PREMISE EQUIPMENT EXPERT.

BUSINESS AND GROWTH STRATEGY

     Our primary growth strategy will be to acquire interconnect companies in states contiguous to Oklahoma. We believe we can benefit from economies of scale as we consolidate the acquired companies. We can also distribute telecommunication products and services to an increasing number of customers.

         Alliance intends to meet the public's growing demand for
telecommunications services and increase its market share in the regional telecommunications market by:

         - Maintaining customer loyalty through the installation of a customer support center, Internet access to Alliance services and support, and professional training for our customer service representatives.

         - Utilizing the combined customer base of the partners and their cumulative usage of voice and data services to negotiate better terms with providers of local access, long distance, Internet access, and data communications.

         - Utilizing the combined purchasing power of the partners to negotiate greater discounts and increased levels of marketing and technical support with the equipment vendors.

         - Utilizing the combined market share of the partners to position Alliance as a premiere provider of voice, video and data products and services.

THE OFFERING

Common stock offered by Alliance                     _______ to _______ shares.
Common stock to be outstanding after this offering   _______ to _______ shares.

                                       4

Use of proceeds                                     Pay the cash portion of the purchase price for the
                                                    interconnect partners, retire indebtedness incurred
                                                    to finance the acquisitions and this offering and
                                                    general corporate purposes.

Proposed ______________________ Symbol              ____

SUMMARY FINANCIAL DATA

         Each of the interconnect partners will either merge with or sell its assets to a newly formed, wholly-owned subsidiary of Alliance. The acquisitions will occur concurrently with, and as a condition to, the completion of this offering. The following unaudited pro forma combined summary financial data presents certain data for Alliance, for the interconnect partners on an historical combined basis and for Alliance on a pro forma combined basis, as adjusted to give effect to the acquisitions and the offering and the application of the proceeds therefrom. For more information, you should read the Unaudited Pro Forma Combined Financial Statements and notes beginning on page 15.

                                      SUMMARY FINANCIAL DATA
                                                               Period ending
                                                               December 31, 1998
                                                              ---------------------------------------
                                                               Interconnect
                                                                 Partners
                                                                 Historical               Pro Forma
                                                                  Combined    Alliance   as Adjusted
                                                              ---------------------------------------
STATEMENT OF OPERATIONS DATA:
     Net sales                                                  $17,814,781   $--        $ 17,814,781
     Cost of sales                                                8,227,477    --           8,227,477
     Total cost and expenses                                     17,471,509    113,078     18,255,266
     Income (loss) before income taxes                              343,272   (113,078)      (440,485)
     Income tax expense                                            (108,843)   --            (128,403)
     Net income (loss)                                              234,429   (113,078)      (568,888)
     Net loss per share                                                                          (.27)
     Shares used in computing pro forma per share amounts                                   2,074,910

                                                               Period ending
                                                               December 31, 1998
                                                              ---------------------------------------
                                                               Interconnect
                                                                 Partners
                                                                 Historical               Pro Forma
                                                                  Combined    Alliance   as Adjusted
                                                              ---------------------------------------
BALANCE SHEET DATA:
     Cash and cash equivalents                                  $   691,837   $ 79,700   $  3,100,037
     Working capital                                              1,208,452    (57,176)     3,479,776
     Total assets                                                 4,618,905    142,852     18,756,726
     Total long-term debt, including current portion                825,641     34,168        862,409
     Stockholders' equity (deficit)                               1,748,256    (22,076)    15,718,549

                                 RISK FACTORS

         YOU SHOULD CAREFULLY CONSIDER THE FOLLOWING RISK FACTORS AND ALL OTHER INFORMATION CONTAINED IN THIS PROSPECTUS BEFORE BUYING OUR COMMON STOCK.

         WE INCLUDED SOME FORWARD-LOOKING STATEMENTS IN THIS PROSPECTUS ABOUT OUR EXPECTATIONS FOR ALLIANCE AFTER THE ACQUISITIONS. THESE FORWARD-LOOKING STATEMENTS CONTAIN SUBSTANTIAL RISKS AND UNCERTAINTIES WHICH MAY CAUSE OUR ACTUAL RESULTS TO DIFFER SIGNIFICANTLY FROM OUR FORWARD-LOOKING STATEMENTS. YOU CAN IDENTIFY THESE STATEMENTS BY FORWARD-LOOKING WORDS SUCH AS "MAY," "WILL," "EXPECT," "ANTICIPATE," "BELIEVE," "ESTIMATE" AND "CONTINUE" OR SIMILAR WORDS. YOU SHOULD READ STATEMENTS THAT CONTAIN THESE WORDS CAREFULLY BECAUSE THEY:

         -    DISCUSS OUR FUTURE EXPECTATIONS;

         - CONTAIN PROJECTIONS OF OUR FUTURE OPERATING RESULTS OR OF OUR FUTURE FINANCIAL CONDITION; OR

         -    STATE OTHER "FORWARD-LOOKING" INFORMATION.

         WE BELIEVE IT IS IMPORTANT TO COMMUNICATE OUR EXPECTATIONS TO YOU, BUT EVENTS MAY OCCUR IN THE FUTURE OVER WHICH WE HAVE NO CONTROL AND WHICH WE ARE NOT ACCURATELY ABLE TO PREDICT. BEFORE YOU INVEST IN ALLIANCE, YOU SHOULD BE AWARE THAT BUYING OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISK AND ANY OF THE FOLLOWING RISK FACTORS COULD MATERIALLY ADVERSELY AFFECT OUR BUSINESS, OPERATING RESULTS AND FINANCIAL CONDITION AND COULD RESULT IN A COMPLETE LOSS OF YOUR INVESTMENT.

THERE IS INTENSE COMPETITION IN THE TELECOMMUNICATIONS INDUSTRY.

         The industries we are in are highly competitive. We may not be able to compete successfully against current or future competitors. If our competitors lower their prices or we are forced to lower ours, we will be adversely affected.

         Competitors vary in size and in the products and services they offer. Many competitors will have greater financial, technical, marketing and other resources than we do. They may be able to respond more quickly to new or emerging technologies and changes in customer requirements. They may also be able to devote greater resources to the development, promotion and sale of their products and services than we can. We do not believe that a significant number of other companies provide single-source solutions for the data networking, data transport and telecommunications requirements of our target customers, but numerous competitors can provide one or more of those requirements. Many of our competitors also have long-standing relationships with their customers and greater name recognition than Alliance. Our products and services do not necessarily have any particular competitive advantage over other industry participants.

THE TELECOMMUNICATIONS INDUSTRY MAY NOT CHANGE AS WE EXPECT.

         If the products and services we represent are not accepted for any reason, our business will be adversely affected. The market for our products may grow more slowly than we expect. Technologies, customer requirements and industry standards may change rapidly. We must improve our products to keep up with these changes. New or improved products from competitors could make our products less competitive or obsolete.

WE EXPECT OPERATING EXPENSES WILL INCREASE AND THIS COULD ADVERSELY AFFECT US.

         The interconnect partners have been successful in recent years, but we may not continue their success and profitability. We expect our expenses will increase substantially as we:

              -    Increase our sales and marketing activities;

              - Develop our products and technology to keep up with the changes in the telecommunications industry;

              -    Expand our state and regional markets; and

              -    Pursue strategic relationships and acquisitions.

         We expect the net proceeds from this offering to satisfy our capital requirements until our next significant acquisition. However, many factors could cause us to need additional capital sooner. We may not be successful in expanding our markets and our activities may be more expensive than we currently expect. We may not experience any revenue growth in the future, and, in fact, our revenue could decline. As a result, we cannot predict our future operating results with any degree of certainty.

WE CANNOT GROW SUCCESSFULLY IF WE DO NOT INCREASE SALES TO EXISTING CUSTOMERS.

         We plan to grow by selling additional products and services to our existing customers. We will introduce new products and services to the partners' customers. If we cannot coordinate the partners' products and services, or cross-sell products and services economically, we will not be able to grow adequately.

         We depend on the partners' existing customers for future revenues. If the partners' customers do not purchase additional products and services, or do not continue to be customers, our business will be adversely affected. These customers may not purchase additional products, upgrades or professional services.

ALLIANCE AND THE INTERCONNECT PARTNERS HAVE NOT PREVIOUSLY DONE BUSINESS
TOGETHER.

         Alliance has not conducted operations except to complete this offering and the acquisitions. The combined and pro forma combined financial information provided in this prospectus may not indicate Alliance's actual operating results and financial condition for the periods presented if the acquisitions had occurred on the dates indicated. Until we establish centralized accounting, management information and other administrative systems, we must rely on the separate systems of the acquired companies. To be successful, we must centralize systems, eliminate duplication of functions and integrate the businesses we acquire. Systems, hardware and software of some partners may be incompatible with others. Customer and employee turnover occurs regularly during and after acquisitions.

WE DEPEND ON OUR KEY EXECUTIVES AND OPERATING PERSONNEL.

         To be successful, we must keep the services of a small number of key management and operating personnel, including certain sales, technical and marketing personnel. If one or more of these people join a competitor or otherwise compete against Alliance, it could materially hurt our business. These people are employees at will. If we lose people, we may not be able to hire adequate replacements.

         Competition for personnel in the telecommunications and data communications industries is intense. In addition, new employees generally require substantial training. This training will require substantial resources and management attention.

OUR NEW EXECUTIVE TEAM MAY NOT BE ABLE TO MEET OUR BUSINESS OBJECTIVES.

         Almost all of our executive officers, including our nominee for Chief Executive Officer, the President and Chief Operating Officer and the Chief Financial Officer have been employed by Alliance for a relatively short period of time. Since joining Alliance, the new management team has devoted substantial efforts to expanding our sales, marketing and professional services activities. This management team has not worked together previously and may not be able meet our goals.

WE MAY BE UNABLE TO SUCCESSFULLY INTEGRATE THE PARTNERS INTO OUR BUSINESS.

         We will complete the acquisition of the thirteen companies concurrently with closing this offering. We must integrate the businesses and operations of those thirteen companies. If we are unsuccessful our business may be adversely affected. Additionally, we may never achieve the anticipated synergies from the acquisition of the partners, including marketing, distribution or other operational benefits. We may have difficulties in integrating the partners, because the companies are geographically separated, have different corporate cultures and have personnel with different business backgrounds. We could have problems with:

              -    retaining the partners' key employees;

              - standardizing sales quotas, territories and incentive compensation plans for sales personnel; and

              -    keeping the partners' customers.

RISKS ARE INVOLVED IN ACQUIRING COMPANIES.

         We expect to grow by acquiring more companies. Other companies have similar goals and may try to acquire the same companies. Many of our competitors have greater resources than ours and may be willing to pay higher prices than Alliance. The stock of larger public companies may be more acceptable to people who want to sell their companies. Management's attention and resources may focus on acquisitions and cause a loss of existing business. Additionally, past operations of, and unanticipated problems with, acquired businesses pose a great deal of risk. Customer dissatisfaction or performance problems of a single acquired company could harm Alliance's reputation generally. We may not succeed in integrating and profitably managing additional businesses.

         We may rely on common stock, cash, notes or other consideration for future acquisitions. Our ability to use our stock depends on its market value. If we do not use stock, our ability to raise capital from other sources may be limited. Significant additional debt could adversely affect Alliance and the value of the common stock.

OUR BUSINESS DEPENDS ON A CONTINUED MARKET FOR SOUTHWESTERN BELL SERVICES.

         We depend upon the continued use and acceptance of Southwestern Bell as a local telephone service provider. If customers prefer other providers, we will lose business.

OUR BUSINESS DEPENDS SIGNIFICANTLY ON THIRD PARTIES.

         We depend on our relationships with, and the success of, third parties that provide Internet, voice and data services and related equipment and services. We do not know if we will be able to get these services on a competitive basis. Our agreements with these third parties are generally terminable at will. If any of the agreements are terminated, we may not be able to replace those products or services.

THE YEAR 2000 PROBLEM MAY RESULT IN BUSINESS LOSSES.

         If any equipment or software of third-party providers does not recognize the difference between 1900 and 2000, we may incur unexpected expenses to remedy the problem. Additionally, a regional or national failure in the telephone network or power grid could prevent Alliance from servicing its customers and generating revenues. Alliance does not have a contingency plan if any of these events occur.

NO PRIOR MARKET EXISTS FOR OUR STOCK AND PRICES MAY BE VOLATILE.

         Until this offering, no public market for our common stock has existed. We negotiated the initial public offering price with the underwriters. The offering price does not necessarily indicate the price at which the common stock will trade. Stock prices and trading volumes for many telecommunication companies fluctuate for a number of reasons, including some reasons which may be unrelated to their business or results of operation. We intend to list the shares of common stock on the _______________________. However, an active trading market for the common stock may not develop or continue after the offering.

WE DO NOT INTEND TO PAY DIVIDENDS.

         We intend to retain our earnings, if any, to finance business expansion and for general corporate purposes. We do not anticipate paying any cash dividends in the foreseeable future. Additionally, our ability to pay dividends may be restricted by loan or other agreements in the future.

DILUTION WILL AFFECT THE NET TANGIBLE BOOK VALUE OF THE STOCK.

         The initial public offering price is substantially higher than the book value per share of Alliance's common stock. As a result, investors purchasing common stock in this offering will incur immediate dilution of $10.01 in net tangible book value per share of common stock. This dilution figure deducts the estimated underwriting discounts and commissions and estimated offering expenses payable by Alliance from the initial public offering price.

OKLAHOMA LAW MAY RESTRICT POTENTIAL ACQUISITION BIDS FOR ALLIANCE.

         Approximately one-third of our board of directors is elected each year. Members of the board of directors cannot be removed except for cause. The certificate of incorporation permits the board of directors to issue preferred stock with dividend, redemption, conversion and exchange rights selected by the board without prior approval of Alliance stockholders. The difficulty of removing members of the board, and the board's ability to issue preferred stock, could delay or prevent a change of control of Alliance. As a result, these provisions may prevent the market price of Alliance common stock from reflecting the effects of actual or rumored takeover attempts. These provisions may also prevent changes in the management of Alliance.

         Additionally, Oklahoma laws may inhibit potential acquisition bids for Alliance. Oklahoma law prevents Alliance from engaging in a business combination with any interested stockholder for three years following the date that the stockholder became an interested stockholder. A business combination includes a merger or consolidation involving Alliance and the interested stockholder or the sale of more than 10% of Alliance's assets.

         If we have 1,000 or more shareholders and meet other conditions, we will be subject to Oklahoma's control shares act. With exceptions, this act prevents holders of more than 20% of our stock from voting those shares. This at least delays the time it takes anyone to gain control of Alliance. Also, shareholder action by written consent without a meeting requires unanimous shareholder consent.

OUR UNDERWRITER HAS LIMITED UNDERWRITING EXPERIENCE.

         Capital West Securities, Inc. was first registered as a broker-dealer in May 1995. Capital West has participated in only nine public equity offerings as an underwriter, although certain of its employees have had experience in underwriting public offerings while employed by other broker-dealers. Prospective purchasers of the securities offer in this prospectus should consider Capital West's limited underwriting experience in evaluating this offering.

                    SUMMARY COMBINED FINANCIAL INFORMATION

         The following table sets forth the condensed historical financial data of the interconnect partners for the periods ended and as of December 31, 1998, except for Telkey Communications, Inc. and Terra Telecom, Inc., whose information is as of September 30, 1998 and for the twelve months then ended. The financial data of Access Communications Services, Inc., The Alliance Group, Inc., American Telcom, Inc., Banner Communications, Inc., Communication Services, Inc., Telephone and Paging Divisions of EIS Communications, Telkey Communications, Inc., Terra Telecom, Inc. and Travis Business Systems, Inc. are derived from the financial statements of each company, which have been audited by Deloitte & Touche LLP, independent auditors. The financial data of Commercial Telecom Systems, Inc. are derived from its financial statements, which have been audited by Hunter, Atkins & Russell, PLC, independent auditors. The financial data of Nobel Systems, Inc. are derived from its financial statements, which have been audited by Saxon & Knol, P.C., independent auditors. The financial data of Able Communication Incorporated, Perkins Office Machines, Inc. and The Phone Man Sales and Services, Inc. set forth in the "Others" column are derived from the unaudited financial statements of each company, which, in the opinion of each company's management, present fairly the financial condition and results of operations of the company. The table also sets forth the unaudited condensed historical financial data of the interconnect partners and of Alliance on a combined basis. The information should be read in conjunction with the historical financial statements and the Unaudited Pro Forma Combined Financial Statements and the notes thereto included elsewhere in this prospectus.

                             THE ALLIANCE GROUP, INC.
                        HISTORICAL COMBINED BALANCE SHEETS
                                  DECEMBER 31, 1998
                                     (UNAUDITED)


ASSETS                                 AMERICAN      ACCESS       BANNER        CSI           CTS         EIS        NOBEL
                                       ------------------------------------------------------------------------------------
CURRENT ASSETS:
  Cash                                 $ 82,545    $ 187,464    $  13,486    $  26,440    $  54,532   $       *   $       *
  Accounts receivable                   230,324      127,953      148,033       98,354       72,080     239,130      85,237
  Inventory                              25,484       51,820       68,939       32,482       90,902     177,340      51,976
  Other current assets                    2,800        3,864            *            *            *           *           *
                                       --------    ---------    ---------    ---------    ---------   ---------   ---------
        Total current assets            341,153      371,101      230,458      157,276      217,514     416,470     137,213

PROPERTY AND EQUIPMENT,                  75,659      143,044       79,140       45,944       14,843      19,212      32,489
  NET
OTHER ASSETS                                  *      198,977            *          200          610           *           *
                                       --------    ---------    ---------    ---------    ---------   ---------   ---------
TOTAL                                  $416,812    $ 713,122    $ 309,598    $ 203,420    $ 232,967   $ 435,682   $ 169,702
                                       --------    ---------    ---------    ---------    ---------   ---------   ---------
                                       --------    ---------    ---------    ---------    ---------   ---------   ---------

LIABILITIES AND
STOCKHOLDERS' EQUITY

LIABILITIES:

  Accounts payable                     $ 50,751    $ 191,484    $  68,432    $  68,511    $ 137,590   $ 123,327   $  46,083
  Current portion of long-term debt      66,827       73,474       50,073       29,445        4,044      11,064      71,567
  Other current liabilities              87,351       79,595       32,646       51,813      159,341      55,923      16,822
                                       --------    ---------    ---------    ---------    ---------   ---------   ---------
        Total current liabilities       204,929      344,553      151,151      149,769      300,975     190,314     134,472
Long-term debt                                *      116,748       44,807       28,195        7,348      16,581      17,228
                                       --------    ---------    ---------    ---------    ---------   ---------   ---------
        Total liabilities               204,929      461,301      195,958      177,964      308,323     206,895     151,700
STOCKHOLDERS' EQUITY (DEFICIT)          211,883      251,821      113,640       25,456      (75,356)    228,787      18,002
                                       --------    ---------    ---------    ---------    ---------   ---------   ---------

TOTAL                                  $416,812    $ 713,122    $ 309,598    $ 203,420    $ 232,967   $ 435,682   $ 169,702
                                       --------    ---------    ---------    ---------    ---------   ---------   ---------
                                       --------    ---------    ---------    ---------    ---------   ---------   ---------

                             THE ALLIANCE GROUP, INC.
                        HISTORICAL COMBINED BALANCE SHEETS
                                  DECEMBER 31, 1998
                                     (UNAUDITED)


ASSETS                                                                                    INTERCONNECT
                                                                                           PARTNERS               COMBINED
                                        TELKEY       TERRA       TRAVIS       OTHERS       COMBINED   ALLIANCE      TOTAL
                                      -------------------------------------------------------------------------------------
CURRENT ASSETS:
  Cash                                $ 140,053    $  20,946   $  153,409    $  12,962   $  691,837   $  79,700   $  771,537
  Accounts receivable                   154,280      118,120      381,421       63,644    1,718,576           *    1,718,576
  Inventory                              88,748      131,035      485,695        4,971    1,209,392           *    1,209,392
  Other current assets                   19,065            *       46,063          282       72,074       1,933       74,007
                                      ---------    ---------   ----------    ---------   ----------   ---------   ----------
        Total current assets            402,146      270,101    1,066,588       81,859    3,691,879      81,633    3,773,512

PROPERTY AND EQUIPMENT, NET              73,494       64,920      118,640       28,469      695,854      40,721      736,575
OTHER ASSETS                             16,862        8,096        5,884          543      231,172      20,498      251,670
                                      ---------    ---------   ----------    ---------   ----------   ---------   ----------
TOTAL                                 $ 492,502    $ 343,117   $1,191,112    $ 110,871   $4,618,905   $ 142,852   $4,761,757
                                      ---------    ---------   ----------    ---------   ----------   ---------   ----------
                                      ---------    ---------   ----------    ---------   ----------   ---------   ----------

LIABILITIES AND STOCKHOLDERS'
  EQUITY

LIABILITIES:

  Accounts payable                    $  31,364    $ 126,585   $  172,654    $  15,596   $1,032,377   $  32,464   $1,064,841
  Current portion of long-term debt      59,782       59,143            *       13,000      438,419       8,049      446,468
  Other current liabilities              54,701       86,145      382,341        5,953    1,012,631      98,296    1,110,927
                                      ---------    ---------   ----------    ---------   ----------   ---------   ----------
        Total current liabilities       145,847      271,873      554,995       34,549    2,483,427     138,809    2,622,236
  Long-term debt                         24,780       56,362            *       75,173      387,222      26,119      413,341
                                      ---------    ---------   ----------    ---------   ----------   ---------   ----------
        Total liabilities               170,627      328,235      554,995      109,722    2,870,649     164,928    3,035,577
STOCKHOLDERS' EQUITY (DEFICIT)          321,875       14,882      636,117        1,149    1,748,256     (22,076)   1,726,180
                                      ---------    ---------   ----------    ---------   ----------   ---------   ----------

TOTAL                                 $ 492,502    $ 343,117   $1,191,112    $ 110,871   $4,618,905   $ 142,852   $4,761,757
                                      ---------    ---------   ----------    ---------   ----------   ---------   ----------
                                      ---------    ---------   ----------    ---------   ----------   ---------   ----------

                             THE ALLIANCE GROUP, INC.
                     HISTORICAL COMBINED STATEMENT OF OPERATIONS
                        FOR THE YEAR ENDED DECEMBER 31, 1998
                                    (UNAUDITED)



                                          AMERICAN      ACCESS        BANNER        CSI           CTS         EIS         NOBEL
                                          -------------------------------------------------------------------------------------

NET SALES                                $1,168,070   $1,345,576   $1,548,874    $ 807,432   $1,437,932   $2,349,845   $ 953,046

COSTS AND EXPENSES:
  Cost of sales                             463,476      523,506      798,261      350,793      694,385    1,232,744     439,803
  Salaries and benefits                     365,055      523,127      452,068      285,823      386,413      678,442     330,795
  Selling, general and administrative       200,126      234,004      216,801      156,493      133,253      421,877     166,224
  Interest                                    3,028       47,444        6,689        4,335        5,099        2,226       9,729
  Depreciation and amortization              18,802       27,594       28,837       16,799       10,121       15,085      14,926
                                         ----------   ----------   ----------    ---------   ----------   ----------   ---------

        Total costs and expenses          1,050,487    1,355,675    1,502,656      814,243    1,229,271    2,350,374     961,477
                                         ----------   ----------   ----------    ---------   ----------   ----------   ---------
INCOME (LOSS) BEFORE
  INCOME TAXES                              117,583      (10,099)      46,218       (6,811)     208,661         (529)     (8,431)
INCOME TAX (EXPENSE)
  BENEFIT                                   (31,955)       1,515            *            *      (76,316)           *           *
                                         ----------   ----------   ----------    ---------   ----------   ----------   ---------
NET INCOME (LOSS)                        $   85,628   $   (8,584)  $   46,218    $  (6,811)  $  132,345   $     (529)  $  (8,431)
                                         ----------   ----------   ----------    ---------   ----------   ----------   ---------
                                         ----------   ----------   ----------    ---------   ----------   ----------   ---------

                             THE ALLIANCE GROUP, INC.
                     HISTORICAL COMBINED STATEMENT OF OPERATIONS
                        FOR THE YEAR ENDED DECEMBER 31, 1998
                                    (UNAUDITED)

                                                                                            INTERCONNECT
                                                                                              PARTNERS                 COMBINED
                                           TELKEY        TERRA       TRAVIS       OTHERS      COMBINED     ALLIANCE      TOTAL
                                         ----------------------------------------------------------------------------------------
NET SALES                                $1,393,165   $1,956,623   $4,198,047    $ 656,171   $17,814,781           *  $17,814,781

COSTS AND EXPENSES:
  Cost of sales                             566,249    1,052,621    1,771,499      334,140     8,227,477           *    8,227,477
  Salaries and benefits                     476,800      650,889    1,814,593      204,155     6,168,160      63,267    6,231,427
  Selling, general and administrative       249,538      204,014      618,179       81,264     2,681,773      46,983    2,728,756
  Interest                                    7,161       19,747        9,177       11,136       125,771         850      126,621
  Depreciation and amortization              46,874       29,459       43,353       16,478       268,328       1,978      270,306
                                         ----------   ----------   ----------    ---------   -----------  ----------  -----------
        Total costs and expenses          1,346,622    1,956,730    4,256,801      647,173    17,471,509     113,078   17,584,587
                                         ----------   ----------   ----------    ---------   -----------  ----------  -----------
INCOME (LOSS) BEFORE
  INCOME TAXES                               46,543         (107)     (58,754)       8,998       343,272    (113,078)     230,194
INCOME TAX (EXPENSE)
  BENEFIT                                   (11,792)          16        9,689            *      (108,843)          *     (108,843)
                                         ----------   ----------   ----------    ---------   -----------  ----------  -----------
NET INCOME (LOSS)                        $   34,751   $      (91)  $  (49,065)   $   8,998   $   234,429  $ (113,078) $   121,351
                                         ----------   ----------   ----------    ---------   -----------  ----------  -----------
                                         ----------   ----------   ----------    ---------   -----------  ----------  -----------

                   UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

         The following unaudited pro forma combined financial statements give effect to the acquisitions by Alliance of the outstanding capital stock or assets of the interconnect partners. The acquisitions will be accounted for using the purchase method of accounting. Alliance has been identified as the accounting acquirer.

         The unaudited pro forma combined balance sheet gives effect to the acquisitions and the offering as if they had occurred on December 31, 1998. The unaudited pro forma combined statements of operations give effect to these transactions as if they had occurred on January 1, 1998. All of the historical financial information included in the "Interconnect Partners Historical Combined" column below is as of December 31, 1998 and for the twelve months then ended, except for Telkey Communications, Inc. and Terra Telecom, inc, whose information is as of September 30, 1998 and for the twelve months then ended.

         Alliance has preliminarily analyzed the savings that it expects to realize from reductions in salaries and benefits to certain stockholders of the interconnect partners who will not be employees of Alliance. Net reductions have been reflected in the pro forma combined statements of operations for the stockholders and management of the interconnect partners who will not be employed by Alliance and for certain other cost savings, including the overhead allocations made by the parent of one of the interconnect partners. These savings have been offset by the incremental increase in costs related to consulting agreements and Alliance's new management. With respect to other potential cost savings, Alliance has not and cannot quantify these savings until completion of the acquisitions. It is anticipated that these savings will be partially offset by the costs of being a publicly held company. However, these costs, like the savings that they offset, cannot be quantified accurately. Neither these anticipated savings nor the anticipated off-setting costs have been included in the pro forma combined financial statements of Alliance.

         The pro forma adjustments are based on estimates, available information and certain assumptions and may be revised as additional information becomes available. The pro forma combined financial data do not purport to represent what Alliance's financial position or results of operations would actually have been if such transactions in fact had occurred on those dates and are not necessarily representative of Alliance's financial position or results of operations for any future period. Since the interconnect partners were not under common control or management, historical combined results may not be comparable to, or indicative of, future performance. The unaudited pro forma combined financial statements should be read in conjunction with the risk factors starting on page 5 of this prospectus and the financial statements and notes thereto included elsewhere in this prospectus.

                                            THE ALLIANCE GROUP, INC.
                                   UNAUDITED PRO FORMA COMBINED BALANCE SHEET
                                               DECEMBER 31, 1998

                                       Interconnect
                                         Partners                                             Pro Forma
                                        Historical                    Pro Forma                  As
                                         Combined       Alliance     Adjustments    Notes     Adjusted
                                       -----------------------------------------------------------------
ASSETS

Cash                                   $   691,837    $    79,700    $ 2,400,500      1     $ 3,100,037
                                                                         (72,000)     7
Accounts receivable                      1,718,576                                            1,718,576
Inventory                                1,209,392                                            1,209,392
Other current assets                        72,074          1,933                                74,007
                                       -----------------------------------------            -----------
    Total current assets                 3,691,879         81,633      2,328,500              6,102,012

Property and equipment, net                695,854         40,721        (17,800)     7         718,775

Other assets                               231,172         20,498     11,684,269      2      11,935,939
                                       -----------------------------------------            -----------

TOTAL                                  $ 4,618,905    $   142,852    $13,994,969            $18,756,726
                                       -----------------------------------------            -----------
                                       -----------------------------------------            -----------

LIABILITIES AND
 STOCKHOLDERS' EQUITY

LIABILITIES
Accounts payable                       $ 1,032,377    $    32,464                           $ 1,064,841
Accrued expenses                            36,849         18,296                                55,145
Current portion of long-term debt          438,419          8,049                               446,468
Other current liabilities                  975,782         80,000                             1,055,782
                                       -----------------------------------------            -----------

 Total current liabilities               2,483,427        138,809                             2,622,236

Long-term debt                             387,222         26,119          2,600      7         415,941

Other liabilities

STOCKHOLDERS' EQUITY

Common stock                                 9,063          7,610          4,076      1          20,749
Additional paid-in capital                 353,493         83,392     15,373,993      1      15,810,878
Retained earnings                        1,385,700       (113,078)    (1,385,700)     1        (113,078)
                                       -----------------------------------------            -----------

Total stockholders' equity               1,748,256        (22,076)    13,992,369             15,718,549
                                       -----------------------------------------            -----------

TOTAL                                  $ 4,618,905    $   142,852    $13,994,969            $18,756,726
                                       -----------------------------------------            -----------
                                       -----------------------------------------            -----------

                                           THE ALLIANCE GROUP, INC.
                           UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
                                   FOR THE YEAR ENDED DECEMBER 31, 1998

                                       Interconnect
                                         Partners                                             Pro Forma
                                        Historical                    Pro Forma                  As
                                         Combined       Alliance     Adjustments    Notes     Adjusted
                                       -----------------------------------------------------------------

Net Sales                              $17,814,781                                          $17,814,781

Cost of sales                            8,227,477                                            8,227,477
Salaries and benefits                    6,168,160    $    63,267    $  (107,708)     3       6,123,719
Selling, general and administrative      2,681,773         48,961                             2,730,734
Interest                                   125,771            850                               126,621
Depreciation and amortization              268,328                       778,387      4       1,046,715
                                       -----------------------------------------            -----------
Total costs and expenses                17,471,509        113,078        670,679             18,255,266
                                       -----------------------------------------            -----------

Income (loss) before income taxes          343,272       (113,078)      (670,679)              (440,485)
Income tax (expense) benefit              (108,843)                      (19,560)     5        (128,403)
                                       -----------------------------------------            -----------

Net income (loss)                      $   234,429    $  (113,078)   $  (690,239)           $  (568,888)
                                       -----------------------------------------            -----------
                                       -----------------------------------------            -----------
Net loss per share (both basic and
diluted)                                                                              6           (0.27)
                                                                                            -----------
                                                                                            -----------
Number of shares used in
 computing net loss per share                                                                 2,074,910
                                                                                            -----------
                                                                                            -----------

                             THE ALLIANCE GROUP, INC.
         NOTES TO THE UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

General - Acquisition of Interconnect Partners

     Alliance was formed to identify and acquire the interconnect partners. Concurrent with and as a condition of closing this offering, Alliance will acquire the interconnect partners in separate transactions, in exchange for cash and shares of Alliance common stock. The acquisitions will be accounted for using the purchase method of accounting. For purposes of computing the purchase price for accounting purposes, the value of shares is determined using an estimated discounted value of $9.00 per share, which represents a discount of 25 percent from the initial public offering price of $12.00 per share due to restrictions on the sale and transferability of the shares issued.

     The purchase price has been allocated to the interconnect companies' historical assets and liabilities based on their respective carrying values as these carrying values are deemed to represent the discounted value of these assets and liabilities. Alliance has allocated a portion of the purchase price to noncompete agreements based on an analysis prepared by Alliance. The allocations of the purchase price are considered preliminary until such time as the closing of the offering and the acquisitions.

     Neither all of the anticipated savings nor all of the anticipated costs of the acquisitions have been included in the pro forma adjustments because such matters are not presently quantifiable with any degree of certainty. Subsequent to the offering, Alliance believes that it can realize savings from (1) increased productivity of its technical service staff, (2) greater volume discounts from suppliers, and (3) consolidation of insurance programs and other corporate operations, such as financial and management reporting. Integration of the interconnect partners may also present opportunities to reduce costs through the elimination of duplicative functions and through increased employee utilization. However, subsequent to the offering, Alliance will incur additional costs and expenditures for corporate expenses related to being a public company, systems development and corporate administration.

                            THE ALLIANCE GROUP, INC.
         NOTES TO THE UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS
                                 (CONTINUED)


PRO FORMA ADJUSTMENTS

NOTE 1 - To record the assumed $15,740,625 issuance of stock, net of offering costs, from the sale of shares in the offering and from the issuance of stock in the acquisitions as follows:
                                                                                     $  15,000,000
Cash proceeds

Amount of interconnect partners' purchase price payable in stock                         3,140,625
                                                                                     -------------
                                                                                        18,140,625
Offering costs                                                                          (2,400,000)
                                                                                     -------------
Net proceeds                                                                            15,740,625
Less amount of proceeds paid to partners                                               (10,199,500)
Less amount of proceeds paid in stock                                                   (3,140,625)
                                                                                     -------------
Net cash proceeds                                                                    $   2,400,500
                                                                                     -------------
                                                                                     -------------
The equity effect was recorded at an assumed issuance of
1,250,000 shares at $12.00 per share, and 348,960 shares
at a value of $9.00 per share, with a par value of $.01 per
share for Alliance common stock.

Also to eliminate the combined companies' historical combined total equity including $9,063 in common stock and $353,493 in additional paid-in capital.

NOTE 2 - To reflect allocation of the $13,340,125 purchase price of the interconnect partners as follows:

Cost of tangible assets                                                              $   1,655,856
                                                                                     -------------

Identified intangible assets                                                         $   1,694,061
Goodwill                                                                                 9,990,208
                                                                                     -------------
Adjustment to other assets                                                              11,684,269
                                                                                     -------------

Total purchase price                                                                 $  13,340,125
                                                                                     -------------
                                                                                     -------------

Identified intangible assets consist of noncompetition agreements with the interconnect partners' stockholders.


                                      20

NOTE 3 - To reflect:

Expense reductions:
  Salaries and benefits for stockholders of the interconnect
  partners that will not continue subsequent to the acquisition.                     $     689,108

  Overhead allocation from the parent of an interconnect partner
  that will not continue.                                                                  309,333
                                                                                     -------------
Total estimated cost reductions                                                            998,441

Less additional costs resulting from the purchase:
  Consulting agreements with certain interconnect partners.                               (156,000)

  Salaries and benefits for administrative employees of Alliance
  for a twelve month period, net of actual expenses incurred.                             (734,733)

                                                                                     -------------
Pro forma adjustment to salaries and benefits                                        $     107,708
                                                                                     -------------
                                                                                     -------------

NOTE 4 - To reflect amortization of goodwill over periods ranging from 5 to 30 years and identified intangible assets over a four to eight-year period.

NOTE 5 - To reflect the incremental provision for federal and state income taxes, assuming all entities were subject to federal and state income tax and provide the income tax benefit of pro forma net expenses. The adjustment assumes a corporate income tax rate of 38% and that a majority of the goodwill and intangible asset amortization is non-deductible.

NOTE 6 - Unaudited pro forma net loss per share (both basic and diluted) is calculated using 2,074,910 shares of common stock. Shares outstanding include 1,250,000 shares sold pursuant to this offering, 348,960 shares issued to interconnect partners and 475,950 shares owned by the existing shareholders of Alliance following the cancellation of 285,000 shares from an exiting stockholder.

NOTE 7 - To reflect certain asset distributions from certain of the interconnect partners to their stockholders prior to the acquisitions consisting of:

     Cash                         72,000
     Property and equipment       17,800
     Long-term debt                           2,600

                                    BUSINESS

     Alliance was incorporated in Oklahoma on September 4, 1998, under the name Advantage Business Solutions, Inc. We formed Alliance so that we could consolidate the operations of certain interconnect companies in Oklahoma. When we refer to Alliance throughout this prospectus, we are also referring to Advantage Business Solutions.

ALLIANCE'S BUSINESS AND GROWTH STRATEGY

     Our objective is to become a leader in the next evolution of interconnection. Interconnect companies have traditionally served as bridges or integrators between the customers' telecommunications equipment and the public telephone network. Alliance anticipates the interconnect's role as overall solutions provider for the customer's communications requirement expanding to include voice traffic within data networks. Alliance also believes that the nature of the customer-interconnect relationship will put Alliance in a position to provide its customers with best-of-class products and services. At the same time, vendors and suppliers can channel their products through Alliance to its consolidated customer base.

     Alliance's primary growth strategy will be the acquisition of interconnect companies in states contiguous to Oklahoma. Following the acquisitions of the thirteen original interconnect partners, Alliance expects to duplicate that model in the surrounding states. We believe that economies of scale will benefit the company as it utilizes its growing customer base as a means of distributing telecommunication products and services.

     Alliance will maintain its market presence in support of traditional voice offerings, as well as take advantage of the strong demand for emerging technologies in telecommunication equipment and services, such as voice over IP and packet-switching networks. The telecommunications industry has begun to merge traditionally separate networks of voice and data into one consolidated network. Therefore, Alliance will position itself as the integrator or bridge between the communications service provider and the customer, where the Alliance partners currently enjoy the reputation as the customer premise experts.

     We believe that Alliance will gain a significant share of the interconnect-related telecommunications service business in its regional market. We expect economies of scale to benefit Alliance as we utilize our growing customer base to distribute telecommunication products and services. As part of our business strategy, we will concentrate on:

     PROVIDING AN INTEGRATED PORTFOLIO OF SERVICES. We believe that substantial demand exists among customers in our target markets for a "one stop" integrated portfolio of services that meet all of their telephone equipment and related software applications needs. We will bundle a variety of services and provide single-source solutions for data networking, data communication and telecommunications requirements.

     CROSS-SELLING ADDITIONAL SERVICES TO EXISTING CUSTOMERS. Our interconnect partners will become multi-service companies. We believe we can increase our revenues at a relatively minor incremental cost by offering an expanded range of services to the customers of the interconnect partners. We will have a substantial reservoir of prospective business customers that are already familiar with some aspects of our services.

     UTILIZING THE REGIONAL CUSTOMER BASE. We plan to utilize the regional customer base with emerging packet-switched network providers to provide enhanced voice, video and data services and increase our market presence.

     EXPLORING POTENTIAL ACQUISITIONS AND MERGERS. While we expect to grow through expanded sales, service and cross marketing efforts, we believe that there are a number of attractive acquisition candidates in Oklahoma and the surrounding region.

     FOCUSING ON SMALL AND MEDIUM-SIZED CUSTOMERS. We will principally target small and medium-sized business customers, initially in Oklahoma, and then throughout the surrounding region. Growth and spending by these companies, which generally have fewer than 1,000 telephone, modem and fax connections, reflects a trend in the overall economy which shows that small and medium-sized companies are acquiring the technology previously available only to larger companies. These companies are acquiring more sophisticated technology and, as a result, requiring more service and support coverage.

     MARKETING AND CUSTOMER SERVICE. We will seek long-term service contracts with our customers and hope to maintain a low customer attrition rate. We intend to use an information system which provides immediate access to customer service, facility inventory and billing records, allowing seamless provisioning of new service, quick response to service problems and inquiries and a single invoice for all services.

THE MARKET

     The telecommunications industry in the United States is immense and robust. Spending on telecommunications equipment, software and services totaled $406.7 billion in 1997, up 11.3 percent over 1996 -- nearly twice the 5.8 percent rate of growth of the economy as a whole. The need to transmit larger volumes of information, increased spending by small and medium-sized companies, the desire to integrate voice and data, more compatible equipment stemming from the development of standards and the search for cost-effective solutions are among the principal factors fueling the telecommunications industry.

     SERVICES IN SUPPORT OF TELECOMMUNICATIONS EQUIPMENT. As the installed base of high-technology telecommunications equipment rises, demand for services associated with the support of this equipment grows too. Industry spending for these services totaled $82 billion in 1997 and increased by 17.3 percent in 1998. These services include market segments in which Alliance will be positioning itself for future growth, such as:

     - Maintenance and repair;

     - Logistical support;

     - Providing integration of products from different vendors;

     - Technical assistance for hardware and software operations;

     - End-user training; and

     - Information technology consulting.

     EQUIPMENT-BASED SALES. Industry studies indicate that the telephone system markets will continue strong growth fueled by system replacements, add-on lines, new purchases and shifts away from older technology. The majority of shipments and the fastest growth have occurred in companies with fewer that 1,000 telephone, modem and fax connections, reflecting the trend in the overall economy in which small and medium-sized companies are acquiring the technology previously available only to larger companies. This market segment coincides directly with the target market for the Alliance partners. Alliance believes the small to medium-sized companies will directly influence its future growth.

     AGENCY AGREEMENTS FOR LOCAL AND LONG DISTANCE. The regional bell operating carriers were required to establish sales agency programs in 1984 as a prerequisite for the divested Bell operating companies to market network services and terminating equipment jointly. Carriers found that using agents, like the Alliance partners, proved to be a cost-effective way to sell services with commissions ranging from approximately 6% to 15% and, generally, being paid over the life of the contract. Carriers tend to seek out business partners who can add value by providing access to new market segments. Some of the Alliance partners already enjoy a good agency relationship with Southwestern Bell. Alliance would like to enter into similar relationships with long distance carriers and data communication carriers.

     In each of our targeted markets, a number of interconnect companies provide telecommunications services. Consequently, we have numerous opportunities to acquire companies that will supply us with important technical support personnel, as well as management expertise. The interconnect companies' business customers would provide us with a base for further expansion, increased cash flow and product line development.

     In general, an interconnect company has a client base that is considerably more stable than the traditional carrier-driven long distance consumer base. Industry data suggest that interconnect companies have client relationships that last from five to ten years, or longer. On the other hand, long distance companies, on average, retain customers for only 18 months. Accordingly, the foundation of our success will be our partners' relationships with their base of business customers. Many of the business customers have been satisfied clients for years, in several cases for as long as 15 or 20 years. The longevity of these business relationships reflects the integrity and quality of service provided by the partners.

PRODUCTS AND SERVICES

     Each of the interconnect partners has two or three primary lines of telephone equipment they sell and support. However, many of them perform maintenance on three to four times that many different manufacturers' products. This broad base of experience has allowed the interconnect partners to service a wide range of customers and gain expertise in a wide array of communication products.

     Alliance intends to focus on equipment lines that have a broad base of support with the partners, have a strong market share in target market segments and provide equipment that can easily be updated to accommodate new and emerging technologies. Alliance has entered into distribution agreements with some vendors that would not have been available to the partners without Alliance. The Alliance Group has provided the partners with new products to sell their customers and the opportunity to compete in additional geographic areas.

     We will provide important new products and services to our interconnect partners. Some of the partners will enjoy increased margins in their current equipment lines due to the combined purchasing power of two or more partners. We plan to market and support the following products and services through the interconnect partners:

     - Telephone equipment sales and support;

     - Telecommunications network design for medium to large companies and companies having multiple locations, intrastate and/or interstate;

     - Remote management and support of customer premise telephone equipment;

     - Telephone software applications such as:

       (1) Voice mail;

       (2) Unified messaging -- combines voice mail, fax and e-mail to allow users to access all of their messages through the telephone or at their personal computer;

       (3) Interactive voice recognition -- most commonly used in conjunction with large company customer support centers, but is becoming cost effective for small companies; and

       (4) Automated call distribution -- commonly used in call centers for telemarketing applications.

     - Call Center design and installation for telemarketing;

     - Video conferencing design and installation;

     - Design and installation of structured cabling systems, both copper and fiber.

     - Engineering, installation and administration of local and wide area data networks.

     - Coordinating and providing local access and long distance telephone service.

     NETWORK PROVIDER AGENCY PROGRAM. Alliance will secure the local access, long distance and data communications portion of its business strategy through the network provider agency program. Rather than committing substantial investments to build a facilities-based network, initially, Alliance will secure agent agreements with leading local exchange carriers or competitive local exchange carriers and long distance or inter-exchange carrier companies. The agency program will allow us to focus on building network interfaces into the existing network infrastructure while still allowing us to expand in the future as a facility based operator.

     Under the agency agreements, we expect to be able to represent the carrier's mature product lines with the following benefits:

     - Extensive service offerings, including enhanced product capabilities.

     - Co-branding of the Alliance name alongside the providers.

     - Name recognition and regional marketing support.

     - Competitive cost of services, with equal access to direct sales for promotional and special pricing.

     - Residual income based on net monthly invoice totals.

     - Ability to attract and retain top sales representatives which provides our customers with stable account management.

     Targeted business customers that are not currently clients of the partners may deal with several providers of communication equipment and services. A typical business customer could employ four or more providers to acquire, install and maintain voice and data networks. Each of these providers produces separate invoices, separate contact points for sales and service, and separate pricing based on specific services rather than solution-based pricing. Alliance intends to reduce the number of contacts and provide a single interface for the customer premise equipment.

     A foundational service strategy is to retain customers and increase our business by maintaining a CONSISTENT PRESENCE before the customer and being MORE RESPONSIVE to the customer's needs than have a traditional telephone service providers. The interconnect partners are not the lowest price providers and they generally price their products to permit quality of service and timely response for support. All of the partners enjoy good working relationships with their customers and are trusted to provide sound business advice in the telecommunications area of their businesses.



THE INTERCONNECT PARTNERS

     The Alliance partners will continue to be primarily responsible for their individual businesses and will keep their business relationships with existing customers. The interconnect partners can combine their sales and technical abilities, enabling each of them to provide products and services which are not presently available to them individually. For example, as of the date of this prospectus, four of the interconnect partners sell and install equipment related to data communications. Upon completing the acquisitions and forming The Alliance Group, each of the thirteen partners will be able to provide customers with data communications services.

     As the following descriptions indicate, Alliance's interconnect partners represent a diverse range of telephone products and services and related software applications that complement one another and can be used to build a more complete and solid business base:

     ABLE COMMUNICATION INCORPORATED: Able was incorporated in 1987 and is based in Oklahoma City, Oklahoma. Able provides business communications solutions to small and medium sized business customers. Able is a preferred dealer for the Comdial product line and coordinates the local access services and data cabling requirements for the customers.

     ACCESS COMMUNICATIONS SERVICES, INC.: Access Communications was formed in 1986 and is based in Oklahoma City. Access has 12 employees who sell, install and maintain a wide range of telecommunication products and services. Access is a Panasonic DBS, Mitel and Harris dealer. Access also designs, installs and maintains long distance inter-exchange switch facilities.

     AMERICAN TELCOM, INC.: American Telcom was formed in 1987 and is based in Del City, Oklahoma. American Telcom currently has 11 employees who sell, install and maintain telecommunications systems as well as copper and fiber cabling systems. American services its clients communications needs with a wide variety of products and services. American is an authorized Toshiba and NEC dealer. American is also a Southwestern Bell local service and wireless agent and is an agent for TSR and Pagenet paging services.

     BANNER COMMUNICATIONS, INC.: Banner was established in 1987 and is based in Tulsa, Oklahoma. Banner has 13 employees and is a leading provider of voice and data communicators in northeastern Oklahoma. Banner is a Mitel "Elite" dealer, a Telrad dealer, an NEC associate, an AVT dealer, a NT Right Fax dealer, a Spectralink Wireless dealer and a Lucent Data Value Added Reseller. Banner is also an authorized agent of Southwestern Bell Telephone Company.

     COMMERCIAL TELECOM SYSTEMS, INC.: CTS was incorporated in 1988 and is based in Oklahoma City, Oklahoma. CTS has eight employees who sell, install and maintain telecommunications and data equipment for business customers. CTS is a direct Newbridge distributor that provides digital cross connects, access concentrators and ATM switches. CTS specializes in telemedicine and hospital environments.

     COMMUNICATION SERVICES, INC.: CSI was formed in 1987 and is based in Shawnee, Oklahoma. CSI has 12 employees who sell, install and maintain telecommunications systems and digital cellular services. CSI serves the greater Shawnee area including Oklahoma City with Comdial and Panasonic. CSI is a premiere authorized agent for Southwestern Bell Telephone Company and Southwestern Bell wireless. CSI also serves as a cellular service retailer.

     ELECTRICAL & INSTRUMENT SALES CORP. D/B/A EIS COMMUNICATIONS: EIS was formed in 1975 and is located in Tulsa, Oklahoma. EIS is an authorized dealer for Nortel Norstar and Meridian products and is also a Lucent Technologies representative. EIS also provides Polycom video teleconferencing services and private label paging services.

     NOBEL SYSTEMS, INC.: Nobel was formed in 1984 and is based in Oklahoma City, Oklahoma. Nobel currently has 14 employees who sell, install and maintain telecommunication systems. Nobel is an authorized Comdial, Key-Voice and Active Voice dealer. Nobel also installs equipment in support of local and wide area networks.

     PERKINS OFFICE MACHINES, INC.: Perkins was founded in 1982 and is based in Lawton, Oklahoma. Perkins began selling telephone equipment in 1989. Perkins sells, installs and maintains telephone systems and voice mail systems. Perkins also provides data cabling services for its customers.

     THE PHONE MAN SALES AND SERVICES, INC.: The Phone Man was incorporated in 1987 and is based in

Oklahoma City, Oklahoma. The Phone Man installs, services and maintains telephone systems and communication cabling systems. Some of The Phone Man's customers include a large hospital complex and a multi-location financial institution.

     TELKEY COMMUNICATIONS, INC.: Telkey was incorporated in 1984 and is based in Tulsa, Oklahoma. Telkey has 14 employees who sell, install and maintain telephone systems. Telkey is the exclusive Tadiran dealer in the state of Oklahoma. Telkey's customer base includes large school systems which require a complex network design. Telkey is also an agent for Southwestern Bell and Southwestern Bell wireless.

     TERRA TELECOM, INC.: Terra Telcom was founded in 1980 and is based in Tulsa, Oklahoma. Terra employs 16 people who install and service voice and data equipment for its customers. Terra was the first ITT/Cortelco PBX authorized distributor in the United States. Terra is also an authorized Toshiba dealer and an authorized Southwestern Bell agent.

     TRAVIS BUSINESS SYSTEMS, INC.: Travis Business Systems was formed in 1988, and its headquarters is in Oklahoma City. Travis is the exclusive distributor in Oklahoma for Lanier Worldwide's voice products division and is a Lucent and Inter-tel telephone distributor. Travis is also an exclusive Southwestern Bell agent. Travis employs 39 people and has offices in Tulsa, Dallas, Houston, San Antonio and Springdale, Arkansas featuring its Digital Communications Recording Division for the rapidly expanding call center market. Travis is the third largest interconnect in Oklahoma and was recently recognized as the 31st fastest growing company in Oklahoma.

THE ACQUISITIONS

     THE AGREEMENTS. Alliance entered into definitive agreements with each of the thirteen interconnect partners. Alliance will acquire the assets of Able Communication Incorporated, Electrical & Instrument Sales Corp. and The Phone Man Sales and Service, Inc. by asset purchase and will acquire the assets of the other ten partners by merger. Each acquisition's closing is subject to the closing of this offering and several standard conditions, including accuracy of the representations and warranties made, performance of covenants included in the agreements, execution of employment and consulting agreements by certain employees of the interconnect partners and no material adverse change in the results of operations, financial condition or business of the interconnect partners. Additionally, any or all of the acquisition agreements may be terminated before this offering closes:

     - By the mutual consent of the boards of directors of Alliance and the affected interconnect partner;

     - If the offering and the acquisitions are not closed by May 31, 1999;

     - By the interconnect partner if its schedules to its acquisition agreement are amended to reflect a material adverse change and such amendment is rejected by Alliance; or

     - If a material breach or default under the agreement by one party occurs and is not waived.

     We cannot assure you that the conditions to the closing of all the acquisitions will be satisfied or waived or that each merger will close. For information about the employment and consulting agreements to be entered into by stockholders of the interconnect partners, see the "Employees" paragraph on page 30 of this "Business" section.

     THE CONSIDERATION. The aggregate consideration Alliance is paying in the acquisitions is approximately $13.3 million, which is to be paid $10.2 million in cash and $3.1 million in Alliance common stock. The common stock issued as purchase consideration will be valued at the initial public offering price less a 25% discount due to sale and transferability restrictions. The actual number of shares of common stock to be issued in the acquisitions depends on the initial public offering price. Each merger and asset purchase agreement provides that the number of shares of common stock to be issued will be calculated by dividing the initial public offering price into the designated dollar amount. Alliance will also assume the current liabilities and long-term debt of the partners, issue a limited number of warrants and permit certain distributions to be made by the interconnect partners to their stockholders prior to closing. Alliance determined the amount of consideration it would pay in the acquisitions in arm's length negotiations between its representatives and representatives of each of the respective companies.

     The following table summarizes information relating to the consideration payable to the interconnect partners pursuant to the mergers and asset acquisitions:

                                                                   AMOUNT OF PURCHASE PRICE PAID IN

                                                     CASH                                     STOCK (1)
                                           -------------------------------------------------------------------------------------
COMPANY                                                                    Value at Offering             Discounted Value
                                                                        Price ($12.00 per share)         ($9.00 per share)
                                           -------------------------------------------------------------------------------------
Able Communication
  Incorporated                                   $    15,000                   $   50,000                   $   37,500
Access Communications
  Services, Inc.                                     600,000                      300,000                      225,000
American Telcom, Inc.                                850,000                      250,000                      187,500
Banner Communications, Inc.                        1,275,000                      225,000                      168,750
Commercial Telecom
  Systems, Inc.                                    1,300,000                      100,000                       75,000
Communication Services, Inc.                         200,000                      275,000                      206,250
Electrical & Instrument Sales
  Corp.                                            1,250,000                      500,000                      375,000
Nobel Systems, Inc.                                  385,000                      325,000                      243,750
Perkins Office Machines, Inc.                        187,000                      125,000                       93,750
The Phone Man Sales and
  Service, Inc.                                       37,500                       37,500                       28,125
Telkey Communications, Inc.                          650,000                      350,000                      262,500
Terra Telecom, Inc.                                1,050,000                      450,000                      337,500
Travis Business Systems, Inc.                      2,400,000                    1,200,000                      900,000
                                                 -----------                   ----------                   ----------

TOTAL:                                           $10,199,500                   $4,187,500                   $3,140,625
                                                 -----------                   ----------                   ----------
                                                 -----------                   ----------                   ----------

------------------------------

(1) Total purchase price paid in Alliance stock is the discounted value of the Alliance stock, or $3,140,625. The number of shares to be issued, however, is based on the initial public offering price of the Alliance stock. As a result, the number of shares to be issued to the interconnect partners is approximately 348,960, or $4,187,500 divided by $12.00 per share.

OTHER CONSIDERATION.

     CASH AND STOCK. The agreement between Alliance and Electrical & Instrument Sales Corp. permits an increase in the purchase price by the amount of net current assets existing on the date of closing, but not to exceed $150,000. Electrical & Instrument's cash consideration could also increase by an additional $150,000 if its gross revenues exceed $2,350,000 for the twelve months ended May 31, 1999. Electrical & Instrument's total consideration received will also increase by an additional $50,000 in cash, or $100,000 in Alliance stock, as purchase price for its paging business. Alliance expects that Electrical & Instrument will meet the net asset and gross revenue tests, and will elect to take cash in consideration for its paging business. As a result, the cash consideration reflected as payable to Electrical & Instrument in the table above has been increased by $350,000.

     DEBT. Alliance is assuming certain current liabilities and long-term debt of the partners. As of December 31, 1998, total assumed current liabilities would have been approximately $2.48 million and total assumed long-term debt would have been approximately $390,000, including the assumed debt of a shareholder of Communication Services, Inc., which was approximately $24,000 on December 31, 1998. Although the debt is in the name of the shareholder, the proceeds were used for the benefit of Communications Services, Inc.

     OTHER DISTRIBUTIONS. Banner Communications, Inc. and Perkins Office Machines, Inc. are Subchapter S corporations. Prior to the closing of the acquisitions, both Banner and Perkins will distribute cash to their stockholders, not to exceed the stockholders' individual tax liabilities resulting from the partners' 1998 operations. The distribution for Banner is expected to be no more than $2,500 and the distribution for

     Perkins is expected to be no more than $10,000. Prior to closing, Commercial Telecom Systems, Inc. will distribute cash to its stockholders in an amount equal to the excess of its net worth on the date of closing over its net worth existing on December 31, 1998.

     Able Communication Incorporated, Access Communications Services, Inc., American Telcom, Inc., Banner Communications, Inc. and Travis Business Systems, Inc. will each distribute certain automobiles to their stockholders prior to closing. The stockholders will assume all liabilities and obligations related to the automobiles for a net distribution of approximately $60,000. Access will also distribute a time-share condominium to a shareholder prior to closing. The time-share is valued at approximately $10,500. Also prior to closing, American Telcom will cancel notes receivable from its stockholders and distribute cash and certificates of deposit in the aggregate amount of $99,477.

     Alliance will issue to Commercial Telecom Systems, Inc. 10,000 non-transferable, four-year warrants to purchase common stock exercisable at the initial public offering price. The warrants are exercisable commencing one year after the closing of the acquisitions.

COMPETITION

     Our business is highly competitive. Many companies provide the same products and services that we provide, and many of those companies have greater capital resources and more established reputations than Alliance. We will compete primarily on the basis of pricing, quality of service and customer loyalty. Our ability to compete effectively will depend on our ability to maintain high quality services at prices generally equal to or below those charged by our competitors.

     We believe we are more capable of satisfying our customers' needs than larger providers which are traditionally impersonal and slow to respond to the customers' needs. Additionally, we are better equipped than other smaller service providers because these smaller competitors generally do not have the financial capability to provide a complete range of telecommunication products and services.

PROPERTY

     Our principal administrative, sales, marketing, consulting, education, customer support and research and development facilities are located at 12101 North Meridian, Oklahoma City, Oklahoma 73120. Alliance currently occupies an aggregate of approximately 2,200 square feet of office space in the Oklahoma City facility that is leased on a month-to-month basis. Once Alliance acquires the interconnect partners, it will lease an additional nine facilities in Oklahoma and will own one facility in Shawnee, Oklahoma. We believe that these facilities will exceed our current and future requirements and that certain of these leases will be terminated in accordance with their terms.

EMPLOYEES

     As of April 1, 1999, Alliance had six full-time employees. None of our employees are currently represented by a collective bargaining agreement. We believe that we enjoy good relationships with our employees. The interconnect partners currently have approximately 157 full-time employees, including 19 members of management, 46 in sales and customer service, 71 in technical support and 21 in finance, administration and operations. None of these employees are currently represented by a collective bargaining agreement. We expect that we will have good relationships with employees of the interconnect partners upon their acquisition.

     Several of the interconnect partners' stockholders will execute employment or consulting agreements with Alliance. These agreements are intended to ensure that Alliance retains the goodwill created by each interconnect partner's relationship with its customer base. The employment agreements have terms of three years, provide for aggregate annual base salaries of approximately $900,000, provide for bonuses generally based on performance and include noncompete provisions. The consulting agreements have terms of two years and have aggregate annual payments of $150,000. Consultants will be bound by the two-year noncompete provisions set forth in the acquisition agreements with each of the interconnect partners.

LEGAL PROCEEDINGS

     Neither Alliance nor the interconnect partners are involved in any material legal proceedings nor are they a party to any pending or threatened claim that could reasonably be expected to have a material adverse effect on its financial condition or results of operations.

CAPITALIZATION

     The following table sets forth, as of December 31, 1998, the cash, long-term debt, including current maturities, and capitalization of (i) Alliance on an actual basis, (ii) the interconnect partners on an historical combined basis and (iii) Alliance on a pro forma combined basis to give effect to the acquisitions and the offering and the application of the estimated net proceeds therefrom. This table should be read in conjunction with the Unaudited Pro Forma Combined Financial Statements of Alliance and the related notes included elsewhere in this prospectus.

                                                                     December 31, 1998

                                         ---------------------------------------------------------------------------
                                                                   Interconnect Partners           Alliance
                                                Alliance                 Historic                Pro Forma as
                                                 Actual                  Combined                  Adjusted
                                         ---------------------------------------------------------------------------
Cash                                                   $  79,700                $ 691,837               $ 3,100,037
                                         -----------------------   ----------------------        ------------------
                                         -----------------------   ----------------------        ------------------

Long-term debt; including current
 portion:                                                 34,168                  825,641                   862,409

Stockholders' equity:

 Preferred Stock: $.01 par value,
500,000 shares authorized: no
  shares issued and outstanding                        *                        *                          *

 Common Stock: $.01 par value,
  4,500,000 shares authorized:
  760,950 shares issued and
  outstanding, Alliance; 2,074,910
  shares issued and outstanding
  Company pro forma as adjusted                            7,610                    9,063                    20,749
 Additional paid-in capital                               83,392                  353,493                15,810,878
 Retained earnings                                      (113,078)               1,385,700                  (113,078)
                                         -----------------------   ----------------------        ------------------

  Total stockholders' equity                             (22,076)               1,748,256                15,718,549
                                         -----------------------   ----------------------        ------------------

  Total debt and capitalization                        $  12,092               $2,573,897               $16,580,958
                                         -----------------------   ----------------------        ------------------
                                         -----------------------   ----------------------        ------------------

------------------------------
(1) For a description of each company's debt, see the notes to financial statements of the interconnect partners included elsewhere in this prospectus.

                         MANAGEMENT'S PLAN OF OPERATION

OVERVIEW

     You should read the following discussion and analysis in conjunction with the Unaudited Pro Forma Combined Financial Statements and related notes found elsewhere in this document.

     Alliance is an Oklahoma corporation and was incorporated on September 4, 1998. To date, Alliance has not started its business operations. Alliance does not have any significant assets and has not engaged in any material business operations relating to service associated with the maintenance and installation of equipment. Our activities have been limited to acquiring the interconnect partners, addressing organizational matters, conducting research and due diligence and preparing and filing the registration statement of which this prospectus is a part.

PURPOSE OF ORGANIZATION

     We organized Alliance to consolidate and continue operations of thirteen interconnect partners in Oklahoma in order to (1) take advantage of economies of scale, (2) position the partners' combined customer base as a channel for new products and services and (3) become a leader in the next evolution of interconnect companies by adding value as the bridge or integration between service providers and the business market. If successful, Alliance will gain a competitive advantage in its operating markets, which will allow Alliance to expand its base of operations to the contiguous states surrounding Oklahoma.

PLAN OF OPERATIONS

     Our plan of operations for Alliance throughout the next twelve months includes (1) maintenance of current operations within the individual interconnects, (2) development and installation of supporting information systems, (3) implementation of new service offerings to the customer base,
(4) consolidation of certain operating facilities within the two major metropolitan areas serviced by Alliance and (5) acquisition of additional interconnects in Texas, Arkansas, Missouri or Kansas.

     We will retain at least one of the former business owners as manager in their respective base of business to be responsible for maintaining revenue and profitability. Management is reinforcing a BUSINESS AS USUAL directive for the first few months in order to manage the transition process for the partners' customers and vendors.

     Alliance has contracted with organizational and systems design consultants in order to document current processes and deliver to management a recommendation for best practice in sales and service management. Alliance is in the process of reviewing information systems to support sales and service as well as financial system requirements, project management, call center/technical support and the Internet interface for internal and external users. Alliance is also researching the database requirements to support the consolidation of customer information to include customer premise equipment, system configuration, cabling system, access lines, type of services and software applications.

     Alliance intends to implement new service offerings immediately following the acquisition process. Alliance will prepare the sales staff to offer company-wide local access and long distance services within the first 60 days of consolidated operations. Data communication services, like IP, Frame Relay and ATM, local area and wide area network support and Internet access will soon follow (some individual partners currently provide such services). Additional offerings like unified messaging, interactive-voice response and other sophisticated voice applications will be marketed as sales and technical staff is qualified to support the products.

     We are currently reviewing plans to consolidate technical, sales and support staff within our areas of operation, which include Oklahoma City, Tulsa, Shawnee and Lawton. We have included the partners in operational task groups to determine the most efficient means of consolidating and the most effective means of maintaining customer support and employee morale.

     After we complete the offering and the initial thirteen acquisitions, we will utilize a similar acquisition model in the states surrounding Oklahoma. Already, companies in Texas, Arkansas and Missouri have demonstrated interest in joining The Alliance Group. Much like the original partners, these companies' expressed interest in merging due to the accelerating change in technology and the lack of access to adequate capital to fund growth.

     After completing the offering, we believe we will have adequate cash available to support both the combined operations of the partners and the anticipated expenditures required to complete the consolidation. We will need additional capital in order to fund the consummation of any additional significant acquisitions.

     Our management expects the consolidation phase of our operations to last approximately six to twelve months. Barring any unexpected delays, we expect to consolidate the financial and administrative functions of all of the interconnect partners within this time frame. Alliance will operate each partner's base of business, while one of that partner's original owners serves as business manager. Each partner will be responsible for its own base of business, much like a professional services company. Operating in this manner will allow Alliance to retain the partners' customers, reduce implementation barriers to new service offerings and provide coordination for changes in policy and procedure.

     We do not anticipate any significant reduction in employees. The growth that we expect to experience should provide opportunities for existing employees, allowing them to accept new or different responsibilities. At the same time, these opportunities may require the employees to obtain additional training. We have already started our training program in order to ensure continued professional training and technical staff certifications. We are also considering using state vocational-technical institutions to ensure adequate staffing in critical support areas, such as engineering, installation and support of voice and data networks.

IMPACT OF YEAR 2000 ISSUE

     The year 2000 issue is the result of computer programs using two digits rather than four digits when defining the year in question. It is possible date-sensitive software may recognize a date using "00" as the year 1900 rather than the year 2000. This mistake in recognition could result in system failures or miscalculations causing disruptions of operations, including a temporary inability to process transactions, send invoices or engage in similar routine business activities.

     COMPANY READINESS. Alliance's and the interconnect partners' information systems are generally maintained on personal computers using packaged software from outside vendors. Management believes that such systems are year 2000 compliant. If not, management believes that most of the tasks performed by the systems can be temporarily performed manually, and that any costs necessary to upgrade or replace noncompliant systems will be insignificant.

     READINESS OF OTHERS. It is possible that noncompliance with year 2000 issues of other companies, including but not limited to the regional or national telephone network or power grid, could delay Alliance's provision of services to, or receipt of revenues from, its customers. Alliance and the interconnect partners do not provide any assurance of year 2000 compliance for the equipment they sell or install. Upon request, the interconnect partners have provided their customers year 2000 compliance documentation from the equipment manufactures. Alliance will continue to communicate with the telephone equipment manufacturers to coordinate year 2000 compliance.

     The interconnect partners regularly warrant the equipment and software they sell. Alliance is presently investigating its potential liability for noncompliant equipment and software which is (1) under a manufacturer's warranty, (2) under an extended warranty of the interconnect partner, or (3) not under a warranty of any kind. Presently, Alliance does not believe it will have any material liability under these warranties.

     CONTINGENCY PLANS. Alliance has no contingency plan for conversion of its own equipment or business application software, and none will be formulated. With regard to contingency plans for the failure, or possible failure, of others, each major source of revenues or services will be handled on a case-by-case basis, with full preparedness by December 31, 1999.

                    MANAGEMENT AND PRINCIPAL STOCKHOLDERS

DIRECTORS, EXECUTIVE OFFICERS AND SIGNIFICANT EMPLOYEES

     The following table sets forth certain information concerning each of Alliance's directors and executive officers and certain other significant employees. The board of directors consists of one director serving as one of the three classes of directors serving staggered terms. Alliance expects to nominate two or more directors to fill the second and third classes prior to closing this offering. Directors and executive officers of Alliance are elected to serve until they resign or are removed, or are otherwise disqualified to serve, or until their successors are elected and qualified. Directors of Alliance are elected at the annual meeting of the stockholders and the board of directors appoints the officers shortly after each annual meeting of stockholders.

                                                                               DIRECTOR
                                                                                 TERM
        NAME                AGE(1)               POSITION(S)                    EXPIRES
-----------------------   ---------    -------------------------------------   --------
DIRECTORS AND OFFICERS
Ricky Naylor                           Chairman of the Board; Director           2001
Larry Travis (2)                       Chief Executive Officer
William J. Hartwig                     President and Chief Operating Officer
Joseph O. Evans                        Chief Financial Officer and Secretary
Debra G. Morehead                      Chief Accounting Officer

SIGNIFICANT EMPLOYEES
Roger Clanton                          Vice President - Sales and Marketing
Becky Brittain                         Major Accounts Manager
Don DeWald                             Network Technical Services Manager

------------------------------

(1) Ages as of April 1, 1999.

(2) Mr. Travis is presently President of Travis Business Systems, Inc., an interconnect partner. Mr. Travis has agreed to be the Chief Executive Officer and a director of Alliance upon completion of this offering and the acquisitions.

     RICKY NAYLOR, CHAIRMAN OF THE BOARD. Mr. Naylor has served as a Director of Alliance since September 8, 1998, and as Chairman of the Board of Alliance since March 26, 1999. Mr. Naylor has devoted all his prior efforts to serving as President and a Director of one or more of the Naylor Companies. The Naylor Companies presently include Naylor Concrete, Naylor Concrete and Steel, Milestone General Contractors, Milestone Real Estate, Interstate Consulting and Prestige Investments, Inc. Mr. Naylor serves as Chairman of the Board of the National Christian Collegiate Athletic Association.

     LARRY TRAVIS, CHIEF EXECUTIVE OFFICER. Mr. Travis has served as President and Chief Executive Officer of Travis Business Systems since 1988 and has served as President of Digital Transcription Systems, Inc. since 1992. Mr. Travis is on the Board of Directors of Milner Business Products, a computer and telephone interconnect company in Atlanta, Georgia. Mr. Travis is also a board member of The Independent Distributor Association and has served as President of the Independent Distributor Association twice. Mr. Travis is a current board member of Medical Transcription Industry Alliance and is a former Vice President National Sales Manager for Lanier Worldwide in Atlanta, Georgia. Mr. Travis is a graduate of Texas A&M Commerce with a BBA in marketing.

     WILLIAM J. HARTWIG, PRESIDENT AND CHIEF OPERATING OFFICER. Mr. Hartwig has served as President and Chief Operating Officer of Alliance since March 26, 1999, and served as Vice President-Operations of Alliance from November, 1998 to March 26, 1999. From 1991 to 1998, Mr. Hartwig served as Systems Development Manager for Braum's Ice Cream and Dairy Stores. Mr. Hartwig also managed Braum's telecommunications requirements over a five-state area, with over 270 locations. Mr. Hartwig also installed technologies related to networking, cabling, telecommunications and personal computer hardware, including the installation and maintenance of token-ring, Ethernet and TCP/IP topologies, Unix, Novell, and NT Networks, Cisco, 3Com, Ascend routers, PBX and voice mail systems, T1 and ISDN communications and structured cabling systems. Prior to his time at Braum's, Mr. Hartwig was Contracting and Billing Manager for AAR Oklahoma, Inc. where he managed a department that provided contract administration, job costing, contract billing and sales accounting for five aviation division offices. Mr. Hartwig holds a B.S. in Business Administration from the University of Central Oklahoma and also has earned several technical certifications.

     JOSEPH O. EVANS, CHIEF FINANCIAL OFFICER AND SECRETARY. Mr. Evans has served as Chief Financial Officer and Secretary of Alliance since November, 1998. From 1997 to 1998, Mr. Evans served as Senior Vice President and Financial Advisor of Energy Lending for the First National Bank of Commerce in New Orleans, Louisiana. Prior to 1997, Mr. Evans practiced as an audit partner of Deloitte & Touche LLP, with an emphasis in SEC practice. From 1990 to 1997, Mr. Evans served as an Associate Professional Practice Director for the Oklahoma practice of Deloitte & Touche LLP, related to technical accounting and auditing issues and quality control. Mr. Evans is a Certified Public Accountant and holds a B.S. in Accounting from the University of Central Oklahoma.

     DEBRA G. MOREHEAD, CHIEF ACCOUNTING OFFICER. Ms. Morehead has served as Chief Accounting Officer of Alliance since September 8, 1998. Ms. Morehead has served as controller of The Naylor Companies since May of 1998. Prior to that time, Ms. Morehead was a partner at the accounting firm of Olson & Potter, CPA's. Ms. Morehead is an Certified Public Accountant and received a B.S. in accounting from the University of Central Oklahoma.

     ROGER CLANTON, VICE PRESIDENT SALES AND MARKETING. Mr. Clanton has served as Vice President Sales and Marketing for Alliance since March 1, 1999. Mr. Clanton was with AT&T prior to joining Alliance, where he managed the implementation of advanced communication services for a critical large market account. From 1987 to 1998, Mr. Clanton served as Major Account Manager for Sprint. During his tenure with Sprint, he managed Sprint's largest accounts in Oklahoma City and Tulsa, Oklahoma.

     BECKY BRITTAIN, MAJOR ACCOUNTS MANAGER. Ms. Brittain became Major Accounts Manager for Alliance on March 1, 1999. Prior to that date, Ms. Brittain was employed as Major Account Executive for Williams Communications and Major Account Manager for GTE, Inc. Ms. Brittain also served as National Accounts Manager, System Designer and Management Information Systems with Nortel, Siemens Rolm and MCI.

     DON DEWALD, NETWORK TECHNICAL SERVICES MANAGER. Mr. DeWald was appointed Network Technical Services Manager on March 1, 1999. Prior to that date, Mr. DeWald was Manager of Engineering Services for Global Data. From 1996 to 1997, Mr. DeWald served as Systems Engineer for Precision Computer Services in Oklahoma City. From 1992 to 1996, Mr. DeWald served as Technology Trainer and Developer for Wave Technologies. As Technology Trainer and Developer, Mr. DeWald wrote several training manuals for topics on computer networking and TCP/IP and was selected by Wave to teach their initial offerings of administration and advanced administration for Novell NetWare. Mr. DeWald is a Master Certified Novell Engineer and a Microsoft Certified Systems Engineer.



COMPENSATION

     EXECUTIVE OFFICERS. Alliance has not conducted any operations except those related to the acquisitions and this offering. In 1998, Alliance paid its Chief Executive Officer, David W. Aduddell, $33,615, plus a car allowance. In 1999, Alliance paid David Aduddell $44,500, plus a car allowance. See "Management and Principal Stockholders - Certain Relationships and Related Transactions" for a discussion of why Mr. Aduddell is no longer Alliance's Chief Executive Officer. We expect the following people to be the only executive officers of Alliance to receive compensation in excess of $100,000 in 1999. Their expected base salaries are:

NAME                             TITLE                                     ANNUAL COMPENSATION
----                             -----                                     -------------------
Larry Travis                     Chief Executive Officer                   $
William J. Hartwig               President and Chief Operating Officer     $
Joseph O. Evans                  Chief Financial Officer                   $

     DIRECTORS. Directors of Alliance who are also employees will not receive directors' fees. Alliance will pay non-employee directors fees of $1,000 for each board meeting attended and will reimburse the directors for reasonable out-of-pocket travel expenditures.

LIMITATION ON DIRECTORS' AND OFFICERS' LIABILITY

     Alliance's Certificate of Incorporation provides for the indemnification of officers and directors to the fullest extent permitted by the Oklahoma General Corporation Act.

     All of the Company's directors and officers will be covered by insurance policies maintained by it against certain liabilities for actions taken in their capacities as such.

     Pursuant to the underwriting agreement filed as an exhibit to the registration statement, the underwriter has agreed to indemnify Alliance, each officer and director of Alliance and each person, if any, who controls Alliance within the meaning of the Securities Act, against certain liabilities resulting from information in this prospectus provided by the underwriter.

     To the extent that indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling person of Alliance pursuant to its Certificate of Incorporation, Bylaws, Oklahoma law or otherwise, Alliance has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by Alliance of expenses incurred or paid by a director, officer or controlling person of Alliance and the successful defense of any person, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, Alliance will, unless in the opinion of its counsel the matter has been settled by a controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

OWNERSHIP OF MANAGEMENT AND PRINCIPAL STOCKHOLDERS

     The following table sets forth certain information with respect to the beneficial ownership of our common stock as of April 9, 1999 by (a) Alliance's executive officers, (b) each of Alliance's directors (including persons who will become directors upon consummation of the offering), (c) all executive officers and directors of Alliance as a group and (d) each other person (or group of affiliated persons) who we know beneficially owns 5% or more of Alliance's common stock.

                                                 AMOUNT AND NATURE
NAME                                         OF BENEFICIAL OWNERSHIP                        PERCENT
---------------------------------        ---------------------------------     ----------------------------------
                                         Before Offering    After Offering     Before Offering     After Offering
                                               and                and                and                 and
                                          Acquisitions       Acquisitions       Acquisitions        Acquisitions
                                         ---------------    --------------     ---------------     --------------
Ricky Naylor
821 S.W. 66th
Oklahoma City, OK  73139                     452,153            452,153              95%                 22%

Larry Travis
4200 Perimeter Center Drive
Suite 100
Oklahoma City, OK  73112                       --                85,000(1)           --                   4%(1)

William J. Hartwig
12101 North Meridian
Oklahoma City, OK  73120                       --                 --                 --                  --

Joseph O. Evans
12101 North Meridian
Oklahoma City, OK  73120                       --                 --                 --                  --

Debra G. Morehead
821 S.W. 66th
Oklahoma City, OK  73139                       4,759              4,759               1%                < 1%

All officers and directors as
a group (4 persons)                          456,912            285,370              96%                 22%

------------------------------

(1) Mr. Travis is an officer and a director of the general partner of Wylie Limited Partnership. Wylie Limited Partnership is expected to receive 85,000 shares of Alliance common stock from the acquisition of Travis Business Systems, Inc., an investment partner, by Alliance. Mr. Travis owns 25% of the general partner of Wylie Limited Partnership and owns 50% of the limited partnership interests in Wylie Limited Partnership. The remaining interests in the general partner, and limited partner interests in Wylie Limited Partnership, are owned by Mr. Travis' wife and children. Mr. Travis disclaims any beneficial ownership with respect to these interests.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Alliance was incorporated by David Aduddell on September 4, 1998 under the name Advantage Business

Solutions, Inc. Aduddell capitalized Alliance with $10.00 cash and certain intangible personal property, including business plans, organizational documents and economic projections relating to several consolidating company opportunities. Aduddell was the sole shareholder until September 8, 1998, when Advantage Business Solutions, Inc. sold 62.5% of its outstanding stock to Ricky Naylor in exchange for $10.00 cash and a binding agreement to pay Alliance $499,990 upon demand. At March 31, 1999, Naylor had paid Alliance all amounts owed under this agreement.

     David Aduddell is subject to a noncompetition agreement which, (1) if Aduddell is affiliated in any way with Alliance, restricts Alliance's ability to sell local and long distance service and (2) if Alliance sells local and long distance service, restricts Aduddell's ability to own stock in Alliance. Aduddell believed that Alliance could substantially increase its revenues and net income by selling local and long distance services through the interconnect partners' customer bases. Therefore, on April 9, 1999, Aduddell cancelled his 32.5% interest (285,000 shares) in Alliance. Also, on April 9, 1999, David Aduddell resigned as Chief Executive Officer and a director of Alliance to ensure that Alliance's ability to sell local and long distance services would not be restricted by his affiliation with Alliance.

     David Aduddell also owns 33.33% of Access Communications Services, Inc., one of the interconnect partners. Aduddell will receive $100,000 in cash and Alliance common stock equal to $200,000 (estimated to be 16,667 shares) upon the acquisition of Access by Alliance.

     Steve Aduddell is David Aduddell's brother. Steve Aduddell owns 67.67% of Access Communications Services, Inc., one of the interconnect partners. Steve Aduddell will receive $500,000 in cash and Alliance common stock equal to $100,000 (estimated to be 8,333 shares) stock upon the acquisition of Access by Alliance.

     Wylie Limited Partnership is expected to receive 85,000 shares of Alliance common stock from the acquisition of Travis Business Systems, Inc., an interconnect partner, by Alliance. Mr. Travis owns 25% of the general partner of Wylie Limited Partnership and 50% of the limited partnership interests in Wylie Limited Partnership.

     Ricky Naylor has agreed to fund the operations of Alliance prior to the closing of this offering. Any and all amounts loaned to Alliance will be evidenced by a promissory note bearing interest at 10% per year and are payable on the earlier of the closing of this offering or December 31, 1999. This promissory note, together with accrued interest, will be repaid from the proceeds of this offering.

     Alliance's certificate of incorporation provides that all transactions between Alliance or its subsidiaries and a director, officer or other affiliate of Alliance will be void or voidable unless the material facts regarding the relationship and the transaction are disclosed, or are known to the board, and a majority of the disinterested directors in good faith authorize the transaction; or the material facts regarding the relationship and the transaction are disclosed, or are known to the stockholders entitled to vote on the transaction, and a majority of the disinterested stockholders approve the transaction. As a result of these provisions, any future transactions with directors, officers, employees or affiliates of Alliance are anticipated to be minimal and will, in any case, be approved in advance by either a majority of the disinterested directors or disinterested stockholders of Alliance.

                            DESCRIPTION OF COMMON STOCK

ABOUT THE COMMON STOCK

     As of the date of this prospectus, Alliance is authorized to issue 4,500,000 shares of common stock, par value $.01 per share, and 500,000 shares of preferred stock, par value $.01 per share. The summary of the terms of Alliance's authorized and outstanding capital stock found below is qualified in its entirety by reference to Alliance's certificate of incorporation, a copy of which is included as an exhibit to the registration statement of which this prospectus is a part.

     COMMON STOCK. Owners of common stock will be entitled to dividends declared by Alliance's board of directors out of funds legally available. The common stockholders are entitled to one vote per share for the election of directors and other corporate matters. In the event of liquidation, dissolution or winding up, common stockholders would be entitled to share ratably in all of Alliance's assets available for distribution. The common stock carries no preemptive rights. All outstanding shares of common stock are, and the shares of common stock to be sold by Alliance in the offering when issued will be, duly authorized, validly issued, fully paid and nonassessable. We are making application to list the common stock on the
____________________.

     PREFERRED STOCK. The board of directors is authorized to issue from time to time, without stockholder authorization, in one or more designated series, 500,000 shares of preferred stock with such dividend, redemption, conversion, liquidation and exchange provisions as are provided in the particular series. Except as expressly provided by law, or except as may be provided by resolution of the board of directors, the preferred stock shall have no right or power to vote on any question or in any proceeding or to be represented at, or to receive notice of, any meeting of Alliance's stockholders. No shares of preferred stock are issued or outstanding and the board of directors has no present plans to issue any of the preferred stock.

     POSSIBLE ANTI-TAKEOVER EFFECTS. The board is divided into three classes. Each class of directors consists, as nearly as possible, of one-third of the total number of directors constituting the entire board. Alliance's bylaws provide that, subject to the rights of the holders of any series of preferred stock, the number of directors may be fixed from time to time by resolution of the board, but will consist of not less than one nor more than nine members. The term for directors in the first class expires at the annual meeting of stockholders to be held in 2000; the initial term for directors in the second class expires at the annual meeting of stockholders to be held in 2001; and the initial term for directors in the third class expires at the annual meeting of stockholders to be held in 2002. A director of Alliance may be removed only for cause and only upon the affirmative vote of the holders of a majority of the outstanding capital stock entitled to vote at an election of directors. The board provisions set forth in Alliance's certificate of incorporation may not be amended without the approval of at least 66 2/3 percent of the voting power of all shares entitled to vote generally in the election of directors, voting together as a single class. The provisions of Alliance's certificate of incorporation and bylaws, together with the ability of the board to issue preferred stock without further stockholder action, could delay or frustrate the removal of incumbent directors and could also discourage or make more difficult a merger, tender offer or proxy contest even if such event would be favorable to the interests of stockholders.

     Section 1090.3 of the Oklahoma General Corporation Act prohibits a publicly held Oklahoma corporation from engaging in a "business combination" with an "interested stockholder" for a period of three years after the date of the transaction in which the person became an interested stockholder, unless (1) prior to the date of the business combination, either the business combination or the transaction which resulted in such person becoming an interested stockholder is approved by the board of directors; (2) upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owns at least 85% of the outstanding voting stock; or (3) on or after such date the business combination is approved by the board of directors and by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder. A "business combination" includes mergers, asset sales and other transactions resulting in a financial benefit to the interested stockholder. An "interested stockholder" is a person who, together with affiliates and associates, owns 15% or more of the corporation's voting stock. The effect of such statute may be to discourage certain types of transactions involving an actual or potential change in control of Alliance.

     If we have 1,000 or more shareholders and meet other conditions, we will be subject to Oklahoma's control shares act. With exceptions, this act prevents holders of more than 20% of our stock from voting those shares. This provision at least delays the time it takes anyone to gain control of Alliance. Also, shareholder action by written consent without a meeting must be unanimous.

DIVIDEND POLICY

     Alliance intends to retain earnings, if any, to finance the expansion of its business and for general corporate purposes. We do not expect to pay dividends for the foreseeable future. Future lenders may also impose restrictions on dividends.

USE OF PROCEEDS

     The net proceeds to Alliance from the sale of the shares of common stock offered in this prospectus, after deducting underwriting discounts and commissions and estimated offering expenses payable by us, are estimated to be approximately $12.6 million (approximately $_____ million if the underwriter exercises its over-allotment option in full). Of those net proceeds, approximately $10.1 million will be used to pay the aggregate cash portion of the purchase price for the interconnect partners, approximately $__ million will be used to repay outstanding indebtedness to a founding stockholder and the remaining net proceeds will be used for general corporate purposes.

     The indebtedness of the founding stockholder to be repaid from the proceeds of the offering bears interest at a rate of 10% per annum and matures upon the closing of this offering or December 31, 1999. Alliance incurred this indebtedness to finance the professional and administrative costs associated with the acquisition of the interconnect partners and this offering.

DILUTION

     The historical combined net tangible book value of Alliance as of December 31, 1998 was approximately $1,726,180, or approximately $2.09 per share, after giving effect to the acquisitions. See "Summary Combined Financial Information." The historical combined net tangible book value per share represents our pro forma net tangible assets as of December 31, 1998 divided by the number of shares to be outstanding after giving effect to the acquisitions. After giving effect to the sale of an estimated 1,250,000 shares offered hereby at an assumed initial public offering price of $12.00 per share and deducting estimated underwriting discounts and commissions and estimated offering expenses payable by Alliance, our pro forma net tangible book value as of December 31, 1998 would have been approximately $4,034,280 or approximately $1.94 per share. This represents an immediate decrease in pro forma net tangible book value of approximately $.15 per share to existing stockholders and an immediate dilution of approximately $10.06 per share to new investors purchasing shares in the offering. The following table illustrates this pro forma dilution:

Assumed initial public offering price per share                                                     $ 12.00
                                                                                                -----------
Pro forma net tangible book value per share before the offering                                        2.09
Decrease in pro forma net tangible value per share attributable to new investors                      (.15)
                                                                                                -----------
Pro forma net tangible book value per share after the offering                                         1.94
                                                                                                -----------
Dilution per share to new investors                                                                  $10.06
                                                                                                -----------
                                                                                                -----------

     The following table sets forth, on a pro forma basis as of December 31, 1998, the number of shares of common stock purchased from Alliance, the total consideration to Alliance and the average price per share paid to Alliance by existing stockholders and the new investors purchasing shares from Alliance in the acquisitions and the offering (before deducting underwriting discounts and commissions and estimated offering expenses):

                                                                                          AVERAGE
                                                                                           PRICE
                                 SHARES PURCHASED          TOTAL CONSIDERATION(1)        PER SHARE
                            ----------------------------------------------------------------------
                               NUMBER       PERCENT        AMOUNT        PERCENT
                            ------------  ------------  ------------  ------------
Existing stockholders            475,950        22.94%   $   500,001         2.68%         $  1.05
Interconnect partners            348,960        16.82%     3,140,625        16.85%            9.00
New investors                  1,250,000        60.24%    15,000,000        80.47%           12.00
                            ------------  ------------  ------------  ------------        --------
Total                          2,074,910          100%   $18,640,626          100%         $  8.98
                            ------------  ------------  ------------  ------------        --------
                            ------------  ------------  ------------  ------------        --------

------------------------------

MARKET FOR COMMON STOCK AND SHARES ELIGIBLE FOR FUTURE SALE

     No public market currently exists for Alliance's common stock. Upon completion of the offering, 2,074,910 shares of common stock are expected to be outstanding. All of the 1,250,000 shares expected to be purchased in the offering ( _____ shares if the underwriter's over-allotment option is exercised in full) will be freely tradeable without registration or other restriction under the Securities Act, except for shares purchased by affiliates of Alliance. All of the remaining shares of common stock outstanding, which are the restricted shares, may be sold only pursuant to an effective registration statement filed by Alliance or pursuant to an applicable exemption, including an exemption under Rule 144 under the Securities Act. In this regard, approximately _____ of the currently outstanding shares of common stock will be eligible for resale pursuant to Rule 144 after ___ days from the date of this prospectus and the remaining _____ shares of common stock currently outstanding or issued in the acquisitions will be eligible for resale pursuant to Rule 144 no later than one year following the consummation of this offering.

     In general, Rule 144 provides that if a person (including an affiliate) holds restricted shares (regardless of whether such person is the initial holder or a subsequent holder of such shares), and if at least one year has elapsed since the later of the date on which the restricted shares were issued or the date that they were acquired from an affiliate, then such person is entitled to sell within any three-month period a number of shares that does not exceed the greater of 1% of the then outstanding shares of common stock or the average weekly trading volume of such stock during the four calendar weeks preceding the sale. After the restricted shares are held for two years by a person who is not deemed an "affiliate" of Alliance, the holder would be entitled to sell such shares under Rule 144 without regard to the volume limitations described above.

     The holders of approximately 348,960 shares of common stock and warrants to purchase an additional 10,000 shares of common stock will have certain rights to require Alliance to register such shares for resale under the Securities Act. If, subsequent to the consummation of the offering, we propose to register any of our securities under the Securities Act, such holders are entitled to notice of such registration and to include their shares in such registration with their expenses borne by Alliance, subject to the right of an underwriter participating in the offering to limit the number of shares included in such registration. In addition, the holders of a majority of such shares of common stock have the right to immediately demand, subject to certain limitations, that Alliance file one registration statement covering sales of their respective shares, and we are obligated to pay the expenses of such registration.

     Our directors and executive officers and all persons acquiring common stock in the mergers (including those holders with registration rights described above) have agreed that, during the ________ period following the close of the offering they will not, and Alliance has agreed that for a period of ___ days following the date of this prospectus it will not, without the prior written consent of Capital West Securities, Inc., offer, sell, contract to sell or otherwise dispose of any shares of common stock or any securities convertible into, or exercisable or exchangeable for, common stock, except that we may grant options under stock option plans, and may issue shares of common stock (1) in connection with the acquisitions, or (2) pursuant to the exercise of options granted under stock option plans.

     The effect, if any, that future market sales of shares or the availability of shares for sale will have on the prevailing market prices for the common stock cannot be predicted. Nevertheless, sales of a substantial number of shares in the public market could adversely affect prevailing market prices for the common stock.

TRANSFER AGENT

     The transfer agent for the common stock is ________.

                  THE UNDERWRITER AND THE PLAN OF DISTRIBUTION

THE UNDERWRITING AGREEMENT

     Capital West Securities, Inc. has agreed, subject to the terms and conditions set forth in the underwriting agreement between Alliance and Capital West, to purchase from Alliance, and Alliance has agreed to sell to Capital West ________ shares of common stock. Capital West is offering the common stock on a firm commitment basis.

     The underwriting agreement provides that the obligations of Capital West to purchase the shares listed above are subject to certain conditions. The underwriting agreement also provides that Capital West is committed to purchase, and we are obligated to sell, all of the shares offered by this prospectus, if any of the shares being sold pursuant to the underwriting agreement are purchased (without consideration of any shares that may be purchased through the exercise of the underwriter's over-allotment option).

     Capital West has advised us that it proposes to offer the shares to the public initially at the public offering price set forth on the cover page of this prospectus and to certain dealers at such price, less a concession not to exceed $_____ per share. Capital West may allow, and the dealers may reallow, a concession to other dealers not to exceed $_____ per share. After the initial public offering of the shares, the public offering price, the concessions to selected dealers and the reallowance to other dealers may be changed by Capital West.

     Capital West was first registered as a broker-dealer in May 1995. Capital West has participated in only ____ public equity offerings as an underwriter, although certain of its employees have had experience in underwriting public offerings while employed by other broker-dealers. Prospective purchasers of the securities offered in this prospectus should consider Capital West's limited underwriting experience in evaluating this offering.

     We have granted Capital West an option, exercisable during the ___ day period after the date of this prospectus, to purchase up to an additional _____ shares of common stock at the initial public offering price set forth on the cover page of this prospectus, less underwriting discounts and commissions. Capital West may exercise such option only to cover over-allotments, if any, incurred in the sale of shares.

     We have agreed to indemnify Capital West against certain liabilities, including liabilities under the Securities Act, or to contribute to payments that Capital West may be required to make in respect thereof. Capital West has informed us that it does not intend to confirm sales to any account over which it exercises discretionary authority.

     We agreed to pay to Capital West a non-accountable expense allowance of __% of the gross proceeds derived from the sale of the common stock (including the sale of any shares of common stock subject to Capital West's over-allotment option), $___ of which has been paid as of the date of this prospectus. Alliance also has agreed to pay all expenses in connection with qualifying its common stock for sale under the laws of such states as Capital West may designate, including filing fees and fees and expenses of counsel retained for such purposes by the underwriter, and registering the offering with the National Association of Securities Dealers, Inc.

     In connection with this offering, Alliance has agreed to sell to Capital West, for a price of $.___ per warrant, warrants to purchase shares of common stock equal to __% of the total number of shares of common stock sold pursuant to this offering, excluding shares subject to the over-allotment option. The Capital West warrants are exercisable at a price equal to ___% of the initial public offering price ($14.40 assuming an initial public offering price of $12.00 per share) for four years, commencing one year from the date of this prospectus. The Capital West warrants grant to Capital West, with respect to the registration under the Securities Act of the securities directly and indirectly issuable upon exercise of Capital West's warrants, one demand registration right during the exercise period, as well as piggyback registration rights at any time.

     Holders of __% of the shares of Alliance's common stock (including Alliance's directors and executive officers) outstanding after completion of this offering have agreed for a period of ___ months after the date of this prospectus, they will not offer, sell or otherwise dispose of any shares of common stock owned by them. Certain of Alliance's executive officers have agreed to enter into similar lock-up agreements with regard to ___ shares of common stock they own, representing __% of the common stock outstanding after completion of this offering, except that the term thereof is ___ months and the officers will be permitted to sell a limited number of shares prior to expiration of the __-month period if certain criteria are satisfied.

     The shares of common stock are expected to be listed on the ________ _____________ under the trading symbol "__." Any listing is contingent, among other things, upon Alliance obtaining 400 shareholders.

     In connection with this offering, Capital West may engage in transactions that stabilize, maintain or otherwise affect the market price of the common stock. Such transactions may include stabilization transactions effected in accordance with Rule 104 of Regulation M, pursuant to which such persons may bid for or purchase common stock for the purpose of stabilizing its market price. Capital West also may create a short position by selling more common stock in connection with the offering than it is committed to purchase from Alliance, and in such case, may purchase common stock in the open market following completion of the offering to cover all or a portion of such short position. Capital West may also cover all or a portion of such short position, up to _____ shares of common stock, by exercising its over-allotment option referred to above. In addition, Capital West may impose "penalty bids" under contractual arrangements with the underwriters whereby it may reclaim from an underwriter (or dealer participating in the offering) for the account of the other underwriters, the selling concession with respect to common stock that is distributed in the offering but subsequently purchased for the account of the underwriters in the open market. Any transactions described in this paragraph may result in the maintenance of the price of the common stock at a level above that which might otherwise prevail in the open market. None of the transactions described in this paragraph is required, and, if they are undertaken, they may be discontinued at any time.

     The estimated aggregate expenses, to be paid solely by Alliance, in connection with the distribution of the securities being registered is approximately $___________.

DETERMINING THE OFFERING PRICE

     Prior to this offering, there has been no public market for Alliance's common stock. We determined the initial public offering price in negotiations with Capital West. Among the factors we considered in determining the initial public offering price, in addition to prevailing market conditions, were the following:

     - Our financial information and prospects for future revenues;

     - The history of, and the prospects for, Alliance and the industry in which it competes;

     - An assessment of our management;

     - Alliance's past and present operations;

     - The present state of our development; and

     - All of these factors in relation to market values and valuation measures of other companies engaged in activities similar to Alliance.

     The initial public offering price set forth on the cover page of this prospectus should not be considered an indication of the actual value of the common stock. The price is subject to change as a result of market conditions and other factors. We cannot assure you that an active trading market will develop for the common stock or that the common stock will trade in the public market subsequent to the offering at or above the initial public offering price.

                                    EXPERTS

     The financial statements of the following companies (for the periods indicated) included in this prospectus have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports (as further described below) appearing herein and elsewhere in this registration statement, and are included in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing:

     As of December 31, 1998, and for the period from September 4, 1998 (date of inception), to December 31, 1998:

          The Alliance Group, Inc. (formerly Advantage Business Solutions, Inc.)

     As of December 31, 1998, and for the year then ended:
          Access Communications Services, Inc.
          American Telcom, Inc.
          Banner Communications, Inc.
          Communication Services, Inc.
          Travis Business Systems, Inc.

               As of December 31, 1998 and 1997, and for the years then ended:
          Telephone and Paging Divisions of Electrical & Instrument Sales Corporation ("EIS") (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the divisions being a component part of EIS)

               As of September 30, 1998, and for the year then ended:
          Terra Telecom, Inc.
          Telkey Communications, Inc.

     The financial statements of the following companies (for the periods indicated) included in this prospectus have been audited by Saxon & Knoll, P.C., independent auditors, as stated in their reports appearing herein and elsewhere in this registration statement, and are included in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing:

               As of December 31, 1998, and for the year then ended:
          Nobel Systems, Inc.

               As of December 31, 1997, and for the year then ended:

     Access Communications Services, Inc.
     American Telcom, Inc.
     Banner Communications, Inc.
     Travis Business Systems, Inc.

          As of September 30, 1997, and for the year then ended:
     Terra Telecom, Inc.
     Telkey Communications, Inc.

     The financial statements of Commercial Telecom Systems, Inc. as of December 31, 1998, and for the year then ended included in this prospectus have been audited by Hunter, Atkins & Russell, PLC, independent auditors, as stated in their report appearing herein and elsewhere in this registration statement, and are included in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing:

                            VALIDITY OF COMMON STOCK

     The validity of the common stock offered hereby will be passed on for Alliance by McAfee & Taft A Professional Corporation, Oklahoma City, Oklahoma. Certain legal matters in connection with the shares of common stock will be passed on for Capital West by Robertson & Williams, Oklahoma City, Oklahoma.

                         INDEX TO FINANCIAL STATEMENTS

THE ALLIANCE GROUP, INC. (formerly Advantage Business Solutions, Inc.)
 Independent Auditors' Report
 Balance Sheet, December 31, 1998
 Statement of Operations for the Period from September 4, 1998
 (date of inception) to December 31, 1998
 Statement of Stockholders' Deficiency for the Period from September 4, 1998 (date of inception) to December 31, 1998
 Statement of Cash Flows for the Period from September 4, 1998 (date of inception) to December 31, 1998
 Notes to Financial Statements for the Period from September 4, 1998
 (date of inception) to December 31, 1998

ACCESS COMMUNICATIONS SERVICES, INC. AUDITED FINANCIAL STATEMENTS
 Independent Auditors' Report
 Independent Auditors' Report
 Balance Sheets, December 31, 1998 and 1997
 Statements of Operations for the Years Ended December 31, 1998 and 1997 Statements of Stockholders' Equity for the Years Ended December 31, 1998 and 1997
 Statements of Cash Flows for the Years Ended December 31, 1998 and 1997 Notes to Financial Statements for the Years Ended December 31, 1998 and 1997

AMERICAN TELCOM, INC. AUDITED FINANCIAL STATEMENTS
 Independent Auditors' Report
 Independent Auditors' Report
 Balance Sheets, December 31, 1998 and 1997
 Statements of Operations for the Years Ended December 31, 1998 and 1997 Statements of Stockholders' Equity for the Years Ended December 31, 1998
 and 1997
 Statements of Cash Flows for the Years Ended December 31, 1998 and 1997 Notes to Financial Statements for the Years Ended December 31, 1998 and 1997

BANNER COMMUNICATIONS, INC. AUDITED FINANCIAL STATEMENTS
 Independent Auditors' Report
 Independent Auditors' Report
 Balance Sheets, December 31, 1998 and 1997
 Statements of Earnings for the Years Ended December 31, 1998 and 1997 Statements of Stockholders' Equity for the Years Ended December 31, 1998
 and 1997
 Statements of Cash Flows for the Years Ended December 31, 1998 and 1997 Notes to Financial Statements for the Years Ended December 31, 1998 and 1997

COMMERCIAL TELECOM SYSTEMS, INC. AUDITED FINANCIAL STATEMENTS
 Independent Auditors' Report
 Balance Sheets, December 31, 1998 and 1997
 Statements of Earnings for the Years Ended December 31, 1998 and 1997 Statements of Stockholders' Equity for the Years Ended December 31, 1998
 and 1997
 Statements of Cash Flows for the Years Ended December 31, 1998 and 1997 Notes to Financial Statements for the Years Ended December 31, 1998 and 1997




COMMUNICATION SERVICES, INC. AUDITED FINANCIAL STATEMENTS
 Independent Auditors' Report

 Balance Sheet, December 31, 1998
 Statement of Operations for the Year Ended December 31, 1998
 Statement of Stockholders' Equity for the Year Ended December 31, 1998 Statement of Cash Flows for the Year Ended December 31, 1998
 Notes to Financial Statements for the Year Ended December 31, 1998

TELEPHONE AND PAGING DIVISIONS OF EIS COMMUNICATIONS AUDITED COMBINED FINANCIAL STATEMENTS
 Independent Auditors' Report
 Combined Balance Sheets, December 31, 1998 and 1997
 Combined Statements of Operations for the Years Ended December 31, 1998
 and 1997
 Combined Statements of Division Equity for the Years Ended December 31, 1998 and 1997
 Combined Statements of Cash Flows for the Years Ended December 31, 1998
 and 1997
 Notes to Combined Financial Statements for the Years Ended December 31, 1998 and 1997

NOBEL SYSTEMS, INC. AUDITED FINANCIAL STATEMENTS
 Independent Auditors' Report
 Balance Sheet, December 31, 1998
 Statement of Earnings for the Year Ended December 31, 1998
 Statement of Stockholders' Equity for the Year Ended December 31, 1998 Statement of Cash Flows for the Year Ended December 31, 1998
 Notes to Financial Statements for the Year Ended December 31, 1998

TELKEY COMMUNICATIONS, INC. AUDITED FINANCIAL STATEMENTS
 Independent Auditors' Report
 Independent Auditors' Report
 Balance Sheets, September 30, 1998 and 1997
 Statements of Operations for the Years Ended September 30, 1998 and 1997 Statements of Stockholders' Equity for the Years Ended September 30, 1998
 and 1997
 Statements of Cash Flows for the Years Ended September 30, 1998 and 1997 Notes to Financial Statements for the Years Ended September 30, 1998 and 1997

TELKEY COMMUNICATIONS, INC. UNAUDITED CONDENSED FINANCIAL STATEMENTS
 Balance Sheet, December 31, 1998
 Statement of Operations for the Three Months Ended December 31, 1998 and 1997 Statement of Cash Flows for the Three Months Ended December 31, 1998 and 1997 Notes to Financial Statements for the Three Months Ended December 31, 1998

TERRA TELECOM, INC. AUDITED FINANCIAL STATEMENTS
 Independent Auditors' Report
 Independent Auditors' Report
 Balance Sheets, September 30, 1998 and 1997
 Statements of Operations for the Years Ended September 30, 1998 and 1997 Statements of Stockholders' Equity for the Years Ended September 30, 1998
 and 1997
 Statements of Cash Flows for the Years Ended September 30, 1998 and 1997 Notes to Financial Statements for the Years Ended September 30, 1998 and 1997

TERRA TELECOM, INC. UNAUDITED CONDENSED FINANCIAL STATEMENTS
 Balance Sheets, December 31, 1998 and September 30, 1998
 Statement of Operations for the Three Months Ended December 31, 1998 and 1997 Statement of Cash Flows for the Three Months Ended December 31, 1998 and 1997 Notes to Financial Statements for the Three Months Ended December 31, 1998

TRAVIS BUSINESS SYSTEMS, INC. AUDITED FINANCIAL STATEMENTS
 Independent Auditors' Report
 Independent Auditors' Report
 Balance Sheets, December 31, 1998 and 1997
 Statements of Operations for the Years Ended December 31, 1998 and 1997 Statements of Stockholders' Equity for the Years Ended December 31, 1998
 and 1997
 Statements of Cash Flows for the Years Ended December 31, 1998 and 1997 Notes to Financial Statements for the Years Ended December 31, 1998 and 1997

INDEPENDENT AUDITORS' REPORT

To the Board of Directors and Stockholders
The Alliance Group, Inc. (formerly
  Advantage Business Solutions, Inc.):

We have audited the accompanying balance sheet of The Alliance Group, Inc. (formerly Advantage Business Solutions, Inc.) as of December 31, 1998, and the related statements of operations, stockholders' deficiency, and cash flows for the period from September 4, 1998 (date of inception) to December 31, 1998. These financial statements are the responsibility of the company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the financial position of The Alliance Group, Inc. (formerly Advantage Business Solutions, Inc.) at December 31, 1998, and the results of its operations and its cash flows for the period from September 4, 1998 (date of inception) to December 31, 1998, in conformity with generally accepted accounting principles.

/S/ DELOITTE & TOUCHE LLP

Oklahoma City, Oklahoma
March 18, 1999 (April 9, 1999 as to
  Note 7 to the financial statements)

THE ALLIANCE GROUP, INC.
(FORMERLY ADVANTAGE BUSINESS SOLUTIONS, INC.)

BALANCE SHEET
DECEMBER 31, 1998
---------------------------------------------------------------------------------------------------------------------------
ASSETS

CURRENT ASSETS:

  Cash                                                                                                   $    79,700
  Other current assets                                                                                         1,933
                                                                                                         -----------
            Total current assets                                                                              81,633

PROPERTY AND EQUIPMENT:

  Vehicles                                                                                                    35,988
  Equipment                                                                                                    6,711
                                                                                                         -----------
                                                                                                              42,699

  Less accumulated depreciation                                                                               (1,978)
                                                                                                         -----------
            Property and equipment, net                                                                       40,721

OTHER ASSETS:

  Deferred offering costs                                                                                     19,109
  Other assets                                                                                                 1,389
                                                                                                         -----------
            Total other assets                                                                                20,498
                                                                                                         -----------
TOTAL                                                                                                    $   142,852
                                                                                                         -----------
                                                                                                         -----------

LIABILITIES AND STOCKHOLDERS' DEFICIENCY

CURRENT LIABILITIES:

  Current portion of long-term debt                                                                      $     8,049
  Accounts payable                                                                                            32,464
  Cash advances payable                                                                                       80,000
  Other current liabilities                                                                                   18,296
                                                                                                         -----------
            Total current liabilities                                                                        138,809

Long-term debt, net of current portion                                                                        26,119
                                                                                                         -----------

            Total liabilities                                                                                164,928
                                                                                                         -----------
COMMITMENTS

STOCKHOLDERS' DEFICIENCY:

  Preferred stock, $.01 par value, 500,000 shares authorized; none issued Common stock, $.01 par value; 4,500,000 shares authorized;
    760,950 shares issued and outstanding (see note 7)                                                         7,610
  Additional paid in-capital                                                                                 492,400
  Accumulated deficit                                                                                       (113,078)
  Stock subscription receivable                                                                             (409,008)
                                                                                                         -----------
            Total stockholders' deficiency                                                                   (22,076)
                                                                                                         -----------

TOTAL                                                                                                    $   142,852
                                                                                                         -----------
                                                                                                         -----------

See notes to financial statements.

THE ALLIANCE GROUP, INC.
(FORMERLY ADVANTAGE BUSINESS SOLUTIONS, INC.)

STATEMENT OF OPERATIONS
PERIOD FROM SEPTEMBER 4, 1998 (DATE OF INCEPTION) TO DECEMBER 31, 1998
-----------------------------------------------------------------------------------

COSTS AND EXPENSES:

  Salaries and benefits                                                 $    63,267
  General and administrative expenses                                        48,961
  Interest expense                                                              850
                                                                        -----------

            Total costs and expenses                                        113,078
                                                                        -----------

NET LOSS                                                                $  (113,078)
                                                                        -----------
                                                                        -----------

See notes to financial statements.

THE ALLIANCE GROUP, INC.
(FORMERLY ADVANTAGE BUSINESS SOLUTIONS, INC.)

STATEMENT OF STOCKHOLDERS' DEFICIENCY
PERIOD FROM SEPTEMBER 4, 1998 (DATE OF INCEPTION) TO DECEMBER 31, 1998
----------------------------------------------------------------------------------------------------------------------------

                              COMMON                     ADDITIONAL          STOCK
                              SHARES        COMMON          PAID-IN       SUBSCRIPTION        ACCUMULATED
                           (SEE NOTE 7)      STOCK         CAPITAL         RECEIVABLE           DEFICIT           TOTAL
BALANCE,
 September 4, 1998
 (Date of inception) -
   Issuance of
     common stock              760,950     $  7,610      $   492,400      $  (500,000)       $      -            $        10

  Collections on stock
   subscription
   receivable                     -           -                -               90,992               -                 90,992

  Net loss                        -           -                -                -               (113,078)           (113,078)
                             ---------     --------      -----------      -----------        -----------         -----------

BALANCE,
 December 31, 1998             760,950     $  7,610      $   492,400      $  (409,008)       $  (113,078)        $   (22,076)
                             ---------     --------      -----------      -----------        -----------         -----------
                             ---------     --------      -----------      -----------        -----------         -----------




See notes to financial statements.

THE ALLIANCE GROUP, INC.
(FORMERLY ADVANTAGE BUSINESS SOLUTIONS, INC.)

STATEMENT OF CASH FLOWS
PERIOD FROM SEPTEMBER 4, 1998 (DATE OF INCEPTION) TO DECEMBER 31, 1998
---------------------------------------------------------------------------------------------------------------------------

CASH FLOWS FROM OPERATING ACTIVITIES:
  Net loss                                                                                               $  (113,078)
  Adjustments to reconcile net loss to net cash provided by operating activities:
    Depreciation                                                                                               1,978
    Changes in current assets and liabilities:
      Other current assets                                                                                    (1,933)
      Other assets                                                                                           (20,498)
      Accounts payable                                                                                        32,464
      Other current liabilities                                                                               98,296
                                                                                                         -----------
            Net cash used in operating activities                                                             (2,771)
                                                                                                         -----------

CASH FLOWS FROM INVESTING ACTIVITIES -
  Purchases of property and equipment                                                                        (42,699)
                                                                                                         -----------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Issuance of common stock                                                                                        10
  Proceeds from borrowings under line of credit                                                               36,073
  Payments on long-term debt                                                                                  (1,905)
  Collections on stock subscription receivable                                                                90,992
                                                                                                         -----------
            Net cash provided by financing activities                                                        125,170
                                                                                                         -----------

NET INCREASE IN CASH                                                                                          79,700

CASH, beginning of period                                                                                       -

CASH, end of period                                                                                      $    79,700
                                                                                                         -----------
                                                                                                         -----------

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
  Cash paid during the period for interest                                                               $       775
  Common stock issued under stock subscription receivable                                                $   500,000

See notes to financial statements.

THE ALLIANCE GROUP, INC.
(FORMERLY ADVANTAGE BUSINESS SOLUTIONS, INC.)

NOTES TO FINANCIAL STATEMENTS
PERIOD FROM SEPTEMBER 4, 1998 (DATE OF INCEPTION) TO DECEMBER 31, 1998
--------------------------------------------------------------------------------


1.    ORGANIZATION

      The Alliance Group, Inc., formerly Advantage Business Solutions, Inc. (the "Company"), was incorporated on September 4, 1998, under the laws of the State of Oklahoma. The Company was formed solely for the purpose of identifying and acquiring interconnect telecommunications companies.

      At December 31, 1998, the Company has an accumulated deficit of $113,078 and a stockholders' deficiency of $22,076 that may raise concerns about the Company's ability to continue as a going concern. The losses are due to costs incurred prior to the Company earning any revenues. The stockholders' deficiency is mainly due to the stock subscription receivable (see Note 4 to the financial statements). Collections on such subscription will help fund future costs of the Company. Subsequent to December 31, 1998, the Company collected $284,000 on the stock subscription receivable through March 18, 1999. In addition, a stockholder has agreed to fund the Company's operations prior to commencement of operations in exchange for a note payable. Management's plans to improve the Company's financial position include plans for expansion by acquisition (see Note 6 to the financial statements) and seeking large telecommunication installation projects. In February 1999 the Company obtained its first contract with a third party for maintenance of telecommunications equipment.

2.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

      USE OF ESTIMATES - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of sales and expenses during the reporting period. Actual results could differ from those estimates.

      PROPERTY AND EQUIPMENT - Property and equipment are stated at cost. Major additions and improvements are capitalized at cost, while maintenance and repairs which do not extend the useful lives of the respective assets are expensed. When assets are sold or retired, cost and accumulated depreciation are removed from the respective accounts. Any gains or losses resulting from disposal are included in current period income or loss.

      Property and equipment owned by the Company are depreciated using the straight-line method over their estimated useful lives of three to seven years.

      The Company records impairments to its long-lived assets when it becomes probable that the carrying values of the assets will not be fully recovered over their estimated lives. Impairments are recorded to reduce the carrying value of the assets to their estimated fair values determined by the Company based on facts and circumstances in existence at the time of the determination. No impairments were recorded in 1998.

      INCOME TAXES - The Company uses an asset and liability approach to account for income taxes. Deferred income taxes are recognized for the tax consequences of temporary differences and operating loss and tax credit carryforwards by applying enacted tax rates applicable to future years to differences between the financial statement amounts and the tax bases of existing assets and liabilities. At December 31, 1998, the Company has a net operating loss carryforward of $113,078 and a related deferred tax asset of approximately $34,000. A valuation allowance of approximately $34,000 has been established based on management's opinion that it is more likely than not that the deferred tax asset will not be realized.

      ADVERTISING - Advertising costs incurred by the Company are expensed during the period in which the advertising occurs.

      FAIR VALUE DISCLOSURE - The Company's financial instruments include cash, short-term payables, and notes payable. The carrying amounts of cash and short-term payables approximate fair value due to their short-term nature. The carrying amounts of notes payable approximate fair value based on borrowing terms currently available to the Company.

3.    LONG-TERM DEBT

      The Company's long-term debt at December 31, 1998, consists of the following:

        Note payable to a bank, due in monthly principal and interest payments, interest
        rate of 8.75%, secured by a vehicle, due in 2002                                         $  34,168

        Less current maturities                                                                      8,049
                                                                                                 ---------

        Total long-term debt                                                                     $  26,119
                                                                                                 ---------
                                                                                                 ---------

      Maturities of long-term debt for the next four years are as follows:
      1999 - $8,049; 2000 - $8,782; 2001 - $9,583; and 2002 - $7,754.

4.    STOCK SUBSCRIPTION RECEIVABLE

      In 1998, the Company sold 475,950 shares of common stock to a director in exchange for a stock subscription receivable of $500,000. Collections have been made on the subscription as funds were needed to fund operations during the initial start-up period of the Company. During 1998, approximately $91,000 was collected. Through March 18, 1999, a total of $375,000 was collected, and the remaining balance due was $125,000.

5.    RELATED PARTY TRANSACTIONS

      The Company has recorded a liability for rent and overhead allocations in the amount of $18,296 to an entity wholly owned and operated by a major stockholder of the Company.

      The Company has recorded a non-interest bearing cash advance payable in the amount of $80,000 to an entity wholly owned and operated by a major stockholder of the Company. The advance was repaid in January 1999.

      During 1998, a major stockholder of the Company assigned 4,760 shares of his stock to an employee of an entity owned and operated by the major stockholder. The employee provided services to the Company which were invoiced to and expensed by the Company in the amount of $10,397.

6.    DEFERRED OFFERING COSTS

      The Company and its stockholders have entered into definitive agreements with 13 Oklahoma-based telecommunications companies (the "Entities") pursuant to which the Company will purchase all of the issued and outstanding common stock or assets of the Entities concurrently with, and as a condition to, completion of a public or private offering of the common stock of the Company. All of the issued and outstanding common stock or assets of the Entities will be exchanged for cash and common stock of the Company.

7.    SUBSEQUENT EVENTS

      Subsequent to December 31, 1998, the stockholders effected an increase in the number of authorized common shares from 1,000 to 4,500,000 and a stock split that increased the issued and outstanding common shares from 267 to 760,950. The stockholders also authorized 500,000 shares of $.01 par value preferred stock and changed the name of the Company from Advantage Business Solutions, Inc. to The Alliance Group, Inc. These changes have been reflected in the Company's financial statements on a retroactive basis as though they had been effected on the date of inception of the Company.

      Also subsequent to December 31, 1998, the Company's Chief Executive Officer ("CEO") resigned his position and directorship of the Company. Additionally, all 285,000 Shares of Company Stock owned by the CEO, as adjusted for the stock split, were voluntarily cancelled. The shares cancelled represented 32.5% of the total shares issued at that time. The cancellation increased the percent of ownership of the remaining shareholders incrementally.



                                  * * * * * *

INDEPENDENT AUDITORS' REPORT

To the Stockholders
Access Communications Services, Inc.:

We have audited the accompanying balance sheet of Access Communications Services, Inc. as of December 31, 1998, and the related statements of operations, stockholders' equity, and cash flows for the year ended December 31, 1998. The financial statements as of December 31, 1997, and for the year then ended, were audited by other auditors whose report expressed an unqualified opinion on those financial statements. These financial statements are the responsibility of the company's management. Our responsibility is to express an opinion on the 1998 financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the 1998 financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, such 1998 financial statements present fairly, in all material respects, the financial position of Access Communications Services, Inc. at December 31, 1998, and the results of its operations and its cash flows for the year ended December 31, 1998, in conformity with generally accepted accounting principles.


/S/ DELOITTE & TOUCHE LLP
Oklahoma City, Oklahoma
February 28, 1999

INDEPENDENT AUDITORS' REPORT

To the Stockholders
Access Communications Services, Inc.:

We have audited the accompanying balance sheet of Access Communications Services, Inc. as of December 31, 1997, and the related statements of operations, stockholders' equity, and cash flows for the year ended December 31, 1997. These financial statements are the responsibility of the company's management. Our responsibility is to express an opinion on the 1997 financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the 1997 financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, such 1997 financial statements present fairly, in all material respects, the financial position of Access Communications Services, Inc. at December 31, 1997, and the results of its operations and its cash flows for the year ended December 31, 1997, in conformity with generally accepted accounting principles.



/S/ SAXON & KNOL
Oklahoma City, Oklahoma
February 28, 1999

ACCESS COMMUNICATIONS SERVICES, INC.

BALANCE SHEETS
DECEMBER 31, 1998 AND 1997
--------------------------

ASSETS                                                                                     1998             1997

CURRENT ASSETS:
  Cash                                                                                  $   187,464     $    18,922
  Accounts receivable                                                                       127,953         299,553
  Inventory                                                                                  51,820          38,220
  Other current assets                                                                        3,864           1,590
                                                                                        -----------     -----------
            Total current assets                                                            371,101         358,285

PROPERTY AND EQUIPMENT:
  Autos and trucks                                                                          124,776         114,188
  Equipment                                                                                  69,524          34,744
  Leasehold improvements                                                                     35,213          35,213
  Real estate                                                                                15,198          15,198
                                                                                        -----------     -----------
                                                                                            244,711         199,343

  Less accumulated depreciation                                                            (101,667)        (72,251)
                                                                                        -----------     -----------
            Property and equipment, net                                                     143,044         127,092
                                                                                        -----------     -----------

RECEIVABLE FROM STOCKHOLDERS                                                                156,577         138,629

OTHER ASSETS                                                                                 42,400          35,910
                                                                                        -----------     -----------

TOTAL                                                                                   $   713,122     $   659,916
                                                                                        -----------     -----------
                                                                                        -----------     -----------


LIABILITIES AND STOCKHOLDERS' EQUITY

LIABILITIES:
  Current liabilities:
    Accounts payable                                                                    $   191,484     $   202,220
    Deferred income taxes                                                                    29,700           -
    Other current liabilities                                                                49,895          33,537
    Current portion of long-term debt                                                        53,344          40,974
    Current portion of capital lease obligations                                             20,130          11,151
                                                                                        -----------     -----------
            Total current liabilities                                                       344,553         287,882

  Long-term debt, net of current portion                                                    109,680          54,645
  Deferred income taxes                                                                       -              29,700
  Capital lease obligations                                                                   7,068          27,284
                                                                                        -----------     -----------
            Total liabilities                                                               461,301         399,511

COMMITMENTS

STOCKHOLDERS' EQUITY:
  Common stock, $1.00 par value; 500 shares authorized,
    issued and outstanding                                                                      500             500
  Additional paid in-capital                                                                168,950         168,950
  Retained earnings                                                                          82,371          90,955
                                                                                        -----------     -----------
            Total stockholders' equity                                                      251,821         260,405
                                                                                        -----------     -----------

TOTAL                                                                                   $   713,122     $   659,916
                                                                                        -----------     -----------
                                                                                        -----------     -----------

See notes to financial statements.

ACCESS COMMUNICATIONS SERVICES, INC.

STATEMENTS OF OPERATIONS
FOR THE YEARS ENDED DECEMBER 31, 1998 AND 1997
----------------------------------------------

                                                                                            1998             1997
SALES                                                                                   $  1,345,576     $  1,447,155

COSTS AND EXPENSES:
  Cost of sales                                                                              551,100          568,732
  Salaries and benefits                                                                      523,127          502,620
  Selling, general and administrative                                                        234,004          243,562
  Interest                                                                                    47,444           28,641
                                                                                        ------------     ------------

            Total costs and expenses                                                       1,355,675        1,343,555
                                                                                        ------------     ------------

INCOME (LOSS) BEFORE TAXES                                                                   (10,099)         103,600

INCOME TAX BENEFIT (EXPENSE)                                                                   1,515          (30,000)
                                                                                        ------------     ------------

NET INCOME (LOSS)                                                                       $     (8,584)    $     73,600
                                                                                        ------------     ------------
                                                                                        ------------     ------------


See notes to financial statements.

ACCESS COMMUNICATIONS SERVICES, INC.

STATEMENTS OF STOCKHOLDERS' EQUITY
FOR THE YEARS ENDED DECEMBER 31, 1998 AND 1997
----------------------------------------------

                                                                       ADDITIONAL
                                        COMMON         COMMON            PAID-IN           RETAINED
                                        SHARES          STOCK            CAPITAL           EARNINGS           TOTAL
BALANCE,
  January 1, 1997                        500            $ 500          $   168,950         $  17,355       $   186,805

Net income                                -                -                 -                73,600            73,600
                                       -----            -----          -----------         ---------       -----------

BALANCE,
  December 31, 1997                      500              500              168,950            90,955           260,405

Net loss                                  -                -                 -                (8,584)           (8,584)
                                       -----            -----          -----------         ---------       -----------

BALANCE,
  December 31, 1998                      500            $ 500          $   168,950         $  82,371       $   251,821
                                       -----            -----          -----------         ---------       -----------
                                       -----            -----          -----------         ---------       -----------


See notes to financial statements.

ACCESS COMMUNICATIONS SERVICES, INC.

STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED DECEMBER 31, 1998 AND 1997
----------------------------------------------

                                                                                            1998             1997
CASH FLOWS FROM OPERATING ACTIVITIES:

  Net income (loss)                                                                     $    (8,584)     $    73,600
  Adjustments to reconcile net income (loss) to net cash
    provided by (used in) operating activities:

      Depreciation                                                                           27,594           29,459
      Loss on sale of assets                                                                  4,185             -
      Changes in current assets and liabilities:
        Accounts receivable                                                                 171,600         (188,485)
        Inventory                                                                           (13,600)          (7,500)
        Other current assets                                                                 (2,274)           3,244
        Other assets                                                                         (6,490)              (1)
        Accounts payable                                                                    (10,736)          39,918
        Other current liabilities                                                            16,358           (3,642)
                                                                                        -----------      -----------
            Net cash provided by (used in) operating activities                             178,053          (53,407)
                                                                                        -----------      -----------

CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchases of property and equipment                                                       (51,173)         (46,991)
  Proceeds from sale of property and equipment                                                3,442             -
  Advances to stockholders                                                                 (150,753)        (178,833)
  Repayment of receivable from stockholders                                                 132,805           85,064
  Collections of accounts receivable, other                                                   -              206,380
                                                                                        -----------      -----------
            Net cash provided by (used in) investing activities                             (65,679)          65,620
                                                                                        -----------      -----------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from long-term borrowings                                                        181,835             -
  Payments on long-term borrowings and capital leases                                      (125,667)          (9,862)
                                                                                        -----------      -----------
            Net cash provided by (used in) financing activities                              56,168           (9,862)
                                                                                        -----------      -----------

NET INCREASE IN CASH                                                                        168,542            2,351

CASH, beginning of year                                                                      18,922           16,571
                                                                                        -----------      -----------

CASH, end of year                                                                       $   187,464      $    18,922
                                                                                        -----------      -----------
                                                                                        -----------      -----------


SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
    Cash paid during the year for interest                                              $    38,027      $    24,485
    Cash paid during the year for income taxes                                          $    29,503      $    35,750


See notes to financial statements.

ACCESS COMMUNICATIONS SERVICES, INC.

NOTES TO FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 1998 AND 1997
----------------------------------------------

1.    ORGANIZATION

     Access Communications Services, Inc. (the "Company") was incorporated in October 1986, under the laws of the State of Oklahoma. The Company sells, installs and maintains telephone equipment in the state of Oklahoma market area.

2.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

      USE OF ESTIMATES - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of sales and expenses during the reporting period. Actual results could differ from those estimates.

      CONCENTRATIONS - The Company currently buys most of its telephone equipment from two manufacturers. Although there are a limited number of manufacturers of telephone equipment, management believes that other manufacturers could provide similar equipment on comparable terms. A change in manufacturers, however, could cause a possible loss of sales, which would affect operating results adversely.

      REVENUE RECOGNITION - Revenue is recognized when equipment is installed or when maintenance services are rendered. The Company recognizes deferred revenues for advance payment on agreements to maintain customer telephone equipment. The deferred revenues are recognized as revenue over the period the services are provided, which is generally 12 months. Deferred revenues are not significant as of December 31, 1998 and 1997.

      ACCOUNTS RECEIVABLE - Allowances for doubtful accounts are established based on historical losses, experience and knowledge of specific items. Receivables determined to be uncollectible are written off as a charge to the allowance for doubtful accounts; recoveries of previously written off amounts are added back to the allowance for doubtful accounts. No allowances have been established at December 31, 1998 and 1997 as management believes no material losses will be incurred from receivables.

      INVENTORY - Inventory is stated at the lower of cost or market on a specific identification basis. Cost is determined on a first-in, first-out method.

      PROPERTY AND EQUIPMENT - Property and equipment are stated at cost. Major additions and improvements are capitalized at cost, while maintenance and repairs which do not extend the useful lives of the respective assets are expensed. When assets are sold or retired, cost and accumulated depreciation are removed from the respective accounts. Any gains or losses resulting from disposal are included in current year operations.

      Property and equipment owned by the Company are depreciated using an accelerated method over their estimated useful lives of three to seven years.

      INCOME TAXES - The Company uses an asset and liability approach to account for income taxes. Deferred income taxes are recognized for the tax consequences of temporary differences and operating loss and tax credit carryforwards by applying enacted tax rates applicable to future years to differences between the financial statement amounts and the tax bases of existing assets and liabilities. A valuation allowance is established if, in management's opinion, it is more likely than not that some portion of the deferred tax asset will not be realized. At December 31, 1998 and 1997, the Company's temporary differences between financial and tax bases of assets and liabilities consist primarily of timing differences in the recognition of gain from sale of an asset in a prior period.

      PRODUCT RETURNS AND WARRANTY - Product returned by the customer due to defective manufacture or failure during the manufacturer's warranty period is returned by the Company to the manufacturer in exchange for replacement product or refund.

      LONG-LIVED ASSETS - Management of the Company assesses recoverability of its long-lived assets whenever events or changes in circumstances indicate that the carrying amount of assets may not be recoverable. Recoverability is assessed and measured on long-lived assets using an estimate of the undiscounted future cash flows attributable to the asset. Impairment is measured based on future cash flows discounted at an appropriate rate.

      ADVERTISING - Advertising costs incurred by the company are expensed during the period in which the advertising occurs.

      FAIR VALUE DISCLOSURE - The Company's financial instruments include cash and cash equivalents, accounts receivable, receivables from stockholders, short-term payables, capital lease obligations, and notes payable. The carrying amounts of cash and cash equivalents, accounts receivable, and short-term payables approximate fair value due to their short-term nature. The carrying amounts of receivables from stockholders do not have readily determinable fair values due to the related party nature of the transaction (see Note 8). The carrying amounts of capital lease obligations and notes payable approximate fair value based on borrowing terms currently available to the Company.

3.    OPERATING LEASES

      The Company has noncancelable operating leases for equipment and a noncancelable operating lease with a stockholder for its office space. The future minimum payments by year for these leases at December 31, 1998, are as follows:

        1999                                               $   49,223
        2000                                                   48,000
                                                           ----------

                                                           $   97,223
                                                           ----------
                                                           ----------

4.    LONG-TERM DEBT

      The Company's long-term debt at December 31, 1998 and 1997, consisted of the following:

                                                                                        1998             1997
        Note payable to bank, due in monthly principal and interest payments;
        interest rate of 10.6%; maturing in 2002; secured by all furniture, fixtures, inventory, equipment, accounts receivable, and 50,000 shares of Zenex Long Distance, Inc. separately owned by shareholders of the
        Company                                                                      $    86,949        $  52,445

        Note payable to bank, due in monthly principal and interest payments;
        interest rate of 10.6%; maturing in 1999; secured by all furniture, fixtures, inventory, equipment, accounts receivable, 50,000 shares of
        Clear-Line Communications, Inc., and 20,000 shares of Zenex Long
        Distance Co., Inc. separately owned by stockholders of the Company                46,533             -

        Note payable to credit union, due in monthly principal and interest
        payments; interest rate of 8.5%; maturing in 2000; secured by vehicle              9,171           14,537

        Note payable to bank, due in monthly principal and interest payments;
        interest rate of 10.4%; maturing in 2001; secured by vehicle                       8,997           12,174

        Note payable to bank, due in monthly principal and interest payments;
        interest rate of 9.2%; maturing in 2001; secured by vehicle                        6,505            9,213

        Note payable to a related party, due on demand, non interest-bearing,
        unsecured; settled in 1998 through offset with related party receivable             -               7,250

        Note payable to bank, due in monthly principal and interest payments;
        interest rate of 9.7%; maturing in 2000; secured by vehicle                        4,869             -
                                                                                     -----------        ---------
                                                                                         163,024           95,619
        Less current maturities                                                           53,344           40,974
                                                                                     -----------        ---------

        Total long-term debt                                                         $   109,680        $  54,645
                                                                                     -----------        ---------
                                                                                     -----------        ---------

5.    CAPITAL LEASES

     Future minimum lease payment obligations for leased assets under capital leases as of December 31, 1998 are as follows:

        1999                                                $ 20,746
        2000                                                   7,120
                                                            --------

        Total minimum lease payments                          27,866
        Less amount representing interest                        668
                                                            --------
        Present value of minimum lease payments               27,198
        Less current portion                                  20,130
                                                            --------
        Long-term portion                                   $  7,068
                                                            --------
                                                            --------

6.    INCOME TAXES

      The income tax provision benefit (expense) consists of the following:

                                                 1998             1997
        Current benefit (expense)               $ 1,515        $  (24,136)
        Deferred (expense)                         -               (5,864)
                                                -------        ----------

                                                $ 1,515        $  (30,000)
                                                -------        ----------
                                                -------        ----------

      The difference between the statutory Federal income tax rate of 34% and the Company's effective Federal rate for the years ended December 31, 1998 and 1997, is due to state taxes and the effect of graduated tax rates.

      Deferred tax liabilities at December 31, 1998 and 1997, consist of timing differences in the recognition of gain from sale of an asset in a prior period.

7.    BENEFIT PLAN

      All employees are eligible to participate in the Company's simple 401(k) plan upon completion of one year of employment. Employees may contribute up to 15% of base compensation, as defined. All contributions made by employees are 100% vested at the time the contribution is made. The Company matches 100% of employee contributions up to 3% of the employee's base compensation. The Company made contributions totaling $9,470 and $9,602 during the years ended December 31, 1998 and 1997.

8.    MAJOR CUSTOMERS

      The Company has an account receivable from an individual customer that amounts to 16% of the Company's total accounts receivable at December 31, 1998.

9.    RELATED PARTY TRANSACTIONS

      The Company has an investment in Zenex Long Distance, Inc. ("Zenex"), an affiliate of the Company, of $35,550 at December 31, 1998 and 1997. The investment is recorded at cost. The Company provides services and sells equipment to Zenex. Amounts billed by the Company for sales and services during the years ended December 31, 1998 and 1997, totaled $108,375 and $204,000, respectively.

      The Company has receivables of $156,577 and $138,629 at December 31, 1998 and 1997, respectively, from stockholders. The receivables are non interest-bearing and unsecured. The Company advanced $150,753 and $178,833 during the years ended December 31, 1998 and 1997, respectively, of which $132,805 and $85,064 was repaid in 1998 and 1997, respectively (see Note 9 to the financial statements).

      During the year ended December 31, 1998, the Company borrowed $78,000 from an affiliated company. Interest paid during the year totaled $13,000. The amount was repaid in full during the year.

      The Company leases office space from an entity controlled by stockholders of the Company. Lease payments to this affiliated company were $48,000 during each of the years ended December 31, 1998 and 1997.

10.   SUBSEQUENT EVENTS

      The Company and its stockholders have entered into a definitive agreement with The Alliance Group ("Alliance") pursuant to which the Company will be purchased by Alliance. All of the issued and outstanding common stock of the Company will be exchanged for cash and common stock of Alliance in conjunction with the consummation of the initial public offering of the common stock of Alliance.

      In March 1999, the Company exchanged all of its shares of Zenex common stock for office furniture and equipment from Zenex equal to the Company's investment in Zenex. No gain or loss was recognized by the Company.

      In March 1999, the Company exchanged the receivable from stockholders for shares of the Company's common stock. The purchase price for the shares of stock was determined by management to equal the amount receivable by the Company from stockholders on the transaction date. The transaction resulted in the elimination of the receivable from stockholders, and the shares obtained by the Company were retired.


                                  * * * * * *

INDEPENDENT AUDITORS' REPORT

To the Stockholders
American Telcom, Inc.:

We have audited the accompanying balance sheet of American Telcom, Inc. as of December 31, 1998, and the related statements of operations, stockholders' equity, and cash flows for the year ended December 31, 1998. The financial statements as of December 31, 1997, and for the year then ended, were audited by other auditors whose report expressed an unqualified opinion on those financial statements. These financial statements are the responsibility of the company's management. Our responsibility is to express an opinion on the 1998 financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the 1998 financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, such 1998 financial statements present fairly, in all material respects, the financial position of American Telcom, Inc. at December 31, 1998, and the results of its operations and its cash flows for the year ended December 31, 1998, in conformity with generally accepted accounting principles.


/s/ DELOITTE & TOUCHE LLP
Oklahoma City, Oklahoma
February 19, 1999

INDEPENDENT AUDITORS' REPORT

To the Stockholders
American Telcom, Inc.:

We have audited the accompanying balance sheet of American Telcom, Inc. as of December 31, 1997, and the related statements of operations, stockholders' equity, and cash flows for the year ended December 31, 1997. These financial statements are the responsibility of the company's management. Our responsibility is to express an opinion on the 1997 financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the 1997 financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, such 1997 financial statements present fairly, in all material respects, the financial position of American Telcom, Inc. at December 31, 1997, and the results of its operations and its cash flows for the year ended December 31, 1997, in conformity with generally accepted accounting principles.


/s/ SAXON & KNOL
Oklahoma City, Oklahoma
February 19, 1999

AMERICAN TELCOM, INC.

BALANCE SHEETS
DECEMBER 31, 1998 AND 1997
--------------------------

ASSETS                                                              1998             1997
CURRENT ASSETS:
  Cash                                                            $   82,545     $    32,428
  Accounts receivable, net                                           230,324         101,645
  Inventory                                                           25,484          29,886
  Other current assets                                                 2,800           2,800
                                                                  ----------     -----------
            Total current assets                                     341,153         166,759

PROPERTY AND EQUIPMENT:
  Autos and trucks                                                   138,258          97,585
  Fixtures and equipment                                              15,327          15,327
                                                                  ----------     -----------
                                                                     153,585         112,912

  Less accumulated depreciation                                      (77,926)        (65,211)
                                                                  ----------     -----------
            Property and equipment, net                               75,659          47,701
                                                                  ----------     -----------

TOTAL                                                             $  416,812     $   214,460
                                                                  ----------     -----------
                                                                  ----------     -----------


LIABILITIES AND STOCKHOLDERS' EQUITY

LIABILITIES:
  Current liabilities:
    Accounts payable                                              $   50,751      $   19,680
    Accrued compensation                                              36,849          32,577
    Current portion of long-term debt                                 66,827          25,158
    Other current liabilities                                         50,502           4,216
                                                                  ----------      ----------
            Total current liabilities                                204,929          81,631

  Long-term debt, net of current portion                               -               6,574
                                                                  ----------      ----------

            Total liabilities                                        204,929          88,205

COMMITMENTS

STOCKHOLDERS' EQUITY:
  Common stock, $1.00 par value; 50,000 shares authorized,
    1,000 shares issued and outstanding                                1,000           1,000
  Additional paid in-capital                                          31,902          31,902
  Retained earnings                                                  178,981          93,353
                                                                  ----------      ----------

            Total stockholders' equity                               211,883         126,255
                                                                  ----------      ----------

TOTAL                                                             $  416,812      $  214,460
                                                                  ----------     -----------
                                                                  ----------     -----------


See notes to financial statements.

AMERICAN TELCOM, INC.

STATEMENTS OF OPERATIONS
YEARS ENDED DECEMBER 31, 1998 AND 1997
--------------------------------------

                                                                 1998             1997

NET SALES                                                    $  1,168,070      $   901,883

COSTS AND EXPENSES:
  Cost of sales                                                   482,278          432,099
  Salaries and benefits                                           365,055          314,712
  Selling, general and administrative                             200,126          220,183
  Interest                                                          3,028            2,161
                                                             ------------      -----------

            Total costs and expenses                            1,050,487          969,155
                                                             ------------      -----------

INCOME (LOSS) BEFORE TAXES                                        117,583          (67,272)

INCOME TAX (EXPENSE) BENEFIT                                      (31,955)          11,818
                                                             ------------      -----------

NET INCOME (LOSS)                                            $     85,628      $   (55,454)
                                                             ------------      -----------
                                                             ------------      -----------


See notes to financial statements.

AMERICAN TELCOM, INC.

STATEMENTS OF STOCKHOLDERS' EQUITY
YEARS ENDED DECEMBER 31, 1998 AND 1997
--------------------------------------

                                                                       ADDITIONAL
                                        COMMON         COMMON            PAID-IN           RETAINED
                                        SHARES          STOCK            CAPITAL           EARNINGS           TOTAL
BALANCE,
  January 1, 1997                        1,000         $  1,000         $ 31,902          $   148,807      $   181,709

Net loss                                  -               -                 -                 (55,454)         (55,454)
                                       -------         --------         --------          -----------      -----------

BALANCE,
  December 31, 1997                      1,000            1,000           31,902               93,353          126,255

Net income                                -               -                 -                  85,628           85,628
                                       -------         --------         --------          -----------      -----------

BALANCE,
  December 31, 1998                      1,000         $  1,000         $ 31,902          $   178,981      $   211,883
                                       -------         --------         --------          -----------      -----------
                                       -------         --------         --------          -----------      -----------



See notes to financial statements.

AMERICAN TELCOM, INC.

STATEMENTS OF CASH FLOWS
YEARS ENDED DECEMBER 31, 1998 AND 1997
--------------------------------------

                                                                                            1998             1997
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income (loss)                                                                     $    85,628       $  (55,454)
  Adjustments to reconcile net income (loss) to net cash
    provided by (used in) operating activities:
      Depreciation                                                                           18,802           23,466
      (Gain) loss on sale of assets                                                          (8,516)            -
      Changes in current assets and liabilities:
        Accounts receivable                                                                (128,679)          (7,464)
        Inventory                                                                             4,402             (897)
        Other current assets                                                                   -              14,221
        Accounts payable                                                                     31,071          (49,263)
        Accrued compensation                                                                  4,272           (2,800)
        Other current liabilities                                                            46,286           10,928
                                                                                        -----------       ----------

            Net cash provided by (used in) operating activities                              53,266          (67,263)
                                                                                        -----------       ----------

CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchases of property and equipment                                                       (66,742)         (11,050)
  Proceeds from sale of property and equipment                                               28,498             -
                                                                                        -----------       ----------

            Net cash used in investing activities                                           (38,244)         (11,050)
                                                                                        -----------       ----------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from borrowings on long-term debt                                                 83,733           32,076
  Payments on long-term borrowings                                                          (48,638)            (344)
                                                                                        -----------       ----------

            Net cash provided by financing activities                                        35,095           31,732
                                                                                        -----------       ----------

NET INCREASE (DECREASE) IN CASH                                                              50,117          (46,581)

CASH, beginning of year                                                                      32,428           79,009
                                                                                        -----------       ----------

CASH, end of year                                                                       $    82,545       $   32,428
                                                                                        -----------       ----------
                                                                                        -----------       ----------



SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
    Cash paid during the year for interest                                              $     1,532       $    2,104
    Cash paid during the year for income taxes                                          $     -           $   18,628


See notes to financial statements.

AMERICAN TELCOM, INC.

NOTES TO FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 1998 AND 1997
--------------------------------------

1.    ORGANIZATION

     American Telcom, Inc. (the "Company") was incorporated in January 1987, under the laws of the State of Oklahoma. The Company sells, installs and maintains telephone equipment in the greater Oklahoma City area.

2.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

      USE OF ESTIMATES - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of sales and expenses during the reporting period. Actual results could differ from those estimates.

      CONCENTRATIONS - The Company currently buys most of its telephone equipment from one manufacturer. Although there are a limited number of manufacturers of telephone equipment, management believes that other manufacturers could provide similar equipment on comparable terms. A change in manufacturers, however, could cause a possible loss of sales, which would affect operating results adversely.

      REVENUE RECOGNITION - Revenue is recognized when equipment is installed or when maintenance services are rendered. The Company defers revenues on prepaid agreements to maintain customer telephone equipment. The deferred revenues are recognized as revenue over the period the services are provided, which is generally 12 months. Deferred revenues are not significant as of December 31, 1998 and 1997.

      ACCOUNTS RECEIVABLE - Allowances for doubtful accounts are established based on historical losses, experience and knowledge of specific items. Receivables determined to be uncollectible are written off as a charge to the allowance for doubtful accounts; recoveries of previously written off amounts are added back to the allowance for doubtful accounts.

      INVENTORY - Inventory is stated at the lower of cost or market on a specific identification basis. Cost is determined on a first-in, first-out method.

      PROPERTY AND EQUIPMENT - Property and equipment are stated at cost. Major additions and improvements are capitalized at cost, while maintenance and repairs which do not extend the useful lives of the respective assets are expensed. When assets are sold or retired, cost and accumulated depreciation are removed from the respective accounts. Any gains or losses resulting from disposal are included in current year operations.

      Property and equipment owned by the Company are depreciated using an accelerated method over three to seven years.

      INCOME TAXES - The Company uses an asset and liability approach to account for income taxes. Deferred income taxes are recognized for the tax consequences of temporary differences and operating loss and tax credit carryforwards by applying enacted tax rates applicable to future years to differences between the financial statement amounts and the tax bases of existing assets and liabilities. A valuation allowance is established if, in management's opinion, it is more likely than not that some portion of the deferred tax asset will not be realized. As of December 31, 1998, the Company's temporary differences between financial and tax bases of assets and liabilities are not material, and no deferred income taxes have been recognized.

      PRODUCT RETURNS AND WARRANTY - Product returned by the customer due to defective manufacture or failure during the manufacturer's warranty period is returned by the Company to the manufacturer in exchange for replacement product or refund.

      LONG-LIVED ASSETS - Management of the Company assesses recoverability of its long-lived assets whenever events or changes in circumstances indicate that the carrying amount of assets may not be recoverable. Recoverability is assessed and measured on long-lived assets using an estimate of the undiscounted future cash flows attributable to the asset. Impairment is measured based on future cash flows discounted at an appropriate rate.

      ADVERTISING - Advertising costs incurred by the company are expensed during the period in which the advertising occurs.

      FAIR VALUE DISCLOSURE - The Company's financial instruments include cash and cash equivalents, receivables, short-term payables, and notes payable. The carrying amounts of cash and cash equivalents, receivables, and short-term payables approximate fair value due to their short-term nature. The carrying amounts of notes payable approximate fair value based on borrowing terms currently available to the Company.

3.    OPERATING LEASES

      The Company has a noncancelable operating lease for its office space with a related party. The Company expensed and paid $37,060 and $13,850 for rent during the years ended December 31, 1998 and 1997, respectively. The future minimum payments by year at December 31, 1998, are as follows:

        1999                             $ 33,060
        2000                               33,060
        2001                               33,060
                                         --------

                                         $ 99,180
                                         --------
                                         --------

4.    LONG-TERM DEBT

      The Company's long-term debt at December 31, 1998 and 1997, consisted of the following:

                                                                                        1998             1997
        Promissory note, balloon payment of principal and interest, interest
        rate of 8%, due in February 1999, secured by vehicles.                         $ 66,827         $   -

        Promissory note, due in monthly principal and interest payments,
        interest rate of 7.5%, secured by vehicle.                                         -              10,707

        Promissory note, due in monthly principal and interest payments, interest rate of 8%, secured by vehicle and personal guaranties from
        Company owners.                                                                    -              21,025
                                                                                       --------         --------
                                                                                         66,827           31,732
        Less current maturities                                                          66,827           25,158
                                                                                       --------         --------

        Total long-term debt                                                           $   -            $  6,574
                                                                                       --------         --------
                                                                                       --------         --------

5.    INCOME TAXES

      The income tax provision consists of the following:

                                                                                        1998             1997

        Federal income tax (expense) benefit                                         $  (29,107)        $ 11,818
        State income taxes, net of federal benefit                                       (2,848)            -
                                                                                     ----------         --------

                                                                                     $  (31,955)        $ 11,818
                                                                                     ----------         --------
                                                                                     ----------         --------

      The difference between the statutory Federal income tax rate of 34% and the Company's effective Federal rate for the years ended December 31, 1998 and 1997, is due to state taxes and the effect of graduated tax rates.

6.    BENEFIT PLAN

      All employees are eligible to participate in the Company's defined contribution plan upon completion of two years of employment and reaching the age of 21. Employees may contribute up to 15% of base compensation, as defined. All contributions made by employees are 100% vested at the time the contribution is made. Contributions by the Company are made at the discretion of management. No contributions were made by the Company during the years ended December 31, 1998 and 1997.

7.    MAJOR CUSTOMERS

      Sales to the Company's largest customer amounted to approximately 10% of net sales for fiscal year 1998. No individual customer in 1997 accounted for net sales in excess of 10%. The Company has accounts receivable from two customers that amount to 20% and 36% of the Company's total accounts receivable at December 31, 1998.

8.    RELATED PARTY TRANSACTIONS

      The Company has recorded a liability to its president and 50% stockholder of $26,977 at December 31, 1998 and 1997, representing unpaid accrued compensation.

      The Company made rent payments of $37,060 and $13,850 during the years ended December 31, 1998 and 1997, respectively, for office space to an entity owned and operated 100% by the owners of the Company.

9.    SUBSEQUENT EVENTS

      The Company and its stockholders have entered into a definitive agreement with The Alliance Group ("Alliance") pursuant to which the Company will be purchased by Alliance. All outstanding shares of the Company will be exchanged for cash and common stock of Alliance in conjunction with the consummation of the initial public offering of the common stock of Alliance.

      In February 1999, the Company made a payment of $40,000 on a promissory note with a bank having a balance totaling $66,827 at December 31, 1998. The note terms required a balloon payment for the total amount plus accrued interest in February 1999. The bank extended the due date for the remaining unpaid amount plus accrued interest and fees until May 1999. All other note terms remained unchanged.


                                 * * * * * *

INDEPENDENT AUDITORS' REPORT

To the Board of Directors and Stockholders
Banner Communications, Inc.:

We have audited the accompanying balance sheet of Banner Communications, Inc. as of December 31, 1998, and the related statements of earnings, stockholders' equity, and cash flows for the year ended December 31, 1998. The financial statements as of December 31, 1997, and for the year then ended, were audited by other auditors whose report expressed an unqualified opinion on those financial statements. These financial statements are the responsibility of the company's management. Our responsibility is to express an opinion on the 1998 financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the 1998 financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, such 1998 financial statements present fairly, in all material respects, the financial position of Banner Communications, Inc. at December 31, 1998, and the results of its operations and its cash flows for the year ended December 31, 1998, in conformity with generally accepted accounting principles.


/S/ DELOITTE & TOUCHE LLP
Oklahoma City, Oklahoma
February 28, 1999

INDEPENDENT AUDITORS' REPORT

To the Board of Directors and Stockholders
Banner Communications, Inc.:

We have audited the accompanying balance sheet of Banner Communications, Inc. as of December 31, 1997, and the related statements of earnings, stockholders' equity, and cash flows for the year ended December 31, 1997. These financial statements are the responsibility of the company's management. Our responsibility is to express an opinion on the 1997 financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, such 1997 financial statements present fairly, in all material respects, the financial position of Banner Communications, Inc. at December 31, 1997, and the results of its operations and its cash flows for the year ended December 31, 1997, in conformity with generally accepted accounting principles.


/S/ SAXON & KNOL
Oklahoma City, Oklahoma
February 28, 1999

BANNER COMMUNICATIONS, INC.

BALANCE SHEETS
DECEMBER 31, 1998 AND 1997
-------------------------------------------------------------------------------

ASSETS                                                                                     1998             1997
CURRENT ASSETS:
  Cash                                                                                  $    13,486     $    24,796
  Accounts receivable                                                                       148,033         101,305
  Inventory                                                                                  68,939          77,094
                                                                                        -----------     -----------
            Total current assets                                                            230,458         203,195

PROPERTY AND EQUIPMENT:
  Autos and trucks                                                                          160,053         125,060
  Fixtures and equipment                                                                     58,651          50,384
                                                                                        -----------     -----------
                                                                                            218,704         175,444

  Less accumulated depreciation                                                            (139,564)       (121,905)
                                                                                        -----------     -----------
            Property and equipment, net                                                      79,140          53,539
                                                                                        -----------     -----------

TOTAL                                                                                   $   309,598     $   256,734
                                                                                        -----------     -----------
                                                                                        -----------     -----------



LIABILITIES AND STOCKHOLDERS' EQUITY

LIABILITIES:
  Current liabilities:
    Current portion of long-term debt                                                   $    20,073     $    17,644
    Line of credit                                                                           30,000           -
    Accounts payable                                                                         68,432          61,180
    Other current liabilities                                                                32,646           5,408
                                                                                        -----------     -----------
            Total current liabilities                                                       151,151          84,232

  Long-term debt, net of current portion                                                     44,807          25,435
                                                                                        -----------     -----------
            Total liabilities                                                               195,958         109,667

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY:

  Common stock, $1.00 par value; 10,000 shares authorized,
    500 shares issued and outstanding                                                           500             500
  Retained earnings                                                                         113,140         146,567
                                                                                        -----------     -----------
            Total stockholders' equity                                                      113,640         147,067
                                                                                        -----------     -----------

TOTAL                                                                                   $   309,598     $   256,734
                                                                                        -----------     -----------
                                                                                        -----------     -----------


See notes to financial statements.

BANNER COMMUNICATIONS, INC.

STATEMENTS OF EARNINGS
YEARS ENDED DECEMBER 31, 1998 AND 1997
-------------------------------------------------------------------------------

                                                                                            1998             1997
NET SALES                                                                                $  1,548,874     $  1,314,544

COSTS AND EXPENSES:
  Cost of sales                                                                               827,098          610,731
  Salaries and benefits                                                                       452,068          395,251
  Selling, general and administrative expenses                                                216,801          182,200
  Interest expense                                                                              6,689            6,624
                                                                                         ------------     ------------

            Total costs and expenses                                                        1,502,656        1,194,806
                                                                                         ------------     ------------

NET INCOME                                                                               $     46,218     $    119,738
                                                                                         ------------     ------------
                                                                                         ------------     ------------


See notes to financial statements.

BANNER COMMUNICATIONS, INC.

STATEMENTS OF STOCKHOLDERS' EQUITY
YEARS ENDED DECEMBER 31, 1998 AND 1997
--------------------------------------------------------------------------------

                                                      COMMON          COMMON          RETAINED
                                                      SHARES          STOCK           EARNINGS             TOTAL
BALANCE, January 1, 1997                                  500        $  500          $    50,355       $    50,855

  Dividends to stockholders                                                              (23,526)          (23,526)

  Net income                                               -            -                119,738           119,738
                                                        -----        ------          -----------       -----------

BALANCE, December 31, 1997                                500           500              146,567           147,067

  Dividends to stockholders                                                              (79,645)          (79,645)

  Net income                                               -            -                 46,218            46,218
                                                        -----        ------          -----------       -----------

BALANCE, December 31, 1998                                500        $  500          $   113,140       $   113,640
                                                        -----        ------          -----------       -----------
                                                        -----        ------          -----------       -----------


See notes to financial statements.

BANNER COMMUNICATIONS, INC.

STATEMENTS OF CASH FLOWS
YEARS ENDED DECEMBER 31, 1998 AND 1997
--------------------------------------------------------------------------------

                                                                                            1998             1997
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income                                                                             $   46,218       $  119,738
  Adjustments to reconcile net income to net cash
    provided by operating activities:
      Depreciation                                                                           28,837           15,435
      Changes in current assets and liabilities:
        Accounts receivable                                                                 (46,728)         (22,695)
        Inventory                                                                             8,155           (2,313)
        Accounts payable                                                                      7,252          (12,022)
        Other current liabilities                                                            27,238          (23,413)
                                                                                         ----------       ----------
            Net cash provided by operating activities                                        70,972           74,730
                                                                                         ----------       ----------

CASH FLOWS FROM INVESTING ACTIVITIES -
  Purchases of property and equipment                                                       (10,267)          (2,608)
                                                                                         ----------       ----------

CASH FLOWS FROM FINANCING ACTIVITIES:

  Dividends to stockholders                                                                 (79,645)         (23,526)
  Proceeds from borrowings under line of credit                                              30,000             -
  Payments on long-term debt                                                                (22,370)         (20,861)
                                                                                         ----------       ----------
            Net cash used in financing activities                                           (72,015)         (44,387)
                                                                                         ----------       ----------

NET (DECREASE) INCREASE IN CASH                                                             (11,310)          27,735

CASH, beginning of year                                                                      24,796           (2,939)
                                                                                         ----------       ----------

CASH, end of year                                                                        $   13,486       $   24,796
                                                                                         ----------       ----------
                                                                                         ----------       ----------



SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:

  Cash paid during the year for interest                                                 $    6,689       $    6,688
  Purchase of property and equipment through borrowings                                  $   44,171       $     -

See notes to financial statements.

BANNER COMMUNICATIONS, INC.

NOTES TO FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 1998 AND 1997
--------------------------------------------------------------------------------

1.    ORGANIZATION

     Banner Communications, Inc. (the "Company") was incorporated in January 1987, under the laws of the State of Oklahoma. The Company sells, installs and maintains telephone equipment for commercial customers in the greater Tulsa, Oklahoma market area.

2.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

      USE OF ESTIMATES - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of sales and expenses during the reporting period. Actual results could differ from those estimates.

      CONCENTRATIONS - The Company currently buys most of its telephone equipment from three manufacturers. Although there are a limited number of manufacturers of telephone equipment, management believes that other manufacturers could provide similar equipment on comparable terms. A change in manufacturers, however, could cause a possible loss of sales, which would affect operating results adversely.

      REVENUE RECOGNITION - Revenue is recognized when equipment is installed or when maintenance services are rendered. The Company defers revenues for deposits and advance payments received from customers prior to installation. Such amounts are immaterial and are included in other current liabilities in the accompanying financial statements.

      ACCOUNTS RECEIVABLE - Allowances for doubtful accounts receivable are established based on historical losses, experience and knowledge of specific items. No allowances have been established at December 31, 1998 and 1997 as management believes no material losses will be incurred from receivables.

      INVENTORY - Inventory is stated at the lower of cost (first-in, first-out method) or market.

      PROPERTY AND EQUIPMENT - Property and equipment are stated at cost. Major additions and improvements are capitalized at cost, while maintenance and repairs which do not extend the useful lives of the respective assets are expensed. When assets are sold or retired, cost and accumulated depreciation are removed from the respective accounts. Any gains or losses resulting from disposal are included in current year income or loss.

      Property and equipment owned by the Company are depreciated using accelerated methods over their estimated useful lives of three to five years.

      LONG-LIVED ASSETS - Management of the Company assesses recoverability of its long-lived assets whenever events or changes in circumstances indicate that the carrying amount of assets may not be recoverable. Recoverability is assessed and measured on long-lived assets using an estimate of the undiscounted future cash flows attributable to the asset. Impairment is measured based on future cash flows discounted at an appropriate rate.

      INCOME TAXES - The stockholders of the Company have elected to be taxed as an S corporation under provisions of the Internal Revenue Code. The items of income, credit, deduction and loss of the Company pass through to the stockholders and are includable in their personal income tax returns. Accordingly, the accompanying financial statements do not reflect a provision or benefit for income taxes nor deferred tax assets and liabilities.

      Under federal income tax laws, regulations and administrative rulings, certain types of transactions may be accorded varying interpretations. Accordingly, the Company's financial statements and tax returns, as well as the individual tax returns of the stockholders, may be changed to conform as a result of a review by the Internal Revenue Service.

      No such review is presently in process.

      PRODUCT RETURNS AND WARRANTY - Product returned by the customer due to defective manufacture or failure during the manufacturer's warranty period is returned by the Company to the manufacturer in exchange for replacement product or refund.

      ADVERTISING - Advertising costs incurred by the Company are expensed during the period in which the advertising occurs.

      FAIR VALUE DISCLOSURE - The Company's financial instruments include cash, receivables, short-term payables, notes payable and borrowings under its line of credit. The carrying amounts of cash, receivables, and short-term payables approximate fair value due to their short-term nature. The carrying amounts of notes payable and borrowings under line of credit approximate fair value based on borrowing terms currently available to the Company.

3.    DEBT

      The Company's long-term debt at December 31, 1998 and 1997, consist of the following:

                                                                                                  1998         1997
        Notes payable to bank, due in monthly principal and interest payments, interest rates of 8.5% to 8.95%, maturing in 2002 and 2003, secured by
        vehicles                                                                                $ 39,708      $   -

        Note payable to bank, due in monthly principal and interest payments, interest rate

        of 9.25%, maturing in December 2001, secured by vehicle                                   11,291        14,412

        Note payable to bank, due in monthly principal and interest payments, interest rate
        of 8.75%, maturing in November 2000, secured by vehicle                                   10,543        15,166

        Notes payable to banks, due in monthly principal and interest payments, interest rates of 8.25 to 10.25%, maturing in July and August 1999,
        secured by vehicles                                                                        3,338         9,661

        Other                                                                                       -            3,840
                                                                                                --------      --------
                                                                                                  64,880        43,079
        Less current portion of long-term debt                                                    20,073        17,644
                                                                                                --------      --------

        Long-term debt                                                                          $ 44,807      $ 25,435
                                                                                                --------      --------
                                                                                                --------      --------

      The Company also has $30,000 outstanding at December 31, 1998 under its line of credit agreement with a bank. The agreement permits advances up to $50,000, with interest at Chase Bank Prime plus 1.5% (9.25% at December 31, 1998) and expires March 4, 1999; however, management expects renewal of the agreement under similar terms. The agreement is collateralized by accounts receivable, inventory and equipment of the Company.

      Maturities of long-term debt and borrowings under the line of credit for the next five years are as follows: 1999 - $50,073; 2000 - $17,870; 2001 - $14,002; 2002 - $8,149; 2003 - $4,786.

4.    LEASES

      The Company leases its office space under an operating lease with annual rentals of $17,776. The lease expired in 1998 and is currently month-to-month.

5.    RETIREMENT PLAN

      The Company sponsors a defined contribution plan covering employees who meet minimum age requirements. Employees may elect to contribute up to 15% of their eligible compensation. Contributions by the Company are made at the discretion of management.

      The Company made contributions to the plan totaling $9,037 and $10,028 in 1998 and 1997, respectively.

6.    COMMITMENTS AND CONTINGENCIES

      The Company is involved in suits and claims incidental to its business. In the opinion of management, the outcome of such matters will not have a material adverse effect on the Company's business, financial position, or results of operations.

7.    SUBSEQUENT EVENT

      The Company and its stockholders have entered into a definitive agreement with The Alliance Group ("Alliance") pursuant to which the Company will be purchased by Alliance. All of the issued and outstanding common stock of the Company will be exchanged for cash and common stock of Alliance in conjunction with the consummation of the initial public offering of the common stock of Alliance.


                                  * * * * * *

INDEPENDENT AUDITORS' REPORT

To the Board of Directors and Stockholders
Commercial Telecom Systems, Inc.:

We have audited the accompanying balance sheets of Commercial Telecom Systems, Inc. as of December 31, 1998 and 1997, and the related statements of earnings, stockholders' equity, and cash flows for the years ended December 31, 1998 and 1997. These financial statements are the responsibility of the company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the financial position of Commercial Telecom Systems, Inc. as of December 31, 1998 and 1997, and the results of their operations and their cash flows for the years then ended in conformity with generally accepted accounting principles.

/s/ HUNTER, ATKINS & RUSSELL, PLC
February 18, 1999

COMMERCIAL TELECOM SYSTEMS, INC.

BALANCE SHEETS
DECEMBER 31, 1998 AND 1997
--------------------------


ASSETS                                                         1998         1997

CURRENT ASSETS:
  Cash                                                       $ 54,532    $ 18,667
  Accounts receivable                                          72,080     131,811
  Inventory                                                    90,902      73,097
                                                             --------    --------
          Total current assets                                217,514     223,575
                                                             --------    --------

PROPERTY AND EQUIPMENT, at cost:
  Autos and trucks                                             58,055      58,055
  Fixtures and equipment                                       39,451      39,451
  Furniture and fixtures                                          976         976
  Leasehold improvements                                        1,552       1,552
                                                             --------    --------
                                                              100,034     100,034
  Less accumulated depreciation                               (85,191)    (77,970)
                                                             --------    --------
          Property and equipment, net                          14,843      22,064
                                                             --------    --------

OTHER ASSETS                                                      610         610
                                                             --------    --------

TOTAL                                                        $232,967    $246,249
                                                             --------    --------
                                                             --------    --------
LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
  Accounts payable                                           $137,590    $ 74,865
  Deferred maintenance contracts                               64,568      49,042
  Other current liabilities                                    94,773      20,309
  Notes payable, current portion                                4,044      81,723
                                                             --------    --------
          Total current liabilities                           300,975     225,939

LONG-TERM LIABILITIES:

  Long-term debt, net of current portion                        7,348      11,393

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY:
  Common stock, $1 par value; 1,000 shares authorized
    and outstanding                                             1,000       1,000
  Treasury stock                                               (4,924)     (4,924)
  Retained earnings                                           (71,432)     12,841
                                                             --------    --------
          Total stockholders' equity                          (75,356)      8,917
                                                             --------    --------

TOTAL                                                        $232,967    $246,249
                                                             --------    --------
                                                             --------    --------

See notes to financial statements.

COMMERCIAL TELECOM SYSTEMS, INC.

STATEMENTS OF EARNINGS
YEARS ENDED DECEMBER 31, 1998 AND 1997
--------------------------------------

                                                                1998           1997

SALES                                                        $1,437,932    $1,233,316

COSTS AND EXPENSES:
  Cost of sales                                                 704,506       631,028
  Salaries and benefits                                         386,413       394,632
  Selling, general and administrative expenses                  133,253       126,167
  Interest expense                                                5,099         6,316
                                                             ----------    ----------

            Total costs and expenses                          1,229,271     1,158,143
                                                             ----------    ----------

INCOME BEFORE TAXES ON INCOME                                   208,661        75,173

INCOME TAX EXPENSE                                              (76,316)      (11,201)
                                                             ----------    ----------

NET INCOME                                                   $  132,345    $   63,972
                                                             ----------    ----------
                                                             ----------    ----------

See notes to financial statements.

COMMERCIAL TELECOM SYSTEMS, INC.

STATEMENTS OF STOCKHOLDERS' EQUITY
YEARS ENDED DECEMBER 31, 1998 AND 1997
--------------------------------------

                                       COMMON    COMMON    TREASURY     RETAINED
                                       SHARES     STOCK      STOCK      EARNINGS     TOTAL

BALANCE, January 1, 1997               1,000     $1,000     $(4,924)    $ 24,903    $ 20,979

  Net income                                                              63,972      63,972

  Dividends paid                         -          -           -        (76,034)    (76,034)
                                       -----     ------     -------     --------    --------

BALANCE, December 31, 1997             1,000      1,000      (4,924)      12,841       8,917

  Net income                                                             132,345     132,345

  Dividends paid                         -          -           -       (216,618)   (216,618)
                                       -----     ------     -------     --------    --------

BALANCE, December 31, 1998             1,000     $1,000     $(4,924)    $(71,432)   $(75,356)
                                       -----     ------     -------     --------    --------
                                       -----     ------     -------     --------    --------

See notes to financial statements.

COMMERCIAL TELECOM SYSTEMS, INC.

STATEMENTS OF CASH FLOWS
YEARS ENDED DECEMBER 31, 1998 AND 1997
--------------------------------------

                                                             1998            1997

CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income                                               $  132,345     $   63,972
  Adjustments to reconcile net income to net cash
    provided by operations-
      Depreciation                                             10,121          9,485
      Gain on disposal of property                             (2,900)           -
      Changes in current assets and liabilities:
        Accounts receivable                                    59,731         40,176
        Inventory                                             (17,805)           -
        Accounts payable                                       62,725        (40,181)
        Deferred maintenance contracts                         15,526        (14,999)
        Other current liabilities                              74,464         15,870
                                                           ----------     ----------

              Net cash provided by operating activities       334,207         74,323
                                                           ----------     ----------

CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchase of property and equipment                              -          (21,556)
                                                           ----------     ----------

              Net cash used in investing activities               -          (21,556)
                                                           ----------     ----------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from notes payable                                 100,900        359,834
  Payments on long-term debt                                 (182,624)      (345,747)
  Dividends paid                                             (216,618)       (76,034)
                                                           ----------     ----------

              Net cash used in financing activities          (298,342)       (61,947)
                                                           ----------     ----------

NET INCREASE (DECREASE) IN CASH                                35,865         (9,180)

CASH, beginning of year                                        18,667         27,847
                                                           ----------     ----------
CASH, end of year                                          $   54,532     $   18,667
                                                           ----------     ----------
                                                           ----------     ----------

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
  Cash paid during the year for interest                   $    5,099     $    6,297
  Cash paid during the year for income taxes               $      -       $    3,976

See notes to financial statements.

COMMERCIAL TELECOM SYSTEMS, INC.

NOTES TO FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 1998 AND 1997
--------------------------------------

1.   ORGANIZATION

     Commercial Telecom Systems, Inc. (the "Company") was incorporated in December 1988, under the laws of the State of Oklahoma. The Company sells, installs and maintains telephone equipment in the state of Oklahoma.

2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     BASIS OF PRESENTATION - The financial statements are prepared using the accrual basis of accounting. Revenues are recognized when earned and expenses are recognized when a liability is incurred.

     ESTIMATES - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of sales and expenses during the reporting period. Actual results could differ from those estimates.

     CASH AND CASH EQUIVALENTS - For purposes of the Statements of Cash Flows, the Company considers all highly liquid investments with an original maturity of three months or less to be a cash equivalent.

     ACCOUNTS RECEIVABLE - Allowances for doubtful accounts are established based on historical losses, experience and knowledge of specific items. Receivables determined to be uncollectible are written off as a charge to the allowance for doubtful accounts; recoveries of previously written off amounts are added back to the allowance for doubtful accounts.

     INVENTORY - Inventory is stated at the lower of cost or market on the first in, first out basis.

     PROPERTY AND EQUIPMENT - Property and equipment are stated at cost. Major additions and improvements are capitalized at cost, while maintenance and repairs which do not extend the useful lives of the respective assets are expensed. When assets are sold or retired, cost and accumulated depreciation are removed from the respective accounts. Any gains or losses resulting from disposal are included in current year income or loss. For the years ending December 31, 1998 and 1997 the Company had $-0- and $21,556 of additions to property and equipment, respectively.

     Property and equipment owned by the Company are depreciated using the straight-line method over the following useful lives: Autos and trucks -3 to 7 years; fixtures and equipment - 5 to 7 years; furniture and fixtures - 5 to 7 years; and leasehold improvements - 5 to 20 years.

     Depreciation expense for the years ending December 31, 1998 and 1997 was $10,121 and $9,485, respectively.

     DEFERRED MAINTENANCE AGREEMENTS - The Company recognizes deferred revenues for advance payment on agreements to maintain customer telephone equipment. The deferred revenues are recorded as income in the period the services are provided, which is generally twelve months.

     INCOME TAXES - Temporary differences between financial and tax bases of assets and liabilities are not material. Accordingly, no deferred income taxes have been presented.

     TREASURY STOCK - Stock held as treasury stock is stated at cost.

     ERROR CORRECTIONS - Certain errors resulting in an over and understatement of balance sheet accounts occurred in calendar year 1996. These errors resulted in an adjustment of $3,327 to retained earnings for the year ending December 31, 1997.

     PRODUCT RETURNS AND WARRANTY - Product returned by the customer due to defective manufacture or failure during the manufacturer's warranty period is returned by the Company to the manufacturer in exchange for replacement product or refund.

     IMPAIRMENT - Asset impairments are recorded when events or changes in circumstances indicate that the carrying amount of assets may not be recoverable. Impairment is assessed and measured on long-lived assets using an estimate of the undiscounted future cash flows.

     ADVERTISING - Advertising costs incurred by the company are expensed during the period in which the advertising occurs.

3.   OPERATING LEASES

     The Company has an operating lease for its office space. The future minimum payments by year at December 31, 1998, are as follows:

          1999                                      $6,825

     The lease expires July 31, 1999 and has monthly payments of $975. There is no imputed interest or current maturities associated with this lease.

4.   LONG-TERM DEBT

     The Company's long-term debt at December 31, 1998 and 1997, consisted of the following:

                                                                                  1998       1997
         Note payable to a bank, due July 1, 2001, carrying an interest rate of 9.5% with monthly payments of $413.  The loan was for
         the purchase of a vehicle that was capitalized at $20,050.             $11,392    $16,491

         Less current maturities                                                 (4,044)    (5,098)
                                                                                -------    -------

         Long-term portion                                                      $ 7,348    $11,393
                                                                                -------    -------
                                                                                -------    -------

     Maturities of long-term debt for years subsequent to December 31, 1998 are:
     1999 - $4,044; 2000 - $4,445; 2001 - $2,903.

     The Company has a line of credit with a local commercial bank. This line of credit matures March of each year. The line of credit is for $75,000 and carries an interest rate of 2% of Chase Manhattan prime. As of December 31, 1998 the Company did not owe any monies on this line of credit. As of December 31, 1997 the Company owed $64,973. This obligation is secured by bank accounts, inventory, furniture, fixtures, equipment and the personal guarantee of the majority stockholder.

5.   INCOME TAXES

     The Company has accrued liabilities for federal and state income taxes as follows:

                                            1998           1997
                                           -------       -------
     Federal                               $63,907       $ 8,625
     State                                  12,409         2,576
                                           -------       -------

                                           $76,316       $11,201
                                           -------       -------
                                           -------       -------


     The Company has also accrued estimates as to the penalties and interest owed on the above obligations. Total penalties and interest accrued for both federal and state is $15,801.

6.   SUBSEQUENT EVENT

     The Company and its stockholders have entered into a definitive agreement with The Alliance Group ("Alliance") pursuant to which the Company will be purchased by Alliance. All outstanding shares of the Company will be exchanged for cash and common stock of Alliance in conjunction with the consummation of the initial public offering of the common stock of Alliance.

                                * * * * * *

INDEPENDENT AUDITORS' REPORT

To the Board of Directors and Stockholder
Communication Services, Inc.:

We have audited the accompanying balance sheet of Communication Services, Inc. as of December 31, 1998, and the related statements of operations, stockholder's equity, and cash flows for the year ended December 31, 1998. These financial statements are the responsibility of the company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the financial position of Communication Services, Inc. at December 31, 1998, and the results of its operations and its cash flows for the year ended December 31, 1998, in conformity with generally accepted accounting principles.


/S/ DELOITTE & TOUCHE LLP
Oklahoma City, Oklahoma
March 9, 1999

COMMUNICATION SERVICES, INC.

BALANCE SHEET
DECEMBER 31, 1998
-------------------------------------------------------------------------------

ASSETS
CURRENT ASSETS:

  Cash                                                                                                   $   26,440
  Accounts receivable, net of allowance for doubtful accounts of $42,000                                     98,354
  Inventory                                                                                                  32,482
                                                                                                         ----------
            Total current assets                                                                            157,276

PROPERTY AND EQUIPMENT:
  Vehicles                                                                                                   76,140
  Equipment                                                                                                  26,689
                                                                                                         ----------

                                                                                                            102,829

  Less accumulated depreciation                                                                             (56,885)
                                                                                                         ----------
            Property and equipment, net                                                                      45,944

OTHER ASSETS                                                                                                    200
                                                                                                         ----------

TOTAL                                                                                                    $  203,420
                                                                                                         ----------
                                                                                                         ----------

LIABILITIES AND STOCKHOLDER'S EQUITY

CURRENT LIABILITIES:

  Current portion of long-term debt                                                                      $    9,410
  Line of credit                                                                                             20,035
  Accounts payable                                                                                           68,511
  Other current liabilities                                                                                  51,813
                                                                                                         ----------
            Total current liabilities                                                                       149,769

  Long-term debt, net of current portion                                                                     28,195
                                                                                                         ----------
            Total liabilities                                                                               177,964
                                                                                                         ----------

COMMITMENTS

STOCKHOLDER'S EQUITY:
  Common stock, $1 par value; 50,000 shares authorized;
    500 shares issued and outstanding                                                                           500
  Additional paid in-capital                                                                                  1,774
  Retained earnings                                                                                          23,182
                                                                                                         ----------
            Total stockholder's equity                                                                       25,456
                                                                                                         ----------

TOTAL                                                                                                    $  203,420
                                                                                                         ----------
                                                                                                         ----------

See notes to financial statements.

COMMUNICATION SERVICES, INC.

STATEMENT OF OPERATIONS
YEAR ENDED DECEMBER 31, 1998
-------------------------------------------------------------------------------

NET SALES                                                                                                 $  807,432

COSTS AND EXPENSES:
  Cost of sales                                                                                              367,592
  Salaries and benefits                                                                                      285,823
  Selling, general and administrative expenses                                                               156,493
  Interest expense                                                                                             4,335
                                                                                                          ----------

            Total costs and expenses                                                                         814,243
                                                                                                          ----------

NET LOSS                                                                                                  $   (6,811)
                                                                                                          ----------
                                                                                                          ----------


See notes to financial statements.

COMMUNICATION SERVICES, INC.

STATEMENT OF STOCKHOLDER'S EQUITY
YEAR ENDED DECEMBER 31, 1998
--------------------------------------------------------------------------------

                                                                          ADDITIONAL
                                              COMMON        COMMON         PAID-IN         RETAINED
                                              SHARES         STOCK         CAPITAL         EARNINGS          TOTAL

 BALANCE, January 1, 1998                       500         $  500         $ 1,774        $ 31,722         $ 33,996

   Distribution to stockholder                                                              (1,729)          (1,729)

   Net loss                                       -             -             -             (6,811)          (6,811)
                                               -----        ------         -------        --------         --------

 BALANCE, December 31, 1998

                                                500         $  500         $ 1,774        $ 23,182         $ 25,456
                                               -----        ------         -------        --------         --------
                                               -----        ------         -------        --------         --------


See notes to financial statements.

COMMUNICATION SERVICES, INC.

STATEMENT OF CASH FLOWS
YEAR ENDED DECEMBER 31, 1998
-------------------------------------------------------------------------------

CASH FLOWS FROM OPERATING ACTIVITIES:
  Net loss                                                                                                $   (6,811)
  Adjustments to reconcile net loss to net cash provided by operating activities:
    Depreciation                                                                                              16,799
    Provision for losses on accounts receivable                                                               37,350
    Changes in current assets and liabilities:
      Accounts receivable                                                                                    (82,208)
      Inventory                                                                                               (2,597)
      Other assets                                                                                             1,108
      Accounts payable                                                                                        38,027
      Other current liabilities                                                                               17,725
                                                                                                          ----------

            Net cash provided by operating activities                                                         19,393
                                                                                                          ----------

CASH FLOWS FROM INVESTING ACTIVITIES -
  Purchases of property and equipment                                                                         (7,524)
                                                                                                          ----------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from borrowings under line of credit                                                               20,035
  Payments on long-term debt                                                                                 (14,361)
  Distribution to stockholder                                                                                 (1,729)
                                                                                                          ----------

            Net cash provided by financing activities                                                          3,945
                                                                                                          ----------

NET INCREASE IN CASH                                                                                          15,814

CASH, beginning of year                                                                                       10,626
                                                                                                          ----------

CASH, end of year                                                                                         $   26,440
                                                                                                          ----------
                                                                                                          ----------

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
  Cash paid during the year for interest                                                                  $    4,335
  Purchase of property and equipment through borrowings                                                   $   20,910


See notes to financial statements.

COMMUNICATION SERVICES, INC.

NOTES TO FINANCIAL STATEMENTS
YEAR ENDED DECEMBER 31, 1998
--------------------------------------------------------------------------------

1.    ORGANIZATION

      Communication Services, Inc. (the "Company") was incorporated in January 1992, under the laws of the State of Oklahoma. The Company sells, installs and maintains telephone, wireless communication and paging equipment to commercial and individual customers in the state of Oklahoma.

2.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

      USE OF ESTIMATES - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of sales and expenses during the reporting period. Actual results could differ from those estimates.

      CONCENTRATIONS - The Company currently buys most of its equipment and paging services from three manufacturers and providers. Although there are a limited number of such manufacturers and providers, management believes that others could provide similar equipment and services on comparable terms. A change in manufacturers and providers, however, could cause a possible loss of sales and services, which would affect operating results adversely.

      REVENUE RECOGNITION - Revenue is recognized when equipment is installed or when paging and maintenance services are provided. The Company defers revenues for deposits and advance payments received from customers prior to installation. Such amounts are immaterial and are included in other current liabilities in the accompanying financial statements.

      ACCOUNTS RECEIVABLE - Allowances for doubtful accounts are established based on historical losses, experience and knowledge of specific items. Receivables determined to be uncollectible are written off as a charge to the allowance for doubtful accounts; recoveries of previously written off amounts are added back to the allowance for doubtful accounts.

      INVENTORY - Inventory is stated at the lower of cost (first-in, first-out method) or market.

      PROPERTY AND EQUIPMENT - Property and equipment are stated at cost. Major additions and improvements are capitalized at cost, while maintenance and repairs which do not extend the useful lives of the respective assets are expensed. When assets are sold or retired, cost and accumulated depreciation are removed from the respective accounts. Any gains or losses resulting from disposal are included in current year income or loss.

      Property and equipment owned by the Company are depreciated using the straight-line method over their estimated useful lives of three to seven years.

      LONG-LIVED ASSETS - Management of the Company assesses recoverability of its long-lived assets whenever events or changes in circumstances indicate that the carrying amount of assets may not be recoverable. Recoverability is assessed and measured on long-lived assets using an estimate of the undiscounted future cash flows attributable to the asset. Impairment is measured based on future cash flows discounted at an appropriate rate.

      INCOME TAXES - The stockholder of the Company has elected to be taxed as an S corporation under provisions of the Internal Revenue Code. The items of income, credit, deduction and loss of the Company pass through to the stockholder and are includable in the stockholder's personal income tax return. Accordingly, the accompanying financial statements do not reflect a provision or benefit for income taxes nor deferred tax assets and liabilities.

      Under federal income tax laws, regulations and administrative rulings, certain types of transactions may be accorded varying interpretations. Accordingly, the Company's financial statements and tax returns, as well as the individual tax return of the stockholder, may be changed as a result of a review by the Internal Revenue Service.

      PRODUCT RETURNS AND WARRANTY - Product returned by the customer due to defective manufacture or failure during the manufacturer's warranty period is returned by the Company to the manufacturer in exchange for replacement product or refund.

      ADVERTISING - Advertising costs incurred by the Company are expensed during the period in which the advertising occurs.

      FAIR VALUE DISCLOSURE - The Company's financial instruments include cash, receivables, short-term payables, notes payable and borrowings under its line of credit. The carrying amounts of cash, receivables, and short-term payables approximate fair value due to their short-term nature. The carrying amounts of notes payable and borrowings under line of credit approximate fair value based on borrowing terms currently available to the Company.

3.    LONG-TERM DEBT

      The Company's long-term debt at December 31, 1998, consists of the following:

        Notes payable to credit union, due in monthly principal and interest payments, interest rate of  7.5% and 7.75%, secured by vehicles,
        due in 2002 and 2003                                                                     $ 37,605

        Less current maturities                                                                     9,410
                                                                                                 --------

        Total long-term debt                                                                     $ 28,195
                                                                                                 --------
                                                                                                 --------

      The Company also has $20,035 outstanding at December 31, 1998 under its line of credit agreement with a bank which expires August 20, 1999. Borrowings under the agreement bear interest at 10.5% and are collateralized by accounts receivable and inventory of the Company.

      Maturities of long-term debt and borrowings under the line of credit for the next five years are as follows: 1999 - $29,445; 2000 - $10,688; 2001 - $11,534; 2002 - $5,496; 2003 - $477.

4.    OPERATING LEASES

      The Company subleases its retail space under a noncancelable operating sublease agreement. Minimum future payments under the sublease are $21,000 annually through December 31, 2001.

      The Company leases its office space from its stockholder. Rentals for 1998 were $21,000.

5.    RETIREMENT PLAN

      The Company sponsors a defined contribution plan covering employees who meet minimum compensation and service requirements. Company contributions to the plan are made at the discretion of management and totaled $3,009 in 1998.

6.    SUBSEQUENT EVENT

      The Company and its stockholder have entered into a definitive agreement with The Alliance Group ("Alliance") pursuant to which the Company will be purchased by Alliance. All of the issued and outstanding common stock of the Company will be exchanged for cash and common stock of Alliance in conjunction with the consummation of the initial public offering of the common stock of Alliance.


                                  * * * * * *

INDEPENDENT AUDITORS' REPORT

To the Board of Directors and Stockholders
EIS Communications:

We have audited the accompanying combined balance sheets of the Telephone and Paging Divisions of EIS Communications as of December 31, 1998, and 1997, and the related combined statements of operations, division equity, and cash flows for the years ended December 31, 1998 and 1997. These financial statements are the responsibility of the company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such combined financial statements present fairly, in all material respects, the financial position of the Telephone and Paging Divisions of EIS Communications at December 31, 1998 and 1997, and the results of their operations and their cash flows for the years ended December 31, 1998 and 1997, in conformity with generally accepted accounting principles.

The accompanying combined financial statements have been prepared from the separate records maintained by the Telephone and Paging Divisions of EIS Communications and may not necessarily be indicative of the financial condition that would have existed or the results of operations if the divisions had been operated as unaffiliated companies. Expenses of $309,000 and $260,000 included in the accompanying combined financial statements for 1998 and 1997, respectively, represent allocations from EIS Communications.


/S/ DELOITTE & TOUCHE LLP
Oklahoma City, Oklahoma
March 5, 1999

TELEPHONE AND PAGING DIVISIONS OF EIS COMMUNICATIONS

COMBINED BALANCE SHEETS
DECEMBER 31, 1998 AND 1997
--------------------------------------------------------------------------------

ASSETS                                                                                      1998            1997
CURRENT ASSETS:
  Accounts receivable, net of allowance for doubtful accounts of
    $22,000 and $28,000, respectively                                                    $   239,130     $   208,051
  Inventory                                                                                  177,340         238,701
                                                                                         -----------     -----------
            Total current assets                                                             416,470         446,752

PROPERTY AND EQUIPMENT:
  Vehicles                                                                                    34,297            -
  Less accumulated depreciation                                                              (15,085)           -
                                                                                         -----------     -----------
            Vehicles, net                                                                     19,212            -
                                                                                         -----------     -----------

TOTAL                                                                                    $   435,682     $   446,752
                                                                                         -----------     -----------
                                                                                         -----------     -----------


LIABILITIES AND DIVISION EQUITY

LIABILITIES:
  Current liabilities:
    Current portion of long-term debt and notes payable                                  $    11,064     $     1,072
    Accounts payable                                                                         123,327         315,794
    Other current liabilities                                                                 55,923          19,852
                                                                                         -----------     -----------
            Total current liabilities                                                        190,314         336,718

  Long-term debt, net of current portion                                                      16,581           -
                                                                                         -----------     -----------
            Total liabilities                                                                206,895         336,718

COMMITMENTS AND CONTINGENCIES

DIVISION EQUITY                                                                              228,787         110,034
                                                                                         -----------     -----------

TOTAL                                                                                    $   435,682     $   446,752
                                                                                         -----------     -----------
                                                                                         -----------     -----------

7
See notes to financial statements.

TELEPHONE AND PAGING DIVISIONS OF EIS COMMUNICATIONS

COMBINED STATEMENTS OF OPERATIONS
YEARS ENDED DECEMBER 31, 1998 AND 1997
--------------------------------------------------------------------------------

                                                                                            1998             1997
NET SALES                                                                              $  2,349,845     $  2,291,546

COSTS AND EXPENSES:

  Cost of sales                                                                           1,247,829        1,252,849
  Salaries and benefits                                                                     678,442          575,654
  Selling, general and administrative expenses                                              421,877          402,970
  Interest                                                                                    2,226             -
                                                                                       ------------     ------------

            Total costs and expenses                                                      2,350,374        2,231,473
                                                                                       ------------     ------------

INCOME (LOSS) BEFORE TAXES                                                                     (529)          60,073

INCOME TAX EXPENSE                                                                            -               24,000
                                                                                       ------------     ------------

NET INCOME (LOSS)                                                                      $       (529)    $     36,073
                                                                                       ------------     ------------
                                                                                       ------------     ------------

See notes to financial statements.

TELEPHONE AND PAGING DIVISIONS OF EIS COMMUNICATIONS

COMBINED STATEMENTS OF DIVISION EQUITY
YEARS ENDED DECEMBER 31, 1998 AND 1997
--------------------------------------------------------------------------------

BALANCE, January 1, 1997                                        $  107,214

  Distribution to parent                                           (33,253)

  Net income                                                        36,073
                                                                ----------

BALANCE, December 31, 1997                                         110,034

  Contribution from parent                                         119,282

  Net loss                                                            (529)
                                                                ----------

BALANCE, December 31, 1998                                      $  228,787
                                                                ----------
                                                                ----------

See notes to financial statements.

TELEPHONE AND PAGING DIVISIONS OF EIS COMMUNICATIONS

COMBINED STATEMENTS OF CASH FLOWS
YEARS ENDED DECEMBER 31, 1998 AND 1997
--------------------------------------------------------------------------------

                                                                                          1998             1997
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income (loss)                                                                   $      (529)     $    36,073
  Adjustments to reconcile net income (loss) to net cash
     provided by (used in) operating activities:
      Depreciation                                                                         15,085             -
      Provision for losses on accounts receivable                                          10,690           27,724
      Changes in current assets and liabilities:
        Accounts receivable                                                               (41,769)         (80,791)
        Inventory                                                                          61,361          (48,227)
        Accounts payable                                                                 (192,467)         134,171
        Other current liabilities                                                          36,071          (21,258)
                                                                                      -----------      -----------

            Net cash provided by (used in) operating activities                          (111,558)          47,692
                                                                                      -----------      -----------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Contributions from (distribution to) parent                                             119,282          (33,253)
  Payments on long-term borrowing                                                          (7,724)         (14,439)
                                                                                      -----------      -----------

            Net cash provided by (used in) financing activities                           111,558          (47,692)
                                                                                      -----------      -----------

NET CHANGE IN CASH                                                                          -                 -

CASH, beginning of year                                                                     -                 -
                                                                                      -----------      -----------

CASH, end of year                                                                     $     -          $      -
                                                                                      -----------      -----------
                                                                                      -----------      -----------


SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
  Cash paid during the year for interest                                              $     2,226      $      -
  Vehicles acquired through borrowings                                                $    34,297      $      -

See notes to financial statements.

TELEPHONE AND PAGING DIVISIONS OF EIS COMMUNICATIONS

NOTES TO COMBINED FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 1998 AND 1997
--------------------------------------------------------------------------------


1.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

      BASIS OF PRESENTATION - The accompanying financial statements present the combined assets, liabilities, sales and expenses related to the telephone and paging divisions (the "Divisions") of EIS Communications ("EIS"). EIS sells, installs and maintains telephone, wireless communication, paging and radio equipment to commercial and individual customers in the greater Tulsa, Oklahoma market area. The financial statements have been prepared from the separate records maintained by the Divisions and may not necessarily be indicative of the financial conditions that would have existed or the results of operations if the Divisions had been operated as unaffiliated companies. Expenses of $309,000 and $260,000 included in the combined financial statements for 1998 and 1997, respectively, represent allocations made from EIS. Management is of the opinion that the allocations used are reasonable and appropriate.

      USE OF ESTIMATES - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of sales and expenses during the reporting period. Actual results could differ from those estimates.

      CONCENTRATIONS - The Divisions currently buy most of their equipment and paging services from four manufacturers and providers. Although there are a limited number of such manufacturers and providers, management believes that others could provide similar equipment and services on comparable terms. A change in manufacturers and providers, however, could cause a possible loss of sales, which would affect operating results adversely.

      REVENUE RECOGNITION - Revenue is recognized when equipment is installed or when paging and maintenance services are rendered. The Divisions defer revenues for deposits and advance payments received from customers prior to installation. Such amounts are immaterial and are included in other current liabilities in the accompanying financial statements.

      ACCOUNTS RECEIVABLE - Allowances for doubtful accounts are established based on historical losses, experience and knowledge of specific items. Receivables determined to be uncollectible are written off as a charge to the allowance for doubtful accounts; recoveries of previously written off amounts are added back to the allowance for doubtful accounts.

      INVENTORY - Inventory is stated at the lower of cost (first-in, first-out method) or market.

      PROPERTY AND EQUIPMENT - Vehicles are stated at cost and are depreciated using accelerated methods over their estimated useful lives of three years.

      INCOME TAXES - EIS uses the asset and liability approach to account for income taxes. Deferred income taxes are recognized for the tax consequences of temporary differences and operating loss and tax credit carryforwards by applying enacted tax rates applicable to future years to differences between the financial statement amounts and the tax bases of existing assets and liabilities. A valuation allowance is established if, in management's opinion, it is more likely than not that some portion of the deferred tax asset will not be realized.

      For purposes of preparing the combined financial statements of the Divisions, federal and state income taxes were determined as if the Divisions filed separate income tax returns. As of December 31, 1998 and 1997, the Divisions' temporary differences between financial and tax bases of assets and liabilities are not material and no deferred income taxes have been recognized.

      PRODUCT RETURNS AND WARRANTY - Product returned by the customer due to defective manufacture or failure during the manufacturer's warranty period is returned by the Divisions to the manufacturer in exchange for replacement product or refund.

      ADVERTISING - Advertising costs incurred by the Divisions are expensed during the period in which the advertising occurs.

      FAIR VALUE OF FINANCIAL INSTRUMENTS - The carrying amounts for accounts receivable and accounts payable approximate fair value because of the short maturity of those instruments. The carrying amount of long-term debt approximates fair value based on borrowing terms currently available to EIS.

2.    LONG-TERM DEBT

      The Divisions' long-term debt at December 31, 1998 consists of four notes payable to a bank due in monthly installments of principal and interest through March 2001. The notes bear interest at 9.95% and are secured by the Divisions' vehicles. Scheduled maturities by year are as follows: 1999
      - $11,064; 2000 - $12,216; 2001 - $4,365.

      A note payable to an individual with a balance of $1,072 at December 31, 1997 was repaid in 1998.

3.    MAJOR CUSTOMERS

      At December 31, 1998 and 1997, the Company had an account receivable from an individual customer that amounted to 17% and 16%, respectively, of the Company's total accounts receivable.

4.    COMMITMENTS AND CONTINGENCIES

      EIS is involved in claims and suits incidental to its business. In the opinion of management, the outcome of such matters will not have a material adverse effect on the Divisions' business, financial position or results of operations.

5.    SUBSEQUENT EVENT

      EIS and its stockholders have entered into a definitive agreement with The Alliance Group ("Alliance") pursuant to which the telephone and paging divisions will be purchased by Alliance in exchange for cash and common stock of Alliance in conjunction with the consummation of the initial public offering of the common stock of Alliance.


                                  * * * * * *

INDEPENDENT AUDITORS' REPORT

To the Board of Directors and Stockholders
Nobel Systems, Inc.

We have audited the accompanying balance sheet of Nobel Systems, Inc. as of December 31, 1998, and the related statements of earnings, stockholders' equity, and cash flows for the year ended December 31, 1998. These financial statements are the responsibility of the company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the financial position of Nobel Systems, Inc. at December 31, 1998, and the results of their operations and their cash flows for the year ended December 31, 1998, in conformity with generally accepted accounting principles.


/s/ SAXON & KNOL, P. C.
February 28, 1999

NOBEL SYSTEMS, INC.

BALANCE SHEET
DECEMBER 31, 1998
-----------------

ASSETS

CURRENT ASSETS:
  Accounts receivable                                                                                   $    85,237
  Inventory                                                                                                  51,976
                                                                                                        -----------
            Total current assets                                                                            137,213

PROPERTY AND EQUIPMENT, at cost:
  Autos and trucks                                                                                           53,117
  Machinery and equipment                                                                                    40,062
  Furniture and fixtures                                                                                     11,199
                                                                                                        -----------
                                                                                                            104,378

  Less accumulated depreciation                                                                             (71,889)
                                                                                                        -----------
            Property and equipment, net                                                                      32,489
                                                                                                        -----------

TOTAL                                                                                                   $   169,702
                                                                                                        -----------
                                                                                                        -----------


LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
  Accounts payable                                                                                      $    46,083
  Current portion of long-term debt and notes payable                                                        71,567
  Other current liabilities                                                                                  16,822
                                                                                                        -----------
            Total current liabilities                                                                       134,472
                                                                                                        -----------

LONG-TERM LIABILITIES:
  Long-term debt, net of current portion                                                                     17,228

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY:
  Common stock, $1.00 par value; 5,000 shares authorized,
    800 shares issued and outstanding                                                                           800
  Additional paid in-capital                                                                                 53,614
  Retained earnings                                                                                         (36,412)
                                                                                                        -----------
            Total stockholders' equity                                                                       18,002
                                                                                                        -----------

TOTAL                                                                                                   $   169,702
                                                                                                        -----------
                                                                                                        -----------

See notes to financial statements.

NOBEL SYSTEMS, INC.

STATEMENT OF EARNINGS
YEAR ENDED DECEMBER 31, 1998
----------------------------

SALES                                                              $   953,046

COSTS AND EXPENSES:
  Cost of sales                                                        454,729
  Salaries and benefits                                                330,795
  Selling, general and administrative expenses                         166,224
  Interest expense                                                       9,729
                                                                   -----------

            Total costs and expenses                                   961,477
                                                                   -----------

NET LOSS                                                           $    (8,431)
                                                                   -----------
                                                                   -----------

See notes to financial statements.

NOBEL SYSTEMS, INC.

STATEMENT OF STOCKHOLDERS' EQUITY
YEAR ENDED DECEMBER 31, 1998
----------------------------

                                                                        ADDITIONAL
                                             COMMON        COMMON     PAID-IN CAPITAL      RETAINED
                                             SHARES         STOCK                          EARNINGS         TOTAL
BALANCE, January 1, 1998                        500        $  500       $    -            $  (27,981)     $  (27,481)

    Additional investment                       300           300           53,614             -              53,914

    Net loss                                      -            -             -                (8,431)         (8,431)
                                              -----        ------       ----------        ----------      ----------

BALANCE, December 31, 1998                      800        $  800       $   53,614        $  (36,412)     $   18,002
                                              -----        ------       ----------        ----------      ----------
                                              -----        ------       ----------        ----------      ----------

See notes to financial statements.

NOBEL SYSTEMS, INC.

STATEMENT OF CASH FLOWS
YEAR ENDED DECEMBER 31, 1998
----------------------------

CASH FLOWS FROM OPERATING ACTIVITIES:
  Net loss                                                                      $   (8,431)
  Adjustments to reconcile net income to net cash
     provided by operations:
      Depreciation and amortization                                                 14,926
      Loss on sale of assets                                                           374
      Changes in current assets and liabilities:
        Accounts receivable                                                         72,084
        Inventory                                                                  (25,552)
        Other current assets                                                        10,572
        Accounts payable                                                           (52,613)
        Other current liabilities                                                   (5,136)
                                                                                ----------

            Net cash provided by operating activities                                6,224
                                                                                ----------


CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchases of property and equipment                                               (6,970)
                                                                                ----------

            Net cash used in investing activities                                   (6,970)
                                                                                ----------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Additional investment                                                             53,914
  Proceeds from borrowings on long-term debt                                        10,472
  Payments on long-term borrowings                                                 (67,163)
                                                                                ----------

            Net cash provided by financing activities                               (2,777)
                                                                                ----------

NET DECREASE IN CASH                                                                (3,523)

CASH, beginning of year                                                              3,523
                                                                                ----------

CASH, end of year                                                               $     -
                                                                                ----------
                                                                                ----------


SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
  Cash paid during the year for interest                                        $   25,808


See notes to financial statements.

NOBEL SYSTEMS, INC.

NOTES TO FINANCIAL STATEMENTS
YEAR ENDED DECEMBER 31, 1998
----------------------------

1.     ORGANIZATION

       Nobel Systems, Inc. (the "Company") was incorporated in January 1989, under the laws of the State of Oklahoma. The Company sells, installs and maintains telephone equipment in the state of Oklahoma market area.

2.     SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

       USE OF ESTIMATES - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of sales and expenses during the reporting period. Actual results could differ from those estimates.

       BASIS OF PRESENTATION - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of sales and expenses during the reporting period. Actual results could differ from those estimates.

       CONCENTRATIONS - The Company currently buys most of its telephone equipment from two manufacturers. Although there are a limited number of manufacturers of telephone equipment, management believes that other manufacturers could provide similar equipment on comparable terms. A change in manufacturers, however, could cause a possible loss of sales, which would affect operating results adversely.

       ACCOUNTS RECEIVABLE - Allowances for doubtful accounts are established based on historical losses, experience and knowledge of specific items. Receivables determined to be uncollectible are written off as a charge to the allowance for doubtful accounts; recoveries of previously written off amounts are added back to the allowance for doubtful accounts.

       INVENTORY - Inventory is stated at the lower of cost or market on a first in, first out basis.

       PROPERTY AND EQUIPMENT - Property and equipment are stated at cost. Major additions and improvements are capitalized at cost, while maintenance and repairs which do not extend the useful lives of the respective assets are expensed. When assets are sold or retired, cost and accumulated depreciation are removed from the respective accounts. Any gains or losses resulting from disposal are included in current year income or loss.

       Property and equipment owned by the Company are depreciated over the estimated useful lives using straight-line and accelerated tax-based methods.

       DEFERRED INCOME - The Company recognizes deferred revenues for advance payment on agreements to maintain customer telephone equipment. The deferred revenues are recorded as income in the period the services are provided, which is generally twelve months.

       INCOME TAXES - The Company has elected to be taxed under the provisions of Subchapter S of the Internal Revenue Code. Under those provisions, the Company does not pay federal corporate income taxes on its taxable income. Instead, the stockholders are liable for individual federal income taxes on their respective shares of the company's taxable income.

       PRODUCT RETURNS AND WARRANTY - Product returned by the customer due to defective manufacture or failure during the manufacturer's warranty period is returned by the Company to the manufacturer in exchange for replacement product or refund.

       IMPAIRMENT - Asset impairments are recorded when events or changes in circumstances indicate that the carrying amount of assets may not be recoverable. Impairment is assessed and measured on long-lived assets using an estimate of the undiscounted future cash flows.

       ADVERTISING - Advertising costs incurred by the company are expensed during the period in which the advertising occurs.

3.     LONG-TERM DEBT

       The Company's long-term debt at December 31, 1998, consisted of the following:

         Line of credit, monthly interest payments; interest rate of 11.25%; due
         in February 1999, secured by accounts receivable                             $ 25,000

         Note payable to a related party, due in monthly principal and interest
         payments; interest rate of 12%; maturing in May 2000; unsecured                22,974

         Note payable; due in monthly principal and interest payments; interest
         rate of 18%; maturing in January 2000; secured by equipment                     9,137

         Note payable to a related party, due in monthly principal and interest
         payments; interest rate of 12%; maturing in May 2000; unsecured                 6,364

         Notes payable; due in monthly principal and interest payments; interest rates from 8.5% to 10.5%; maturing from January 1999 to March 2000;
         secured by vehicles                                                            21,021

         Note payable, due in monthly principal and interest payments; interest
         rate of 14.5%; maturing in July 1999; unsecured                                 4,299
                                                                                    ----------

                                                                                        88,795

         Less current maturities                                                       (71,567)
                                                                                    ----------

                                                                                    $   17,228
                                                                                    ----------
                                                                                    ----------

       Maturities of long-term debt for the next five years are as follows:
       1999 - $71,567; 2000 - $13,360; 2001 - $2,996; and 2002 - $872.

4.     COMMITMENTS AND CONTINGENCIES

       The transferability of the majority shareholder's stock is subject to the satisfaction or removal of federal tax liens related to personal income tax liabilities.

5.     CONCENTRATIONS OF CREDIT RISK

       Sales to the Company's three largest customers amounted to approximately 20% of net sales for fiscal year 1998. As of December 31, 1998, account balances due from the Company's three largest customers comprise approximately 12% of total trade accounts receivable, with the largest balance comprising approximately 5%.

6.     RELATED PARTY TRANSACTIONS

       The Company has notes payable to the company's shareholders. The notes bear interest at the approximate fair value at inception of the note. The notes are unsecured and mature in 2000.

7.     SUBSEQUENT EVENT

       The Company and its stockholders have entered into a definitive agreement with The Alliance Group ("Alliance") pursuant to which the Company will be purchased by Alliance. All outstanding shares of the Company will be exchanged for cash and common stock of Alliance in conjunction with the consummation of the initial public offering of the common stock of Alliance.


                                  * * * * * *

INDEPENDENT AUDITORS' REPORT

To the Stockholders
Telkey Communications, Inc.:

We have audited the accompanying balance sheet of Telkey Communications, Inc. as of September 30, 1998, and the related statements of operations, stockholders' equity, and cash flows for the year ended September 30, 1998. The financial statements as of September 30, 1997, and for the year then ended, were audited by other auditors whose report expressed an unqualified opinion on those financial statements. These financial statements are the responsibility of the company's management. Our responsibility is to express an opinion on the 1998 financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the 1998 financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, such 1998 financial statements present fairly, in all material respects, the financial position of Telkey Communications, Inc. at September 30, 1998, and the results of its operations and its cash flows for the year ended September 30, 1998, in conformity with generally accepted accounting principles.


/S/ DELOITTE & TOUCHE LLP
Oklahoma City, Oklahoma
February 26, 1999

INDEPENDENT AUDITORS' REPORT

To the Stockholders
Telkey Communications, Inc.:

We have audited the accompanying balance sheet of Telkey Communications, Inc. as of September 30, 1997 and the related statements of operations, stockholders' equity, and cash flows for the year ended September 30, 1997. These financial statements are the responsibility of the company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the financial position of Telkey Communications, Inc. at September 30, 1997, and the results of their operations and their cash flows for the year ended September 30, 1997, in conformity with generally accepted accounting principles.


/S/ SAXON & KNOL
Oklahoma City, Oklahoma
February 26, 1999

TELKEY COMMUNICATIONS, INC.

BALANCE SHEETS
SEPTEMBER 30, 1998 AND 1997
---------------------------

ASSETS                                                               1998             1997
CURRENT ASSETS:
  Cash                                                            $   140,053     $    57,247
  Receivables, net                                                    154,280         193,371
  Inventory                                                            88,748          82,164
  Notes receivable - current                                           15,324           -
  Other current assets                                                  3,741             905
                                                                  -----------     -----------
            Total current assets                                      402,146         333,687

NOTES RECEIVABLE, net of current portion                               16,862           -

PROPERTY AND EQUIPMENT:
  Autos and trucks                                                    117,419         128,164
  Fixtures and equipment                                               47,207          37,697
  Rental telephone equipment                                           83,401          64,622
                                                                  -----------     -----------
                                                                      248,027         230,483

  Less accumulated depreciation                                      (174,533)       (138,404)
                                                                  -----------     -----------
            Property and equipment, net                                73,494          92,079
                                                                  -----------     -----------

TOTAL                                                             $   492,502     $   425,766
                                                                  -----------     -----------
                                                                  -----------     -----------

LIABILITIES AND STOCKHOLDERS' EQUITY

LIABILITIES:
  Current liabilities:
    Line of credit                                                $    30,000     $     -
    Accounts payable                                                   31,364          26,015
    Deferred income                                                    32,200          46,567
    Current portion of long-term debt                                  29,782          19,683
    Other current liabilities                                          22,501          19,554
                                                                  -----------     -----------
            Total current liabilities                                 145,847         111,819

  Long-term debt, net of current portion                               24,780          26,823
                                                                  -----------     -----------
            Total liabilities                                         170,627         138,642

COMMITMENTS

STOCKHOLDERS' EQUITY:

  Common stock, $1.00 par value; 10,000 shares authorized,

    300 shares issued and outstanding                                     300             300
  Retained earnings                                                   321,575         286,824
                                                                  -----------     -----------
            Total stockholders' equity                                321,875         287,124
                                                                  -----------     -----------

TOTAL                                                             $   492,502     $   425,766
                                                                  -----------     -----------
                                                                  -----------     -----------

See notes to financial statements.

TELKEY COMMUNICATIONS, INC.

STATEMENTS OF OPERATIONS
YEARS ENDED SEPTEMBER 30, 1998 AND 1997
---------------------------------------

                                                             1998             1997
NET SALES                                                $  1,393,165     $  1,280,220

COSTS AND EXPENSES:
  Cost of sales                                               613,123          567,813
  Salaries and benefits                                       476,800          447,301
  Selling, general and administrative                         249,538          185,188
  Interest                                                      7,161            5,340
                                                         ------------     ------------

            Total costs and expenses                        1,346,622        1,205,642
                                                         ------------     ------------

INCOME BEFORE TAXES                                            46,543           74,578

INCOME TAX EXPENSE                                             11,792           15,527
                                                         ------------     ------------

NET INCOME                                               $     34,751     $     59,051
                                                         ------------     ------------
                                                         ------------     ------------


See notes to financial statements.

TELKEY COMMUNICATIONS, INC.

STATEMENTS OF STOCKHOLDERS' EQUITY
YEARS ENDED SEPTEMBER 30, 1998 AND 1997
---------------------------------------

                                                           COMMON          COMMON          RETAINED
                                                           SHARES          STOCK           EARNINGS           TOTAL
BALANCE, October 1, 1996                                     300           $  300         $  227,773       $  228,073

Net income                                                    -                -              59,051           59,051
                                                            ----           ------         ----------       ----------

BALANCE, September 30, 1997                                  300              300            286,824          287,124

Net income                                                    -                -              34,751           34,751
                                                            ----           ------         ----------       ----------

BALANCE, September 30, 1998                                  300           $  300         $  321,575       $  321,875
                                                            ----           ------         ----------       ----------
                                                            ----           ------         ----------       ----------


See notes to financial statements.

TELKEY COMMUNICATIONS, INC.

STATEMENTS OF CASH FLOWS
YEARS ENDED SEPTEMBER 30, 1998 AND 1997
---------------------------------------

                                                                                            1998             1997
CASH FLOWS FROM OPERATING ACTIVITIES:

  Net income                                                                             $   34,751       $   59,051
  Adjustments to reconcile net income to net cash
    provided by operating activities:
      Depreciation                                                                           46,874           27,950
      Deferred income                                                                       (14,367)            -
      (Gain) loss on sale of assets                                                            (500)          11,832
      Changes in assets and liabilities:
        Receivables                                                                          39,091          (25,751)
        Inventory                                                                            (6,584)         (34,531)
        Notes receivable                                                                    (32,186)            -
        Other current assets                                                                 (2,836)          (6,517)
        Accounts payable                                                                      5,349            4,340
        Other current liabilities                                                             2,947            8,204
                                                                                         ----------       ----------
            Net cash provided by operating activities                                        72,539           44,578
                                                                                         ----------       ----------

CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchases of property and equipment                                                       (28,289)         (51,289)
  Proceeds from sale of property and equipment                                                  500             -
                                                                                         ----------       ----------
            Net cash used in investing activities                                           (27,789)         (51,289)
                                                                                         ----------       ----------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from borrowings                                                                   87,839              500
  Payments on borrowings                                                                    (49,783)         (22,875)
                                                                                         ----------       ----------
            Net cash provided by (used in) financing activities                              38,056          (22,375)
                                                                                         ----------       ----------

NET INCREASE (DECREASE) IN CASH                                                              82,806          (29,086)

CASH, beginning of year                                                                      57,247           86,333
                                                                                         ----------       ----------

CASH, end of year                                                                        $  140,053       $   57,247
                                                                                         ----------       ----------
                                                                                         ----------       ----------


SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
  Cash paid during the year for interest                                                 $    5,108       $    5,281
  Cash paid during the year for income taxes                                             $   14,802       $   15,527

See notes to financial statements.

TELKEY COMMUNICATIONS, INC.

NOTES TO FINANCIAL STATEMENTS
YEARS ENDED SEPTEMBER 30, 1998 AND 1997
---------------------------------------

1.    ORGANIZATION

      Telkey Communications, Inc. (the "Company") was incorporated in February 1984, under the laws of the State of Oklahoma. The Company sells, installs and maintains telephone equipment in the greater Tulsa, Oklahoma market area.

2.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

      USE OF ESTIMATES - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of sales and expenses during the reporting period. Actual results could differ from those estimates.

      CONCENTRATIONS - The Company currently buys most of its telephone equipment from two manufacturers. Although there are a limited number of manufacturers of telephone equipment, management believes that other manufacturers could provide similar equipment on comparable terms. A change in manufacturers, however, could cause a possible loss of sales, which would affect operating results adversely.

      REVENUE RECOGNITION - Revenue is recognized when equipment is installed or when maintenance services are rendered. The Company defers revenues on prepaid agreements to maintain customer telephone equipment. The deferred revenues are recognized as revenue over the period the services are provided, which is generally 12 months.

      ACCOUNTS RECEIVABLE - Allowances for doubtful accounts are established based on historical losses, experience and knowledge of specific items. Receivables determined to be uncollectible are written off as a charge to the allowance for doubtful accounts; recoveries of previously written off amounts are added back to the allowance for doubtful accounts.

      INVENTORY - Inventory is stated at the lower of cost or market on a specific identification basis. Cost is determined on a first-in, first-out method.

      PROPERTY AND EQUIPMENT - Property and equipment are stated at cost. Major additions and improvements are capitalized at cost, while maintenance and repairs which do not extend the useful lives of the respective assets are expensed. When assets are sold or retired, cost and accumulated depreciation are removed from the respective accounts. Any gains or losses resulting from disposal are included in current year operations.

      Property and equipment owned by the Company are depreciated using the straight-line method, which includes amortization of assets under capital leases over the following useful lives:

                                              USEFUL LIVES
                                                IN YEARS
        Autos and trucks                          3 - 7
        Fixtures and equipment                    5 - 7
        Rental telephone equipment                5 - 7

      INCOME TAXES - The Company uses an asset and liability approach to account for income taxes. Deferred income taxes are recognized for the tax consequences of temporary differences and carryforwards by applying enacted tax rates applicable to future years to differences between the financial statement amounts and the tax bases of existing assets and liabilities. A valuation allowance is established if, in management's opinion, it is more likely than not that some portion of the deferred tax asset will not be realized. As of September 30, 1998, the Company's temporary differences between financial and tax bases of assets and liabilities are not material, and no deferred income taxes have been recognized.

      PRODUCT RETURNS AND WARRANTY - Product returned by the customer due to defective manufacture or failure during the manufacturer's warranty period is returned by the Company to the manufacturer in exchange for replacement product or refund.

      LONG-LIVED ASSETS - Management of the Company assesses recoverability of its long-lived assets whenever events or changes in circumstances indicate that the carrying amount of assets may not be recoverable. Recoverability is assessed and measured on long-lived assets using an estimate of the undiscounted future cash flows attributable to the asset. Impairment is measured based on future cash flows discounted at an appropriate rate.

      ADVERTISING - Advertising costs incurred by the company are expensed during the period in which the advertising occurs.

      FAIR VALUE DISCLOSURE - The Company's financial instruments include cash and cash equivalents, receivables, notes receivable, short-term payables, and notes payable. The carrying amounts of cash and cash equivalents, receivables, and short-term payables approximate fair value due to their short-term nature. The carrying amounts of notes receivable and notes payable approximate fair value as rates reflect current market rates.

3.    NOTES RECEIVABLE

      Notes receivable represent long-term financing of sales to certain customers. During the year ended September 30, 1998, the Company entered into an agreement with a bank whereby the bank assumed all servicing rights and a percentage of interest earned on the notes. In return, the Company received a cash payment from the bank equal to the principal balance of the notes on the transfer date. The Company retained all risk associated with nonpayment of any unpaid principal through a provision in the agreement requiring full recourse. The Company accounted for this transaction as a secured borrowing and has recognized the related liability in current and long-term notes payable. Interest income of $2,010 has been recognized from notes receivable and interest expense of $1,730 has been recognized on the corresponding note payable during the year ended September 30, 1998.

4.    OPERATING LEASES

      The Company has an operating lease with a related party for the Company's office space. The Company expensed and paid rent totaling $42,000 and $38,400 for the years ended September 30, 1998 and 1997, respectively. The future minimum payments by year at September 30, 1998, are as follows:

        1999                                              $  42,000
        2000                                                 42,000
                                                          ---------

                                                          $  84,000
                                                          ---------
                                                          ---------

5.    DEBT

      The Company's long-term debt at September 30, 1998 and 1997, consisted of the following:

                                                                                    1998           1997
        Note payable to former stockholder, due in monthly principal and interest payments, interest rate of 7.5%, maturing in October 2000,
        secured by common stock                                                   $  10,405      $  14,852

        Promissory note, due in monthly principal and interest payments,
        interest rate of 9.9%, paid in December 1998, secured by vehicle              3,141          6,984

        Promissory note, due in monthly principal and interest payments,
        interest rate of 8.5%, maturing in January 2000                               8,830         14,808

        Notes payable to bank, due in monthly principal and interest payments, interest at no less than 2% above prime (12.0% at September 30, 1998),
        maturing through August 2001, secured by notes receivable                    32,186           -

        Promissory note to related party, due in monthly principal and interest payments, interest rate of 6%, paid in September 1998,
        secured by vehicle                                                             -             9,862
                                                                                  ---------      ---------
                                                                                     54,562         46,506
        Less current portion of long-term debt                                       29,782         19,683
                                                                                  ---------      ---------

                    Long-term debt                                                $  24,780      $  26,823
                                                                                  ---------      ---------
                                                                                  ---------      ---------

      Maturities of long-term debt for years subsequent to September 30, 1998 are as follows:

          1999                                                    $  29,782
          2000                                                       18,252
          2001                                                        6,528
                                                                  ---------

                    Total long-term debt                          $  84,562
                                                                  ---------
                                                                  ---------

      The Company also has $30,000 outstanding at September 30, 1998, under its line of credit agreement with a bank. The agreement permitted advances up to $150,000, with interest at the Chase New York Prime Rate plus 1% (9.5% at September 30, 1998), and expired November 30. The Company repaid the entire amount prior to expiration and did not renew the line.

6.    INCOME TAXES

      The income tax provision consists of the following:

                                                                                     1998            1997
        Federal income tax expense                                                $   8,542       $  11,858
        State income taxes, net of federal benefit                                    3,250           3,669
                                                                                  ---------       ---------

                                                                                  $  11,792       $  15,527
                                                                                  ---------       ---------
                                                                                  ---------       ---------

      The difference between the statutory Federal income tax rate of 34% and the Company's effective Federal rate for the years ended September 30, 1998 and 1997, is due to state taxes and the effect of graduated tax rates.

7.    MAJOR CUSTOMERS

      Sales to the Company's largest customer amounted to approximately 9% of net sales for fiscal year 1998. Sales to the Company's two largest customers amounted to approximately 13% and 11 %, respectively, of net sales for fiscal year 1997.

8.    RELATED PARTY TRANSACTIONS

      The Company made principal payments of $9,862 and $9,290 during the years ended September 30, 1998 and 1997, respectively, to an entity owned 100% by the Company's owners on a promissory note for the purchase of a vehicle. The promissory note requires monthly principal and interest payments of $849 at an interest rate of 6%. Interest expense of $326 and $898 was recognized on the note for the years ended September 30, 1998 and 1997, respectively. The note was fully repaid in September 1998.

      The Company has a note payable to a former owner totaling $10,405 and $14,852 at September 30, 1998 and 1997, respectively, maturing in October 2000. The note requires monthly principal and interest payments of $450, at an interest rate of 7.5%. Principal payments of $4,447 and $4,127 were made during the years ended September 30, 1998 and 1997, respectively. Interest expense of $953 and $1,273 was recognized on the note during the years ended September 30, 1998 and 1997, respectively.

      The Company made rent payments for office space of $42,000 and $38,400 during the years ended September 30, 1998 and 1997, respectively, to an entity owned by the Company's stockholders.

9.    SUBSEQUENT EVENT

      The Company and its stockholders have entered into a definitive agreement with The Alliance Group ("Alliance") pursuant to which the Company will be purchased by Alliance. All outstanding shares of the Company will be exchanged for cash and common stock of Alliance in conjunction with the consummation of the initial public offering of the common stock of Alliance.


                                  * * * * * *

TELKEY COMMUNICATIONS, INC.

CONDENSED BALANCE SHEETS
DECEMBER 31 (UNAUDITED) AND SEPTEMBER 30, 1998
----------------------------------------------

                                                                               DECEMBER 31,            SEPTEMBER 30,
                                                                                   1998                     1998
ASSETS                                                                         (UNAUDITED)
CURRENT ASSETS:
  Cash                                                                          $   105,626             $   140,053
  Receivables, net                                                                   96,647                 154,280
  Inventory                                                                         139,177                  88,748
  Notes receivable - current                                                          7,188                  15,324
  Other current assets                                                                6,190                   3,741
                                                                                -----------             -----------
            Total current assets                                                    354,828                 402,146

NOTES RECEIVABLE, net of current portion                                             11,806                  16,862

PROPERTY AND EQUIPMENT:
  Autos and trucks                                                                  117,419                 117,419
  Fixtures and equipment                                                             50,200                  47,207
  Rental telephone equipment                                                         88,385                  83,401
                                                                                -----------             -----------
                                                                                    256,004                 248,027
  Less accumulated depreciation                                                    (179,565)               (174,533)
                                                                                -----------             -----------
            Property and equipment, net                                              76,439                  73,494
                                                                                -----------             -----------

TOTAL                                                                           $   443,073             $   492,502
                                                                                -----------             -----------
                                                                                -----------             -----------

LIABILITIES AND STOCKHOLDERS' EQUITY

LIABILITIES:
  Current liabilities:
    Line of credit                                                              $     -                 $    30,000
    Accounts payable                                                                 62,611                  31,364
    Deferred income                                                                  17,834                  32,200
    Current portion of long-term debt                                                23,146                  29,782
    Other current liabilities                                                        19,153                  22,501
                                                                                -----------             -----------
            Total current liabilities                                               122,744                 145,847

  Long-term debt, net of current portion                                             12,340                  24,780
                                                                                -----------             -----------
            Total liabilities                                                       135,084                 170,627

COMMITMENTS

STOCKHOLDERS' EQUITY:

  Common stock, $1.00 par value; 10,000 shares authorized,
    300 shares issued and outstanding                                                   300                     300
  Retained earnings                                                                 307,689                 321,575
                                                                                -----------             -----------
            Total stockholders' equity                                              307,989                 321,875
                                                                                -----------             -----------

TOTAL                                                                           $   443,073             $   492,502
                                                                                -----------             -----------
                                                                                -----------             -----------

See notes to condensed financial statements.

TELKEY COMMUNICATIONS, INC.

CONDENSED STATEMENTS OF OPERATIONS (UNAUDITED)
THREE-MONTH PERIODS ENDED DECEMBER 31, 1998 AND 1997
----------------------------------------------------

                                                                                            1998             1997
NET SALES                                                                               $    308,268     $    278,796

COSTS AND EXPENSES:
  Cost of sales                                                                              133,797           97,994
  Salaries and benefits                                                                      136,628          141,088
  Selling, general and administrative                                                         52,912           55,574
  Interest                                                                                     1,267            2,005
                                                                                        ------------     ------------

            Total costs and expenses                                                         324,604          296,661
                                                                                        ------------     ------------

LOSS BEFORE TAXES                                                                            (16,336)         (17,865)

INCOME TAX BENEFIT                                                                             2,450            2,680
                                                                                        ------------     ------------

NET LOSS                                                                                $    (13,886)    $    (15,185)
                                                                                        ------------     ------------
                                                                                        ------------     ------------

See notes to condensed financial statements.

TELKEY COMMUNICATIONS, INC.

CONDENSED STATEMENTS OF CASH FLOWS (UNAUDITED)
THREE-MONTH PERIODS ENDED DECEMBER 31, 1998 AND 1997
----------------------------------------------------

                                                                                            1998             1997
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net loss                                                                               $  (13,886)      $  (15,185)
  Adjustments to reconcile net income to net cash
    provided by operating activities:
      Depreciation                                                                            7,451            6,890
      Deferred income                                                                       (14,366)         (14,367)
      Changes in assets and liabilities:
        Receivables                                                                          57,633           75,643
        Inventory                                                                           (50,429)         (33,773)
        Notes receivable                                                                     13,192             -
        Other current assets                                                                 (2,449)          (2,680)
        Accounts payable                                                                     31,247            3,082
        Other current liabilities                                                            (3,348)          (2,026)
                                                                                         ----------       ----------
            Net cash provided by operating activities                                        25,045           17,584
                                                                                         ----------       ----------

CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchases of property and equipment                                                       (10,396)            -
  Proceeds from sale of property and equipment                                                -               (3,926)
                                                                                         ----------       ----------
            Net cash used in investing activities                                           (10,396)          (3,926)
                                                                                         ----------       ----------

CASH FLOWS FROM FINANCING ACTIVITIES -
  Payments on borrowings                                                                    (49,076)          (5,865)
                                                                                         ----------       ----------

NET (DECREASE) INCREASE IN CASH                                                             (34,427)           7,793

CASH, beginning of period                                                                   140,053           57,247
                                                                                         ----------       ----------

CASH, end of period                                                                      $  105,626       $   65,040
                                                                                         ----------       ----------
                                                                                         ----------       ----------


SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:

  Cash paid during the period for interest                                               $      796       $    1,976
  Cash paid during the period for income taxes                                           $    -           $     -

See notes to condensed financial statements.

TELKEY COMMUNICATIONS, INC.

NOTES TO CONDENSED FINANCIAL STATEMENTS (UNAUDITED)
THREE-MONTH PERIODS ENDED DECEMBER 31, 1998 AND 1997
----------------------------------------------------

1.    UNAUDITED INTERIM FINANCIAL STATEMENTS

      The unaudited condensed financial statements and related notes have been prepared in accordance with generally accepted accounting principles for interim financial information and with Rule 310 of Regulation S-B of the Securities Act of 1933. Accordingly, certain information and footnote disclosures normally included for complete financial statements prepared in accordance with generally accepted accounting principles have been omitted. The accompanying condensed financial statements and related notes should be read in conjunction with the audited financial statements of the Company, and notes thereto, for the year ended September 30, 1998.

      The information furnished reflects, in the opinion of management, all adjustments, consisting of normal recurring accruals, necessary for a fair presentation of the results of the interim periods presented. Operating results of the interim period are not necessarily indicative of the amounts that will be reported for the fiscal year ending September 30, 1999.

2.    DEFINITIVE AGREEMENT

      The Company and its stockholders have entered into a definitive agreement with The Alliance Group ("Alliance") pursuant to which the Company will be purchased by Alliance. All outstanding shares of the Company will be exchanged for cash and common stock of Alliance in conjunction with the consummation of the initial public offering of the common stock of Alliance.

3.    DEBT

      At September 30, 1998, the Company had $30,000 outstanding under a line of credit agreement with a bank. The agreement expired November 30, 1998. The Company repaid the entire amount prior to expiration and did not renew the line.


                                  * * * * * *

INDEPENDENT AUDITORS' REPORT

To the Stockholders
Terra Telecom, Inc.:

We have audited the accompanying balance sheet of Terra Telecom, Inc. as of September 30, 1998, and the related statements of operations, stockholders' equity, and cash flows for the year ended September 30, 1998. The financial statements as of September 30, 1997, and for the year then ended, were audited by other auditors whose report expressed an unqualified opinion on those financial statements. These financial statements are the responsibility of the company's management. Our responsibility is to express an opinion on the 1998 financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the 1998 financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, such 1998 financial statements present fairly, in all material respects, the financial position of Terra Telecom, Inc. at September 30, 1998, and the results of its operations and its cash flows for the year ended September 30, 1998, in conformity with generally accepted accounting principles.


/s/ DELOITTE & TOUCHE LLP

Oklahoma City, Oklahoma
February 15, 1999

INDEPENDENT AUDITORS' REPORT

To the Stockholders
Terra Telecom, Inc.:

We have audited the accompanying balance sheet of Terra Telecom, Inc. as of September 30, 1997, and the related statements of operations, stockholders' equity, and cash flows for the year ended September 30, 1997. These financial statements are the responsibility of the company's management. Our responsibility is to express an opinion on the 1997 financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the financial position of Terra Telecom, Inc. at September 30, 1997, and the results of their operations and their cash flows for the year ended September 30, 1997, in conformity with generally accepted accounting principles.


/s/ SAXON & KNOL

Oklahoma City, Oklahoma
February 15, 1999

TERRA TELECOM, INC.

BALANCE SHEETS
SEPTEMBER 30, 1998 AND 1997
---------------------------


ASSETS                                                          1998          1997

CURRENT ASSETS:
  Cash                                                       $  20,946     $   5,364
  Accounts receivable, net                                     118,120       180,082
  Inventory                                                    131,035       129,107
                                                             ---------     ---------
         Total current assets                                  270,101       314,553

PROPERTY AND EQUIPMENT:
  Autos and trucks                                             121,990       102,292
  Furniture and fixtures                                        55,286        34,747
  Machinery and equipment                                       49,836        41,267
                                                             ---------     ---------
                                                               227,112       178,306

  Less accumulated depreciation                               (162,192)     (132,733)
                                                             ---------     ---------
          Property and equipment, net                           64,920        45,573

OTHER ASSETS                                                     8,096         3,553
                                                             ---------     ---------

TOTAL                                                        $ 343,117     $ 363,679
                                                             ---------     ---------
                                                             ---------     ---------

LIABILITIES AND STOCKHOLDERS' EQUITY

LIABILITIES:
  Current liabilities:
    Current portion of long-term debt                        $  59,143     $  60,873
    Accounts payable                                           126,585       125,758
    Other current liabilities                                   86,145        55,732
                                                             ---------     ---------
          Total current liabilities                            271,873       242,363

  Long-term debt, net of current portion                        56,362       106,343
                                                             ---------     ---------
          Total liabilities                                    328,235       348,706

COMMITMENTS

STOCKHOLDERS' EQUITY:
  Common stock, $1.00 par value; 25,000 shares authorized;
    2,000 shares issued and outstanding                          2,000         2,000
  Additional paid-in capital                                    82,677        82,677
  Accumulated deficit                                          (69,795)      (69,704)
                                                             ---------     ---------
          Total stockholders' equity                            14,882        14,973
                                                             ---------     ---------

TOTAL                                                        $ 343,117     $ 363,679
                                                             ---------     ---------
                                                             ---------     ---------

See notes to financial statements.

TERRA TELECOM, INC.

STATEMENTS OF OPERATIONS
YEARS ENDED SEPTEMBER 30, 1998 AND 1997
---------------------------------------

                                                        1998           1997

NET SALES                                            $1,956,623    $1,522,718

COSTS AND EXPENSES:
  Cost of sales                                       1,082,080       825,796
  Salaries and benefits                                 650,889       486,087
  Selling, general and administrative                   204,014       195,153
  Interest                                               19,747        24,774
                                                     ----------    ----------

          Total costs and expenses                    1,956,730     1,531,810
                                                     ----------    ----------

LOSS BEFORE TAXES                                          (107)       (9,092)

INCOME TAX BENEFIT                                           16         1,364
                                                     ----------    ----------

NET LOSS                                             $      (91)   $   (7,728)
                                                     ----------    ----------
                                                     ----------    ----------

See notes to financial statements.

TERRA TELECOM, INC.

STATEMENTS OF STOCKHOLDERS' EQUITY
YEARS ENDED SEPTEMBER 30, 1998 AND 1997
---------------------------------------

                                                                 ADDITIONAL
                                    COMMON          COMMON        PAID-IN       ACCUMULATED
                                    SHARES          STOCK         CAPITAL         DEFICIT         TOTAL
BALANCE,
  October 1, 1996                    2,000         $  2,000       $ 82,677     $  (61,976)      $ 22,701

Net loss                              -               -               -            (7,728)        (7,728)
                                   -------         --------       --------     ----------       --------

BALANCE,
  September 30, 1997                 2,000            2,000         82,677        (69,704)        14,973

Net loss                              -                -              -               (91)           (91)
                                   -------         --------       --------     ----------       --------

BALANCE,
  September 30, 1998                 2,000         $  2,000       $ 82,677     $  (69,795)      $ 14,882
                                   -------         --------       --------     ----------       --------
                                   -------         --------       --------     ----------       --------


See notes to financial statements.

TERRA TELECOM, INC.

STATEMENTS OF CASH FLOWS
YEARS ENDED SEPTEMBER 30, 1998 AND 1997
---------------------------------------

                                                                       1998         1997

CASH FLOWS FROM OPERATING ACTIVITIES:
  Net loss                                                           $    (91)   $ (7,728)
  Adjustments to reconcile net loss to net cash
    provided by operating activities:
      Depreciation                                                     29,459      32,360
      Loss on disposal                                                   -        (10,456)
      Changes in current assets and liabilities:
        Accounts receivable                                            61,962     (95,583)
        Inventory                                                      (1,928)     17,218
        Other assets                                                   (4,543)    (1,365)
        Accounts payable                                                  827      31,221
        Other current liabilities                                      30,413      38,779
                                                                     --------    --------

          Net cash provided by operating activities                   116,099       4,446
                                                                     --------    --------

CASH FLOWS FROM INVESTING ACTIVITIES -
  Purchases of property and equipment                                 (48,806)    (17,003)
                                                                     --------    --------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from long-term borrowings                                   15,786      79,421
  Payments on long-term borrowings                                    (67,498)    (58,005)
                                                                     --------    --------

          Net cash (used in) provided by financing activities         (51,712)     21,416
                                                                     --------    --------

NET INCREASE IN CASH                                                   15,582       8,859

CASH, beginning of year                                                 5,364      (3,495)
                                                                     --------    --------

CASH, end of year                                                    $ 20,946    $  5,364
                                                                     --------    --------
                                                                     --------    --------


SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
    Cash paid during the year for interest                           $ 11,282    $ 13,877
    Cash paid during the year for income taxes                       $   -       $   -

See notes to financial statements.

TERRA TELECOM, INC.

NOTES TO FINANCIAL STATEMENTS
YEARS ENDED SEPTEMBER 30, 1998 AND 1997
---------------------------------------

1.   ORGANIZATION

     Terra Telecom, Inc. (the "Company") was incorporated in October 1982, under the laws of the State of Oklahoma. The Company sells, installs and maintains telephone equipment in the greater Tulsa, Oklahoma market area.

2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     USE OF ESTIMATES - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of sales and expenses during the reporting period. Actual results could differ from those estimates.

     CONCENTRATIONS - The Company currently buys most of its telephone equipment from two manufacturers. Although there are a limited number of manufacturers of telephone equipment, management believes that other manufacturers could provide similar equipment on comparable terms. A change in manufacturers, however, could cause a possible loss of sales, which would affect operating results adversely.

     REVENUE RECOGNITION - Revenue is recognized when equipment is installed or when maintenance services are rendered. The Company defers revenues on prepaid agreements to maintain customer telephone equipment. The deferred revenues are recognized as revenue over the period the services are provided, which is generally 12 months. Deferred revenues are not significant at September 30, 1998 and 1997.

     ACCOUNTS RECEIVABLE - Allowances for doubtful accounts are established based on historical losses, experience and knowledge of specific items. Receivables determined to be uncollectible are written off as a charge to the allowance for doubtful accounts; recoveries of previously written off amounts are added back to the allowance for doubtful accounts.

     INVENTORY - Inventory is stated at the lower of cost (first-in, first-out method) or market.

     PROPERTY AND EQUIPMENT - Property and equipment are stated at cost. Major additions and improvements are capitalized at cost, while maintenance and repairs which do not extend the useful lives of the respective assets are expensed. When assets are sold or retired, cost and accumulated depreciation are removed from the respective accounts. Any gains or losses resulting from disposal are included in current year operations.

     Property and equipment owned by the Company are depreciated using an accelerated method over the following useful lives:

                                                  USEFUL LIVES
                                                    IN YEARS
        Autos and trucks                             3 - 7
        Furniture and fixtures                       5 - 7
        Machinery and equipment                      3 - 7

     INCOME TAXES - The Company uses an asset and liability approach to account for income taxes. Deferred income taxes are recognized for the tax consequences of temporary differences and operating loss and tax credit carryforwards by applying enacted tax rates applicable to future years to differences between the financial statement amounts and the tax bases of existing assets and liabilities. A valuation allowance is established if, in management's opinion, it is more likely than not that some portion of the deferred tax asset will not be realized. As of September 30, 1998, the Company's temporary differences between financial and tax bases of assets and liabilities are not material, and no deferred income taxes have been recognized.

     PRODUCT RETURNS AND WARRANTY - Product returned by the customer due to defective manufacture or failure during the manufacturer's warranty period is returned by the Company to the manufacturer in exchange for replacement product or refund.

     LONG-LIVED ASSETS - Management of the Company assesses recoverability of its long-lived assets whenever events or changes in circumstances indicate that the carrying amount of assets may not be recoverable. Recoverability is assessed and measured on long-lived assets using an estimate of the undiscounted future cash flows attributable to the asset. Impairment is measured based on future cash flows discounted at an appropriate rate.

     ADVERTISING - Advertising costs incurred by the company are expensed during the period in which the advertising occurs.

     FAIR VALUE DISCLOSURE - The Company's financial instruments include cash and cash equivalents, receivables, short-term payables, and notes payable. The carrying amounts of cash and cash equivalents, receivables, and short-term payables approximate fair value due to their short-term nature. The carrying amounts of long-term debt approximate fair value based on borrowing terms currently available to the Company.

3.   OPERATING LEASES

     The Company has an operating lease for the Company's office space. The Company has expensed and paid rent of $21,514 and $21,634 for the years ended September 30, 1998 and 1997, respectively. The future minimum payments by year at September 30, 1998, are as follows:

          1999                                     $23,034
          2000                                       5,807
                                                   -------
                                                   $28,841
                                                   -------
                                                   -------

4.   LONG-TERM DEBT

     The Company's long-term debt at September 30, 1998 and 1997, consisted of the following:

                                                                                        1998        1997
        Notes payable to stockholders, due in monthly principal and interest
        payments, interest rate of 10.5%, maturing in April 2001, unsecured           $ 54,830    $ 74,274

        Promissory note to bank, due in monthly principal and interest payments, interest rate of 9.25%, maturing in August 1999, secured by all Company
        assets                                                                          30,588      55,820

        Promissory note to bank, due in monthly principal and interest payments,
        interest rate of 8.8%, maturing in April 2002, secured by vehicle               11,144           -

        Promissory note to credit union, due in monthly principal and interest payments, interest rate of 7.2%, maturing in June 2002, secured by
        vehicle                                                                         10,941      14,132

        Promissory note to bank, due in monthly principal and interest payments,
        interest rate of 10%, maturing in October 1999, secured by vehicle               4,218       7,546

        Promissory note to bank, due in monthly principal and interest payments,
        interest rate of 11%, maturing in April 1999, secured by vehicle                 3,784       7,747

        Promissory note to bank, due in monthly principal and interest payments,
        interest rate of 8.5%, paid in September 1998, secured by vehicle                    -       2,985

        Promissory note to bank, due in monthly principal and interest payments,
        interest rate of 9%, paid in October 1998, secured by vehicle                        -       4,712
                                                                                      --------    --------
                                                                                       115,505     167,216
        Less current maturities                                                         59,143      60,873
                                                                                      --------    --------
                                                                                      $ 56,362    $106,343
                                                                                      --------    --------
                                                                                      --------    --------

Maturities of long-term debt for years subsequent to September 30, 1998 are as follows:

          1999                                               $ 59,143
          2000                                                 30,356
          2001                                                 21,308
          2002                                                  4,698
          Thereafter                                             -
                                                             --------
                   Total long-term debt                      $115,505
                                                             --------
                                                             --------

5.   INCOME TAXES

     The income tax benefit consists of the following:

                                                                   1998      1997
         Federal income tax benefit                                $ 16     $1,364
         State income taxes, net of federal benefit                  -        -
                                                                   ----     ------

                                                                   $ 16     $1,364
                                                                   ----     ------
                                                                   ----     ------

     The difference between the statutory Federal income tax rate of 34% and the Company's effective Federal rate for the years ended September 30, 1998 and 1997, is due to the effect of graduated tax rates.

6.   MAJOR CUSTOMERS

     Sales to the Company's largest customer amounted to approximately 11% of net sales for fiscal year 1998. No individual customer in 1997 accounted for net sales in excess of 10%. The Company has an account receivable from an individual customer that amounts to 23% of the Company's total accounts receivable at September 30, 1998.

7.   RELATED PARTY TRANSACTIONS

     The Company has a note payable to each of its two owners together totaling $54,830 and $74,274 at September 30, 1998 and 1997, respectively. The notes are unsecured and require monthly principal and interest payments totaling $2,050. Interest on the notes is at 10.5%. Proceeds from the notes were utilized by the Company for operating capital. Principal payments totaling $19,444 and $7,405 were made on the notes during the years ended September 30, 1998 and 1997, respectively. Interest expense totaling $5,156 and $3,870 were recorded on the notes for each of the years ended September 30, 1998 and 1997, respectively. The notes are scheduled to mature in April 2001.

8.   401(k) PLAN

     In fiscal year 1998, the Company established a 401(k) plan (the "Plan"), in which substantially all employees of the Company are eligible to participate. Company contributions to the Plan are made at the discretion of Company management. Contributions totaling $8,352 were made by the Company and charged to operations for the year ended September 30, 1998.

9.   SUBSEQUENT EVENT

     The Company and its stockholders have entered into a definitive agreement with The Alliance Group ("Alliance") pursuant to which the Company will be purchased by Alliance. All outstanding shares of the Company will be exchanged for cash and common stock of Alliance in conjunction with the consummation of the initial public offering of the common stock of Alliance.

                              * * * * * *

TERRA TELECOM, INC.

CONDENSED BALANCE SHEETS
DECEMBER 31 (UNAUDITED) AND SEPTEMBER 30, 1998
----------------------------------------------

                                                                 DECEMBER 31,   SEPTEMBER 30,
                                                                     1998           1998
                                                                 (UNAUDITED)
ASSETS

CURRENT ASSETS:
  Cash                                                           $  44,024       $  20,946
  Accounts receivable, net                                         146,545         118,120
  Inventory                                                         77,557         131,035
                                                                 ---------       ---------
          Total current assets                                     268,126         270,101

PROPERTY AND EQUIPMENT:
  Autos and trucks                                                 124,028         121,990
  Furniture and fixtures                                            56,421          55,286
  Machinery and equipment                                           49,836          49,836
                                                                 ---------       ---------
                                                                   230,285         227,112
  Less accumulated depreciation                                   (169,557)       (162,192)
                                                                 ---------       ---------
          Property and equipment, net                               60,728          64,920

OTHER ASSETS                                                         8,096           8,096
                                                                 ---------       ---------

TOTAL                                                            $ 336,950       $ 343,117
                                                                 ---------       ---------
                                                                 ---------       ---------

LIABILITIES AND STOCKHOLDERS' EQUITY

LIABILITIES:
  Current liabilities:
    Current portion of long-term debt                            $  54,416       $  59,143
    Accounts payable                                               139,937         126,585
    Other current liabilities                                       55,131          86,145
                                                                 ---------       ---------
          Total current liabilities                                249,484         271,873

  Long-term debt, net of current portion                            45,575          56,362
                                                                 ---------       ---------
          Total liabilities                                        295,057         328,235

COMMITMENTS

STOCKHOLDERS' EQUITY:
  Common stock, $1.00 par value; 25,000 shares authorized;
    2,000 shares issued and outstanding                              2,000           2,000
  Additional paid-in capital                                        82,677          82,677
  Accumulated deficit                                              (42,786)        (69,795)
                                                                 ---------       ---------
          Total stockholders' equity                                41,891          14,882
                                                                 ---------       ---------

TOTAL                                                            $ 336,950       $ 343,117
                                                                 ---------       ---------
                                                                 ---------       ---------

See notes to condensed financial statements.

TERRA TELECOM, INC.

CONDENSED STATEMENTS OF OPERATIONS (UNAUDITED)
THREE-MONTH PERIODS ENDED DECEMBER 31, 1998 AND 1997
----------------------------------------------------

                                                                  1998           1997
NET SALES                                                      $ 531,927      $ 488,571

COSTS AND EXPENSES:
  Cost of sales                                                  269,420        261,483
  Salaries and benefits                                          171,802        126,988
  Selling, general and administrative                             56,447         57,404
  Interest                                                         2,483          6,817
                                                               ---------      ---------

          Total costs and expenses                               500,152        452,692
                                                               ---------      ---------

INCOME BEFORE TAXES                                               31,775         35,879

INCOME TAX EXPENSE                                                 4,766          5,382
                                                               ---------      ---------

NET INCOME                                                     $  27,009      $  30,497
                                                               ---------      ---------
                                                               ---------      ---------

See notes to condensed financial statements.

TERRA TELECOM, INC.

CONDENSED STATEMENTS OF CASH FLOWS (UNAUDITED)
THREE-MONTH PERIODS ENDED DECEMBER 31, 1998 AND 1997
----------------------------------------------------

                                                                     1998          1997
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income                                                       $ 27,009      $ 30,497
  Adjustments to reconcile net income to net cash
    provided by operating activities:
      Depreciation                                                    7,365         8,090
      Changes in current assets and liabilities:
        Accounts receivable                                         (28,425)       35,262
        Inventory                                                    53,478       (37,476)
        Other assets                                                   -            1,364
        Accounts payable                                             13,352        12,854
        Other current liabilities                                   (31,014)        9,231
                                                                   --------      --------

            Net cash provided by operating activities                41,765        59,822

CASH FLOWS FROM INVESTING ACTIVITIES -
  Purchases of property and equipment                                (3,173)      (35,578)

CASH FLOWS FROM FINANCING ACTIVITIES -
  Payments on long-term borrowings                                  (15,514)       (2,551)
                                                                   --------      --------

NET INCREASE IN CASH                                                 23,078        21,693

CASH, beginning of period                                            20,946         5,364
                                                                   --------      --------

CASH, end of period                                                $ 44,024      $ 27,057
                                                                   --------      --------
                                                                   --------      --------



SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
    Cash paid during the period for interest                       $ 11,356      $ 10,484
    Cash paid during the period for income taxes                   $   -         $   -

See notes to condensed financial statements.

TERRA TELECOM, INC.

NOTES TO CONDENSED FINANCIAL STATEMENTS (UNAUDITED)
THREE-MONTH PERIODS ENDED DECEMBER 31, 1998 AND 1997
----------------------------------------------------
1.   UNAUDITED INTERIM CONDENSED FINANCIAL STATEMENTS

     The unaudited condensed financial statements and related notes have been prepared in accordance with generally accepted accounting principles for interim financial information and with Rule 310 of Regulation S-B of the Securities Act of 1933. Accordingly, certain information and footnote disclosures normally included for complete financial statements prepared in accordance with generally accepted accounting principles have been omitted. The accompanying condensed financial statements and related notes should be read in conjunction with the audited financial statements of the Company, and notes thereto, for the year ended September 30, 1998.

     The information furnished reflects, in the opinion of management, all adjustments, consisting of normal recurring accruals, necessary for a fair presentation of the results of the interim periods presented. Operating results of the interim period are not necessarily indicative of the amounts that will be reported for the fiscal year ending September 30, 1999.

2.   DEFINITIVE AGREEMENT

     The Company and its stockholders have entered into a definitive agreement with The Alliance Group ("Alliance") pursuant to which the Company will be purchased by Alliance. All outstanding shares of the Company will be exchanged for cash and common stock of Alliance in conjunction with the consummation of the initial public offering of the common stock of Alliance.

                                        * * * * * *

INDEPENDENT AUDITORS' REPORT

To the Board of Directors and Stockholders
Travis Business Systems, Inc.:

We have audited the accompanying balance sheet of Travis Business Systems, Inc. as of December 31, 1998, and the related statements of operations, stockholders' equity, and cash flows for the year ended December 31, 1998. The financial statements as of December 31, 1997 and for the year then ended were audited by other auditors whose report expressed an unqualified opinion on those financial statements. These financial statements are the responsibility of the company's management. Our responsibility is to express an opinion on the 1998 financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the 1998 financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, such 1998 financial statements present fairly, in all material respects, the financial position of Travis Business Systems, Inc. at December 31, 1998, and the results of its operations and its cash flows for the year ended December 31, 1998, in conformity with generally accepted accounting principles.


/s/ DELOITTE & TOUCHE LLP

Oklahoma City, Oklahoma
February 19, 1999

INDEPENDENT AUDITORS' REPORT

To the Board of Directors and Stockholders
Travis Business Systems, Inc.:

We have audited the accompanying balance sheet of Travis Business Systems, Inc. as of December 31, 1997 and the related statements of operations, stockholders' equity, and cash flows for the year ended December 31, 1997. These financial statements are the responsibility of the company's management. Our responsibility is to express an opinion on the 1997 financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the 1997 financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, such 1997 financial statements present fairly, in all material respects, the financial position of Travis Business Systems, Inc. at December 31, 1997, and the results of its operations and its cash flows for the year ended December 31, 1997, in conformity with generally accepted accounting principles.


/s/ SAXON & KNOL

Oklahoma City, Oklahoma
February 19, 1999

TRAVIS BUSINESS SYSTEMS, INC.

BALANCE SHEETS
DECEMBER 31, 1998 AND 1997
--------------------------

ASSETS                                                              1998             1997

CURRENT ASSETS:
  Cash                                                           $  153,409      $   57,657
  Accounts receivable                                               381,421         639,498
  Inventory                                                         485,695         423,229
  Other current assets                                               46,063          48,277
                                                                 ----------      ----------
          Total current assets                                    1,066,588       1,168,661

PROPERTY AND EQUIPMENT:
  Autos and trucks                                                   90,749          62,166
  Equipment                                                          66,297          54,715
  Furniture and fixtures                                             60,715          49,147
  Leasehold improvements                                             11,998          11,998
                                                                 ----------      ----------
                                                                    229,759         178,026
  Less accumulated depreciation                                    (111,119)        (78,159)
                                                                 ----------      ----------
          Property and equipment, net                                118,640         99,867

OTHER ASSETS                                                           5,884          5,884
                                                                 ----------      ----------

TOTAL                                                            $1,191,112      $1,274,412
                                                                 ----------      ----------
                                                                 ----------      ----------

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
  Accounts payable                                               $  172,654      $  154,370
  Deferred income                                                   313,846         233,317
  Other current liabilities                                          68,495         129,543
  Line of credit                                                       -             72,000
                                                                 ----------      ----------
          Total current liabilities                                 554,995         589,230

COMMITMENTS

STOCKHOLDERS' EQUITY:
  Common stock, $1.00 par value; 10,000 shares authorized;
    588 shares issued and outstanding                                   588             588
  Additional paid-in capital                                         19,500          19,500
  Retained earnings                                                 616,029         665,094
                                                                 ----------      ----------
          Total stockholders' equity                                636,117         685,182
                                                                 ----------      ----------

TOTAL                                                            $1,191,112      $1,274,412
                                                                 ----------      ----------
                                                                 ----------      ----------

See notes to financial statements.

TRAVIS BUSINESS SYSTEMS, INC.

STATEMENTS OF OPERATIONS
YEARS ENDED DECEMBER 31, 1998 AND 1997
--------------------------------------

                                                                        1998           1997
                                                                     ----------     ----------
SALES                                                                $4,198,047     $3,810,617

COSTS AND EXPENSES:
  Cost of sales                                                       1,814,852      1,515,984
  Salaries and benefits                                               1,814,593      1,591,483
  Selling, general and administrative expenses                          618,179        521,818
  Interest expense                                                        9,177          3,030
                                                                     ----------     ----------

            Total costs and expenses                                  4,256,801      3,632,315
                                                                     ----------     ----------

INCOME (LOSS) BEFORE TAXES ON INCOME                                    (58,754)       178,302

INCOME TAX BENEFIT (EXPENSE)                                              9,689        (62,880)
                                                                     ----------     ----------

NET INCOME (LOSS)                                                    $  (49,065)    $  115,422
                                                                     ----------     ----------
                                                                     ----------     ----------

See notes to financial statements.

TRAVIS BUSINESS SYSTEMS, INC.

STATEMENTS OF STOCKHOLDERS' EQUITY
YEARS ENDED DECEMBER 31, 1998 AND 1997
--------------------------------------

                                                                       ADDITIONAL
                                             COMMON        COMMON       PAID-IN         RETAINED
                                             SHARES         STOCK       CAPITAL         EARNINGS          TOTAL
BALANCE, January 1, 1997                       588         $  588      $  19,500       $   549,672      $  569,760

  Net earnings                                  -              -           -               115,422         115,422
                                              ----         ------      ---------       -----------      ----------

BALANCE, December 31, 1997                     588            588         19,500           665,094         685,182

  Net loss                                      -              -           -               (49,065)        (49,065)
                                              ----         ------      ---------       -----------      ----------

BALANCE, December 31, 1998                     588         $  588      $  19,500       $   616,029      $  636,117
                                              ----         ------      ---------       -----------      ----------
                                              ----         ------      ---------       -----------      ----------

See notes to financial statements.

TRAVIS BUSINESS SYSTEMS, INC.

STATEMENTS OF CASH FLOWS
YEARS ENDED DECEMBER 31, 1998 AND 1997
--------------------------------------

                                                                        1998          1997

CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income (loss)                                                  $ (49,065)    $ 115,422
  Adjustments to reconcile net income (loss) to net cash
     provided by (used in) operating activities:
      Depreciation                                                      43,353        23,247
      Loss on disposal                                                   3,021          -
      Changes in current assets and liabilities:
        Accounts receivable                                            258,077       (10,257)
        Inventory                                                      (62,466)      (17,781)
        Other current assets                                             2,214        (3,636)
        Other assets                                                      -            4,062
        Accounts payable                                                18,284      (167,336)
        Deferred income                                                 80,529      (108,845)
        Other current liabilities                                      (61,048)        2,360
                                                                     ---------     ---------
          Net cash provided by (used in) operating activities          232,899      (162,764)
                                                                     ---------     ---------

CASH FLOWS FROM INVESTING ACTIVITIES -
  Purchases of property and equipment                                  (65,147)      (38,399)
                                                                     ---------     ---------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Utilization of credit line                                           707,000        72,000
  Principal payments on credit line                                   (779,000)         -
                                                                     ---------     ---------
          Net cash (used in) provided by financing activities          (72,000)       72,000
                                                                     ---------     ---------

NET INCREASE (DECREASE) IN CASH                                         95,752      (129,163)

CASH, beginning of year                                                 57,657       186,820
                                                                     ---------     ---------

CASH, end of year                                                    $ 153,409     $  57,657
                                                                     ---------     ---------
                                                                     ---------     ---------


SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
  Cash paid during the year for interest                             $   4,759     $     452
  Cash paid during the year for income taxes                         $  83,197     $  75,107

See notes to financial statements.

TRAVIS BUSINESS SYSTEMS, INC.

NOTES TO FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 1998 AND 1997
--------------------------------------

1.   ORGANIZATION

     Travis Business Systems, Inc. (the "Company") was incorporated in September 1988, under the laws of the State of Oklahoma. The Company sells, installs and maintains telephone equipment in the state of Oklahoma market area.

2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     USE OF ESTIMATES - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of sales and expenses during the reporting period. Actual results could differ from those estimates.

     CONCENTRATIONS - The Company currently buys most of its communications products from two manufacturers. Although there are a limited number of manufacturers of communications products, management believes that other manufacturers could provide similar products on comparable terms. A change in manufacturers, however, could cause a possible loss of sales, which would affect operating results adversely.

     REVENUE RECOGNITION - Revenue is recognized when equipment is installed or when maintenance services are rendered. The Company defers revenues on prepaid agreements to maintain customer telephone equipment. The deferred revenues are recognized as revenue over the period the services are provided, which is generally 12 months.

     ACCOUNTS RECEIVABLE - Allowances for doubtful accounts receivable are established based on historical losses, experience and knowledge of specific items. No allowances have been established at December 31, 1998 and 1997 as management believes no material losses will be incurred from receivables.

     INVENTORY - Inventory is stated at the lower of average cost (first-in, first-out method) or market.

     PROPERTY AND EQUIPMENT - Property and equipment are stated at cost. Major additions and improvements are capitalized at cost, while maintenance and repairs which do not extend the useful lives of the respective assets are expensed. When assets are sold or retired, cost and accumulated depreciation are removed from the respective accounts. Any gains or losses resulting from disposal are included in current year income or loss.

     Property and equipment owned by the Company are depreciated using the straight-line method over the following useful lives:

                                                          USEFUL LIVES
                                                            IN YEARS
          Autos and trucks                                    3 - 5
          Equipment                                           3 - 7
          Furniture and fixtures                              3 - 5
          Leasehold improvements                             15 - 20

     INCOME TAXES - The Company uses an asset and liability approach to account for income taxes. Deferred income taxes are recognized for the tax consequences of temporary differences and operating loss and tax credit carryforwards by applying enacted tax rates applicable to future years to differences between the financial statement amounts and the tax bases of existing assets and liabilities. A valuation allowance is established if, in management's opinion, it is more likely than not that some portion of the deferred tax asset will not be realized. As of December 31, 1998, the Company's temporary differences between financial and tax bases of assets and liabilities are not material, and no deferred income taxes have been recognized.

     PRODUCT RETURNS AND WARRANTY - Product returned by the customer due to defective manufacture or failure during the manufacturer's warranty period is returned by the Company to the manufacturer in exchange for replacement product or refund.

     LONG-LIVED ASSETS - Management of the Company assesses recoverability of its long-lived assets whenever events or changes in circumstances indicate that the carrying amount of assets may not be recoverable. Recoverability is assessed and measured on long-lived assets using an estimate of the undiscounted future cash flows attributable to the asset. Impairment is measured based on future cash flows discounted at an appropriate rate.

     ADVERTISING - Advertising costs incurred by the company are expensed during the period in which the advertising occurs.

     FAIR VALUE DISCLOSURE - The Company's financial instruments include cash and cash equivalents, receivables, short-term payables, and notes payable. The carrying amounts of cash and cash equivalents, receivables, and short-term payables approximate fair value due to their short-term nature. The carrying amount of notes payable approximates fair value based on borrowing terms currently available to the Company.

3.   OPERATING LEASES

     The Company has operating leases for its office space and certain of its equipment. Lease expense during the years ended December 31, 1998 and 1997, totaled $84,947 and $86,380, respectively. The future minimum payments by year at December 31, 1998, are as follows:

          1999                                        $ 83,717
          2000                                          74,400
          2001                                           6,480
                                                      --------
                                                      $164,597
                                                      --------
                                                      --------

4.   INCOME TAXES

     The income tax provision consists of the following:

                                                                1998       1997

          Federal income tax benefit (expense)                 $9,689    $(52,788)
          State income taxes, net of federal benefit             -        (10,092)
                                                               ------    --------

                                                               $9,689    $(62,880)
                                                               ------    --------
                                                               ------    --------

     The difference between the statutory Federal income tax rate of 34% and the Company's effective Federal rate for the years ended December 31, 1998 and 1997, is due to state taxes and the effect of graduated tax rates.

5.   LINE OF CREDIT

     The Company has a line of credit agreement with a bank. The agreement permits advances up to $450,000 with interest at Chase Manhattan Bank Prime floating (8.5% at December 31, 1998) and expires September 30, 1999; however, management expects renewal of the agreement under similar terms. The agreement is collateralized by the Company's bank accounts, accounts receivable, inventory, contract rights, proceeds, goods, general intangibles and personal guarantee from the Company's majority shareholder. There was no amount outstanding on the line of credit at December 31, 1998. At December 31, 1997, the amount outstanding totaled $72,000.

6.   401(k) RETIREMENT PLAN

     The Company sponsors a 401(k) employee pension plan covering employees who meet minimum age and service requirements. Employees may elect to contribute up to 15% of their eligible compensation. Contributions by the Company are made at the discretion of management and vest ratably after one year over the term of a participant's employment at 20% per year. The Company made contributions to the plan totaling $15,520 and $11,447 during the years ended December 31, 1998 and 1997, respectively.

7.   MAJOR CUSTOMER

     Sales to the Company's largest customer amounted to approximately 11% of net sales for the year ended December 31, 1998. No individual customer in 1997 accounted for net sales in excess of 10%.

8.   SUBSEQUENT EVENTS

     The Company and its stockholders have entered into a definitive agreement with The Alliance Group, Inc. ("Alliance") pursuant to which the Company will be purchased by Alliance. All outstanding shares of the Company will be exchanged for cash and common stock of Alliance in conjunction with the consummation of the initial public offering of the common stock of Alliance.

     Subsequent to December 31, 1998, the Company recognized a loss of $161,428 for damaged inventory caused by a fire that occurred in January 1999. The Company has since received insurance proceeds of $205,016 related to the fire.

                                   * * * * * *

     UNTIL ____________, 1999, ALL DEALERS THAT EFFECT TRANSACTIONS IN THESE SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS OFFERING, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE DEALERS'OBLIGATION TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.






                                    [BACK COVER]

                                      PART II

                       INFORMATION NOT REQUIRED IN PROSPECTUS

                      INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The Company is incorporated under the laws of the State of Oklahoma.
Section 1031 ("Section 1031") of the Oklahoma General Corporation Act, as the same exists or may hereafter be amended, inter alia, provides that an Oklahoma corporation may indemnify any persons who were, are or are threatened to be made, parties to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or preceding, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was illegal. An Oklahoma corporation may indemnify any persons who are, were or are threatened to be made, a party to any threatened, pending or completed action or suit by or in the right of the corporation by reasons of the fact that such person was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests, provided that no indemnification is permitted without judicial approval if the officer, director, employee or agent is adjudged to be liable to the corporation. Where an officer, director, employee or agent is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such officer or director has actually and reasonably incurred.

     Section 1031 further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against him and incurred by him in any such capacity arising out of his status as such, whether or not the corporation would otherwise have the power to indemnify him under Section 1031.

     Alliance's Certificate of Incorporation, as amended, eliminates in certain circumstances the liability of directors for a breach of their fiduciary duty as directors. These provisions do not eliminate the liability of a director:

     - For a breach of the director's duty of loyalty to the Company or its stockholders;

     - For acts or omissions by a director not in good faith or which involve intentional misconduct or a knowing violation of law;

     - For liability relating to the declaration of dividends and purchase or redemption of shares in violation of the Oklahoma General Corporation Act; or

     - For any transaction from which the director derived an improper personal benefit.

     The Company's certificate of incorporation provides that the Company shall indemnify all of its directors and officers to the full extent permitted by the Oklahoma General Corporation Act. Under such provisions, any director or officer, who in his capacity as such, is made or threatened to be a made a party to any suit or proceeding, may be indemnified if the board of directors determines such director or officer acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the Company. The Certificate and the Oklahoma General Corporation Act further provide that such indemnification is not exclusive of any other rights to which such individuals may be entitled under the Certificate, any agreement, vote of stockholders or disinterested directors or otherwise.

     All of the Company's directors and officers will be covered by insurance policies maintained by it against certain liabilities for actions taken in their capacities as such.

                  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The following is a statement of estimated expenses, to be paid solely by the Company, in connection with the distribution of the securities being registered:

     SEC Registration Fee             $ 4,425
     Printing expenses                $
     Accounting fees and expenses     $
     Legal fees and expenses          $
     Miscellaneous expenses           $

          Total                       $

     * All amounts are estimated.


                        RECENT SALES OF UNREGISTERED SECURITIES

     On September 4, 1998, Alliance issued 100 shares of common stock, par value $.01, to David W. Aduddell for aggregate consideration of $1.00 and certain intangible personal property, including business plans, organizational documents and economic projections relating to several consolidating company opportunities. The transaction was exempt from registration under Section 4(2) of the Securities Act because no public offering was involved.

     On September 8, 1998, Alliance issued 167 shares of common stock, par value $.01, to Ricky Naylor for aggregate consideration of $500,000, which consisted of $10.00 in cash and a binding agreement to pay Alliance $499,990 on demand. The transaction was exempt from registration under Section 4(2) of the Securities Act because no public offering was involved.

                                INDEX TO EXHIBITS

EXHIBIT
  NO.                            DESCRIPTION
-------                          -----------
  1.1          Form of Underwriting Agreement.

  2.1          Agreement and Plan of Merger, dated March 10, 1999, by and among
                 The Alliance Group, Inc., Alliance Acquisition V Corp., Access
                 Communications Services, Inc,. David Aduddell and Steve
                 Aduddell, and form of employment and/or consulting agreement attached as exhibit thereto.

  2.2          Agreement and Plan of Merger, dated March 10, 1999, by and among
                 The Alliance Group, Inc., Alliance Acquisition VI Corp.,
                 American Telecom, Inc., Tony B. Alexander and William R.
                 Pearson, and form of employment and/or consulting agreement attached as exhibit thereto.

  2.3          Agreement and Plan of Merger, dated March 9, 1999, by and among
                 The Alliance Group, Inc., Alliance Acquisition VII Corp.
                 Banner Communications, Inc., Charles O'Toole and Phillip Rodger
                 Williams, and form of employment and/or consulting agreement attached as exhibit thereto.

  2.4          Agreement and Plan of Merger dated March 9, 1999, by and among
                 The Alliance Group, Inc., Alliance Acquisition IX Corp.,
                 Communication Services, Inc. and Steve Williams, and form of employment and/or consulting agreement attached as exhibit thereto.

  2.5          Agreement and Plan of Merger dated March 10, 1999, by and among
                 The Alliance Group, Inc., Alliance Acquisition VII Corp.,
                 Commercial Telecom Systems, Inc., John Whitten, Mark Whitten and Jody Slape, and form of employment and/or consulting agreement attached as exhibit thereto.

  2.6          Amendment to Agreement and Plan of Merger dated March 24, 1999, by and among The Alliance Group, Inc., Alliance Acquisition
                 XIII Corp., Commercial Telecom Systems, Inc., John Whitten,
                 Mark Whitten and Jody Slape.

  2.7          Agreement and Plan of Merger dated March 10, 1999, by and among
                 The Alliance Group, Inc., Alliance Acquisition III Corp.,
                 Nobel Systems, Ken Blood, David Andres and Jim Pearson, and form of employment and/or consulting agreement attached as exhibit thereto.

  2.8          Agreement and Plan of Merger dated March 10, 1999, by and among
                 The Alliance Group, Inc., Alliance Acquisition II Corp.,
                 Perkins Office Machines, Inc. and Jack Perkins, and form of employment and/or consulting agreement attached as exhibit thereto.

  2.9          Agreement and Plan of Merger dated March 10, 1999, by and among
                 The Alliance Group, Inc., Alliance Acquisition X Corp., Telkey
                 Communications, Inc., Michael P. Murphy and Deborah S. Murphy, and form of employment and/or consulting agreement attached as exhibit thereto.

  2.10         Agreement and Plan of Merger dated March 10, 1999, by and among
                 The Alliance Group, Inc., Alliance Acquisition I Corp., Terra
                 Telecom, Inc., Jerry McCart, Paula L. McCart, Ron Crainshaw and Lora M. Crainshaw, and form of employment and/or consulting agreement attached as exhibit thereto.

  2.11         Agreement and Plan of Merger dated March 12, 1999, by and among
                 The Alliance Group, Inc., Alliance Acquisition XI Corp.,
                 Travis Business Systems, Inc., Wylie Limited Partnership,
                 Gregory Mantia and Scott McCrory, and form of employment and/or consulting agreement attached as exhibit thereto.

  2.12         Asset Purchase Agreement dated March 10, 1999, by and among
                 The Alliance Group, Inc., Alliance Acquisition IV Corp. and
                 Able Communications Incorporated, and allocation of purchase price attached as exhibit thereto.

  2.13         Asset Purchase Agreement dated March 10, 1999, by and among The
                 Alliance Group,Inc., Alliance Acquisition XI Corp., Electrical and Instrument Sales Corp. d/b/a EIS Communications, and
                 Electronic Information Systems, L.L.C, and allocation of purchase price and form of employment and/or consulting agreement attached as exhibits thereto.

  2.14         Asset Purchase Agreement dated March 10, 1999, by and among
                 The Alliance Group, Inc., Alliance Acquisition XIII Corp.
                 and The Phone Man Sales and Services, Inc., and allocation of purchase price attached as exhibit thereto.

  2.15         Amendment to Agreement and Plan of Merger dated April 5, 1999, by and among The Alliance Group, Inc., Alliance Acquisition V
                 Corp., Access Communications Services, Inc., David Aduddell and Steve Aduddell.

  3.1          Amended and Restated Certificate of Incorporation of the
                 Registrant.

  3.2          Bylaws of the Registrant.


  4.1          Form of Certificate representing Common Stock.

  5.1          Opinion of McAfee & Taft A Professional Corporation.

 10.1          Form of Warrant to be issued to John Whitten.

 10.2          Promissory Note to Ricky Naylor.

 21.1          Subsidiaries of the Registrant.

 23.1          Consent of Deloitte & Touche LLP.

 23.2          Consent of Hunter, Atkins & Russell, PLC.

 23.3          Consent of Saxon & Knol P.C.

 23.4          Consent of McAfee & Taft A Professional Corporation (contained in Exhibit 5.1).

 23.5          Consent of Larry Travis.

 24.1          Powers of Attorney (included on the signature page of this
                 Registration Statement).

 27.1          Financial Data Schedule.

                                 UNDERTAKINGS

     The small business issuer will provide to the underwriter at the closing specified in the underwriting agreement, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

     In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     The undersigned small business issuer will:

     (1) For determining any liability under the Securities Act, treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the small business issuer under Rule 424(b)(1), or (4) or 497(h) under the Securities Act as part of this registration statement as of the time the Commission declared it effective.

     (2) For determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, Alliance has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oklahoma City, State of Oklahoma, on April 15, 1999.

                             The Alliance Group, Inc.

                             By: /s/ WILLIAM J. HARTWIG
                                ------------------------------
                             William J. Hartwig
                             President

     Each person whose signature appears below on this Registration Statement hereby constitutes and appoints William J. Hartwig and Joseph O. Evans with full power to act without the other, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities (until revoked in writing) to sign any and all amendments (including post-effective amendments and amendments thereto) to this registration statement, including any registration statement filed pursuant to Rule 462 under the Securities Act of 1933, and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary fully to all intents and purposes as he might do or could do in person thereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement was signed by the following persons on April 15, 1999, in the capacities indicated:

            SIGNATURE                          CAPACITY
            ---------                          --------

     /s/ Ricky Naylor              Chairman of the Board and Director
     -----------------------
         Ricky Naylor

     /s/ William J. Hartwig        President and Chief Operating Officer
     -----------------------       (Principal Executive Officer)
         William J. Hartwig

     /s/ Joseph O. Evans           Chief Financial Officer (Principal Financial
     -----------------------       Officer)
         Joseph O. Evans

     /s/ Debra G. Morehead         Chief Accounting Officer (Principal
     -----------------------       Accounting Officer)
         Debra G. Morehead

                                 INDEX TO EXHIBITS

EXHIBIT                                                                               METHOD OF
  NO.                            DESCRIPTION                                           FILING
-------                          -----------                                          ---------
  1.1          Form of Underwriting Agreement.                                    To be filed by Amendment

  2.1          Agreement and Plan of Merger, dated March 10, 1999, by and among   Filed herewith Electronically
                 The Alliance Group, Inc., Alliance Acquisition V Corp., Access
                 Communications Services, Inc,. David Aduddell and Steve
                 Aduddell, and form of employment and/or consulting agreement attached as exhibit thereto.

  2.2          Agreement and Plan of Merger, dated March 10, 1999, by and among   Filed herewith Electronically
                 The Alliance Group, Inc., Alliance Acquisition VI Corp.,
                 American Telecom, Inc., Tony B. Alexander and William R.
                 Pearson, and form of employment and/or consulting agreement attached as exhibit thereto.

  2.3          Agreement and Plan of Merger, dated March 9, 1999, by and among    Filed herewith Electronically
                 The Alliance Group, Inc., Alliance Acquisition VII Corp.
                 Banner Communications, Inc., Charles O'Toole and Phillip Rodger
                 Williams, and form of employment and/or consulting agreement attached as exhibit thereto.

  2.4          Agreement and Plan of Merger dated March 9, 1999, by and among     Filed herewith Electronically
                 The Alliance Group, Inc., Alliance Acquisition IX Corp.,
                 Communication Services, Inc. and Steve Williams, and form of employment and/or consulting agreement attached as exhibit thereto.

  2.5          Agreement and Plan of Merger dated March 10, 1999, by and among    Filed herewith Electronically
                 The Alliance Group, Inc., Alliance Acquisition VII Corp.,
                 Commercial Telecom Systems, Inc., John Whitten, Mark Whitten
                 and Jody Slape, and form of employment and/or consulting
                 agreement attached as exhibit thereto.

  2.6          Amendment to Agreement and Plan of Merger dated March 24, 1999,    Filed herewith Electronically
                 by and among The Alliance Group, Inc., Alliance Acquisition
                 XIII Corp., Commercial Telecom Systems, Inc., John Whitten,
                 Mark Whitten and Jody Slape.

  2.7          Agreement and Plan of Merger dated March 10, 1999, by and among    Filed herewith Electronically
                 The Alliance Group, Inc., Alliance Acquisition III Corp.,
                 Nobel Systems, Ken Blood, David Andres and Jim Pearson, and
                 form of employment and/or consulting agreement attached as exhibit thereto.

  2.8          Agreement and Plan of Merger dated March 10, 1999, by and among    Filed herewith Electronically
                 The Alliance Group, Inc., Alliance Acquisition II Corp.,
                 Perkins Office Machines, Inc. and Jack Perkins, and form of employment and/or consulting agreement attached as exhibit thereto.

  2.9          Agreement and Plan of Merger dated March 10, 1999, by and among    Filed herewith Electronically
                 The Alliance Group, Inc., Alliance Acquisition X Corp., Telkey
                 Communications, Inc., Michael P. Murphy and Deborah S. Murphy,
                 and form of employment and/or consulting agreement attached as exhibit thereto.

  2.10         Agreement and Plan of Merger dated March 10, 1999, by and among    Filed herewith Electronically
                 The Alliance Group, Inc., Alliance Acquisition I Corp., Terra
                 Telecom, Inc., Jerry McCart, Paula L. McCart, Ron Crainshaw
                 and Lora M. Crainshaw, and form of employment and/or consulting agreement attached as exhibit thereto.

  2.11         Agreement and Plan of Merger dated March 12, 1999, by and among    Filed herewith Electronically
                 The Alliance Group, Inc., Alliance Acquisition XI Corp.,
                 Travis Business Systems, Inc., Wylie Limited Partnership,
                 Gregory Mantia and Scott McCrory, and form of employment and/or consulting agreement attached as exhibit thereto.

  2.12         Asset Purchase Agreement dated March 10, 1999, by and among        Filed herewith Electronically
                 The Alliance Group, Inc., Alliance Acquisition IV Corp. and
                 Able Communications Incorporated, and allocation of purchase price attached as exhibit thereto.

  2.13         Asset Purchase Agreement dated March 10, 1999, by and among The    Filed herewith Electronically
                 Alliance Group,Inc., Alliance Acquisition XI Corp., Electrical
                 and Instrument Sales Corp. d/b/a EIS Communications, and
                 Electronic Information Systems, L.L.C, and allocation of
                 purchase price and form of employment and/or consulting
                 agreement attached as exhibits thereto.

  2.14         Asset Purchase Agreement dated March 10, 1999, by and among        Filed herewith Electronically
                 The Alliance Group, Inc., Alliance Acquisition XIII Corp.
                 and The Phone Man Sales and Services, Inc., and allocation of purchase price attached as exhibit thereto.

  2.15         Amendment to Agreement and Plan of Merger dated April 5, 1999,     Filed herewith Electronically
                 by and among The Alliance Group, Inc., Alliance Acquisition V
                 Corp., Access Communications Services, Inc., David Aduddell
                 and Steve Aduddell.

  3.1          Amended and Restated Certificate of Incorporation of the           Filed herewith Electronically
                 Registrant.

  3.2          Bylaws of the Registrant.                                          Filed herewith Electronically


  4.1          Form of Certificate representing Common Stock.                     To be filed by Amendment

  5.1          Opinion of McAfee & Taft A Professional Corporation.               To be filed by Amendment

 10.1          Form of Warrant to be issued to John Whitten.                      To be filed by Amendment

 10.2          Promissory Note to Ricky Naylor.                                   To be filed by Amendment

 21.1          Subsidiaries of the Registrant.                                    Filed herewith Electronically

 23.1          Consent of Deloitte & Touche LLP.                                  Filed herewith Electronically

 23.2          Consent of Hunter, Atkins & Russell, PLC.                          Filed herewith Electronically

 23.3          Consent of Saxon & Knol P.C.                                       Filed herewith Electronically

 23.4          Consent of McAfee & Taft A Professional Corporation (contained     To be filed by Amendment
                 in Exhibit 5.1).

 23.5          Consent of Larry Travis.                                           Filed herewith Electronically

 24.1          Powers of Attorney (included on the signature page of this         Filed herewith Electronically
                 Registration Statement).

 27.1          Financial Data Schedule.                                           Filed herewith Electronically